     As filed with the Securities and Exchange Commission on April 16, 1999
                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                             EQUISTAR CHEMICALS, LP

                          EQUISTAR FUNDING CORPORATION
          (Exact name of each registrant as specified in its charter)

              Delaware                            2869                 76-0550481
              Delaware                            2869                 51-0388569
    (State or other jurisdiction      (Primary Standard Industrial  (I.R.S. Employer
  of incorporation or organization)    Classification Code Number) Identification No.)

                                                 Gerald A. O'Brien
                                             Vice President, Secretary
                                                and General Counsel
   1221 McKinney Street, Suite 700        1221 McKinney Street, Suite 700
        Houston, Texas 77010                    Houston, Texas 77010
           (713) 652-4560                          (713) 652-4560
  (Address, including zip code, and   (Name, address, including zip code, and
          telephone number,                      telephone number,
    including area code, of each     including area code, of agent for service
  registrants' principal executive              for each registrant)
              offices)

                                    Copy to:

                               Darrell W. Taylor
                             Baker & Botts, L.L.P.
                              3000 One Shell Plaza
                              Houston, Texas 77002
                                 (713) 229-1234

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

                        Calculation of Registration Fee

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          Proposed
 Title of each class of               maximum offering     Proposed
    securities to be     Amount to be  price per share maximum aggregate     Amount of
       registered         registered         (1)       offering price (1) registration fee
------------------------------------------------------------------------------------------
8 1/2% Notes due 2004... $300,000,000       100%         $300,000,000         $ 83,400
8 3/4% Notes due 2009... $600,000,000       100%         $600,000,000         $166,800
------------------------------------------------------------------------------------------
  Total................. $900,000,000                    $900,000,000         $250,200
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS              Subject to completion, dated April 16, 1999.

                             Equistar Chemicals, LP
                          Equistar Funding Corporation

                                  $900,000,000

                               Offers to Exchange

      All Outstanding                             Registered

      8 1/2% Notes due 2004           for         8 1/2% Notes due 2004
                                      for
      8 3/4% Notes due 2009                       8 3/4% Notes due 2009

The new notes

 . will be freely tradeable

 . are substantially identical to the outstanding notes

 . will accrue interest at the same rate per annum as the outstanding notes payable semiannually in arrears on each February 15 and August 15, beginning August 15, 1999

 . will be unsecured and will rank equally with outstanding notes that are not exchanged and all other unsecured and unsubordinated indebtedness

 . will not be listed on any securities exchange or on any automated dealer quotation system

The exchange offers

 . expire at 5:00 p.m., New York City time, on                     , 1999,
  unless extended

 . are not conditioned on any minimum aggregate principal amount of outstanding notes being tendered

  In addition, you should note that

 . all outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes that are registered under the Securities Act of 1933

 . tenders of outstanding notes may be withdrawn any time before the expiration of the exchange offers

 . the exchange of outstanding notes for new notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes
   You should consider carefully the risk factors beginning on page 7 of this prospectus before participating in the exchange offers.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The date of this prospectus is                     , 1999.

                               ----------------

   Each broker-dealer that receives new notes for its own account using the registered exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. Equistar and Equistar Funding have agreed that, for a period of 180 days after the exchange offers expire, they will make this prospectus available to any broker-dealer for use in connection with any resale. See "Plan of Distribution."

                               Prospectus Summary

   This summary highlights information from this prospectus, but does not contain all information that is important to you. This prospectus includes specific terms of the exchange offers, information about our business and detailed financial data. We encourage you to read the detailed information and financial statements and the related notes appearing elsewhere in this prospectus in their entirety.

                                 About Equistar

   Equistar is one of the largest chemical producers in the world with total 1998 pro forma revenues of $5 billion and $7 billion of assets at the end of 1998. It is the world's second-largest, and North America's largest, producer of ethylene, the world's most widely used petrochemical. Equistar is also the largest producer of polyethylene and propylene in North America.

   Equistar's petrochemicals segment manufactures and markets olefins, oxygenated chemicals, aromatics and speciality chemicals. Equistar's olefins are ethylene, propylene and butadiene and its oxygenated chemicals include ethylene oxide, ethylene glycol, ethanol and methyl tertiary butyl ether. Equistar's aromatics are benzene and toluene. Equistar's polymers segment manufactures and markets polyolefins, including high density polyethylene, low density polyethylene, linear low density polyethylene, polypropylene and performance polymers. Equistar's performance polymers include enhanced grades of polyethylene such as wire and cable resins, and polymeric powders.

   Equistar was formed in December 1997 as a Delaware limited partnership owned by Lyondell Chemical Company and Millennium Chemicals Inc. Lyondell contributed substantially all of the assets of its petrochemicals and polymers business segments. Millennium contributed substantially all of the assets of its polyethlene and related products, performance polymers and ethyl alcohol businesses. In May 1998, Lyondell, Millennium, Equistar and Occidental Petroleum Corporation consummated a series of transactions to expand Equistar through the addition of Occidental petrochemical assets. Lyondell's aggregate interest in Equistar is 41%. Millennium's aggregate interest is 29.5%. Occidental's aggregate interest is 29.5%.

                             About Equistar Funding

   Equistar Funding, a wholly owned subsidiary of Equistar, is a Delaware corporation formed for the sole purpose of facilitating the financing activities of Equistar. The outstanding notes were co-issued by Equistar and Equistar Funding. Equistar and Equistar Funding are also co-issuers of the new notes.

                         Summary of the Exchange Offers

   On February 16, 1999, we completed the private offering of the outstanding notes.

   We entered into an exchange and registration rights agreement with the initial purchasers in the private offering. We agreed to deliver this prospectus to you and to use our best efforts to complete the exchange offers within 180 days after the date we issued the outstanding notes. You are entitled to exchange your outstanding notes for new notes with substantially identical terms.

   You should read the discussion under the headings "--Summary of Terms of the New Notes" beginning on page 5 and "Description of the New Notes" beginning on page 84 for further information regarding the new notes.

   We summarize the terms of the exchange offers below. You should read the discussion under the heading "The Exchange Offers" beginning on page 74 for further information regarding the exchange offers and resale of the new notes.

The Exchange Offers.........  We are offering to issue to you:

                              . new 8 1/2% notes due 2004 in exchange for your
                                outstanding 8 1/2% notes due 2004

                              . new 8 3/4% notes due 2009 in exchange for your
                                outstanding 8 3/4% notes due 2009

Expiration Date.............  The exchange offers will expire at 5:00 p.m., New
                              York City time, on         , 1999, or at a later
                              date and time to which we extend it. We may choose to extend one of the exchange offers without extending the other.

Withdrawal of Tenders.......  You may withdraw your tender of outstanding notes at any time before the expiration date.

Conditions to the Exchange    We will not be required to accept outstanding
 Offers.....................  notes for exchange if the exchange offers would violate applicable law or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offers.
                              The exchange offers are not conditioned on each other or on any minimum aggregate principal amount of outstanding notes being tendered.
                              Please read the section "The Exchange Offers--
                              Conditions to the Exchange Offers" beginning on page 76 for more information regarding the conditions to the exchange offers.

Procedures for Tendering
 Outstanding Notes..........
                              If your outstanding notes are held through The Depository Trust Company and you wish to participate in the exchange offers, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us, among other things, that

                              . any new notes you receive will be acquired in
                                the ordinary course of your business

                              . you have no arrangement or understanding with
                                any person or entity to participate in the distribution of the new notes

                              . if you are not a broker-dealer, you are not
                                engaged in and do not intend to engage in the distribution of the new notes

                              . if you are a broker-dealer that will receive
                                new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of those new notes

                              . you are not our "affiliate," as defined in Rule
                                405 of the Securities Act of 1933, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act of 1933

Guaranteed Delivery           If you wish to tender your outstanding notes and
 Procedures.................  cannot comply, before the expiration date, with the applicable procedures under the automated tender offer program of The Depository Trust
                              Company, you must tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offers--Guaranteed
                              Delivery Procedures" on page 81.

U.S. Federal Income Tax
 Considerations.............
                              The exchange of outstanding notes for new notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. Please read "Federal Income Tax Considerations" beginning on page 91.

Use of Proceeds.............  We will not receive any cash proceeds from the issuance of new notes.

                               The Exchange Agent

   We have appointed The Bank of New York as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

       For Delivery by Mail:

                                        For Overnight Delivery Only or by Hand:

        The Bank of New York                      The Bank of New York
     101 Barclay St., floor 7E                      101 Barclay St.
         New York, NY 10286                 Corporate Trust Services Window
         Attn: Reorg. Dept.                           Ground Level
                                                   New York, NY 10286
                                                   Attn: Reorg. Dept.

          By Facsimile Transmission (for eligible institutions only):

                                 (212) 815-6339
                                  Attn:

                                       or

                                 (212) 815-4699
                                  Attn:

                                To Confirm Receipt:



                                       or

                       Summary of Terms of the New Notes

   The new notes will be freely tradeable and otherwise substantially identical to the outstanding notes. The new notes will not have registration rights or provisions for additional interest. The new notes will evidence the same debt as the outstanding notes, and the outstanding notes and the new notes will be governed by the same indenture.

Securities Offered..........  $300 million of 8 1/2% notes due 2004.

                              $600 million of 8 3/4% notes due 2009.

Co-Issuers..................  The new notes will be joint and several obligations of Equistar and Equistar Funding.

Maturity Dates..............  The new 8 1/2% notes will mature on August 15,
                              2004.

                              The new 8 3/4% notes will mature on August 15, 2009.

Interest Payment Dates......  February 15 and August 15 of each year, commencing August 15, 1999.

Limited Recourse............  None of Lyondell, Millennium, Occidental or any
                              of their subsidiaries or affiliates, other than Equistar and Equistar Funding, are obligated to pay the new notes.

Optional Redemption.........  At any time, we may redeem any and all of the new notes. We will pay a redemption price equal to the greater of 100% of the principal amount of the notes we redeem or a redemption price as described under the heading "Description of New Notes--Optional Redemption" on page 85. We will also pay accrued and unpaid interest.

Sinking Fund................  None.

Ranking.....................  The new notes:

                              . will be senior unsecured indebtedness of
                                Equistar and Equistar Funding

                              . will rank equal in right of payment with any
                                outstanding notes that are not exchanged and with all of our existing and future unsecured and unsubordinated indebtedness and senior to any future subordinated indebtedness

Restrictive Covenants.......  The outstanding notes have been and the new notes will be issued under an indenture containing restrictive covenants for your benefit. These covenants restrict our ability to

                              . incur indebtedness secured by liens

                              . engage in sale and leaseback transactions

                              . sell all or substantially all of our assets or
                                merge with another entity

Form of New Notes...........  The new notes will be represented by one or more permanent global securities deposited with The Depository Trust Company. You will not receive certificates for your new notes unless one of the events described under the heading "Book Entry; Delivery and Form--Certificated Notes" on page 94 occurs. Instead, beneficial ownership interests in the new notes will be shown on, and transfers of beneficial ownership will be effected only through, book-entry records maintained by The Depository Trust Company.

Rights Under Exchange and
 Registration Rights
 Agreement..................
                              If we fail to complete the exchange offers as required by the exchange and registration rights agreement, we will be obligated to pay additional interest to holders of the outstanding notes.

                                  Risk Factors

   Please read "Risk Factors" beginning on page 7 and carefully consider the risk factors before participating in the exchange offers.

                          Principal Executive Offices

   Our principal executive offices are located at 1221 McKinney Street, Suite 700, Houston, Texas 77010 and our telephone number is (713) 652-7200.

                                  Risk Factors

   You should carefully consider the risks below before participating in the exchange offers. The risks and uncertainties described below are not the only ones relating to the new notes or Equistar. Additional risks and uncertainties not presently known to us or that we currently do not believe are material may also impair our business operations.

   If any of the following risks actually occurs, our business, financial condition or results of operations, and your investment in the notes, could be materially adversely affected.

Risk Factors Relating to the New Notes and the Exchange Offers

If you fail to exchange your outstanding notes, the existing transfer restrictions will remain in effect; the market value of your outstanding notes may be adversely affected because of a smaller float.

   If you do not exchange your outstanding notes for new notes under the exchange offers, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes.

   The tender of outstanding notes under the exchange offers will reduce the aggregate principal amount of the notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold due to a reduction in liquidity.

There is no public market for the new notes, and we do not intend to list them on any securities exchange or automated quotation system.

   There is no existing public market for the new notes. We cannot provide any assurance about

  . the liquidity of any markets that may develop for the new notes

  . your ability to sell your new notes

  . the prices at which you will be able to sell your new notes

   Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our operating results, ratings of the new notes and the market for similar securities. The initial purchasers of the outstanding notes have advised us that they presently intend to make a market in the new notes after completion of the exchange offers. However, those purchasers do not have any obligation to do so, and they may discontinue any market-making activities at any time without any notice.

   We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system.

None of the partners of Equistar or their affiliates will have any liability for payments of principal or interest on the new notes.

   Our ability to make payments on the new notes is solely dependent upon Equistar's ability to generate sufficient cash from operations. If we fail to fulfill our obligations under the new notes or the indenture, you will not have the right to recover against any of Equistar's partners, whether as a general partner or limited partner or otherwise, or against the partners' respective parents or other affiliates.

Risk Factors Relating to Equistar's Business

The petrochemical and polymer industries are highly cyclical, and Equistar's results will be affected by external factors beyond our control.

   External factors beyond our control, such as general economic conditions, competitor action, international events and circumstances and governmental regulation in the United States and abroad, can cause volatility in feedstock prices. These external factors can also cause fluctuations in demand for our products as well as our prices and margins. In addition, these external factors can magnify the impact of economic cycles on our business.

   Equistar and its predecessors' historical operating results reflect the cyclical and volatile nature of the petrochemical and polymer industries. The petrochemical and polymer industries are mature, and industry margins are sensitive to cyclical petrochemical supply and demand balances. The petrochemical and polymer industries historically experience alternating periods of tight supply, causing prices and profit margins to increase, followed by periods when substantial additional capacity is added resulting in oversupply and declining prices and profit margins. A number of our products are highly dependent on durable goods markets, such as housing and automotive, that are themselves particularly cyclical.

Changes in commodities prices cannot be controlled and will affect Equistar's results.

   Due to the commodity nature of most of Equistar's products, we are not necessarily able to protect our market position by product differentiation, or pass on cost increases to our customers. Accordingly, increases in raw material and other costs do not necessarily correlate with changes in product prices, either in the direction of the price change or in magnitude.

There is overcapacity in the petrochemical and polymer industries which results in lower operating rates and margins.

   Currently, there is overcapacity in the petrochemical and polymer industries. Moreover, a number of participants in various segments of the petrochemical and polymer industries have announced plans for expansion of plant capacity. There can be no assurance that future growth in product demand will be sufficient to utilize this additional, or even current, capacity. Excess industry capacity may lower our operating rates and margins.

External factors will cause quarter-to-quarter results to vary.

   Equistar's quarterly results may vary significantly depending on various factors, most of which are out of our control, including

  . changes in the prices of and demand for our products

  . changes in feedstock costs

  . changes in supply arrangements

  . developments in foreign markets

  . unanticipated expenses

  . unscheduled downtime and maintenance

Actions we take will cause quarter-to-quarter results to vary.

   The actual mix of operating rates at our facilities will impact the comparison of period-to-period results. We commonly take actions that are intended to yield long-term benefits, but may increase the variance of results from quarter to quarter or even from year to year. For example, Equistar regularly adjusts the operating rate of its facilities to optimize production costs and margins. Different facilities may have differing operating rates from period to period depending on many factors, such as feedstock costs, transportation costs and supply and demand for the product produced at the facility during that period. As a result, individual facilities may be operated below or above rated capacities in any period.

   We will incur costs of any temporary shut-downs of our facilities. Equistar may idle a facility for an extended period of time because an oversupply of a certain product and/or a lack of demand for that product makes production uneconomical. These temporary shut-downs could last for several quarters, and we will incur costs, including the expenses of the shut-down and restart of these facilities that may affect quarterly results when shut-downs and start-ups occur.

   Equistar enters into exchange arrangements with other producers whereby Equistar exchanges product in expectation of repayment in another period. If we lend product to other producers, we will incur production costs, but will not necessarily have corresponding increases in revenues and cash flow in the same period. If we borrow product, we will see an increase in revenues and cash flow, but will not necessarily incur the costs required to produce the product in the same period. These exchange arrangements may also affect the comparison of period to period results.

Equistar may be active in adding assets or in disposing of assets, which could affect short-term results of operations.

   The purchase or sale of assets may often affect the results of operations of Equistar in the short term because of the costs associated with these transactions. Equistar actively seeks opportunities to maximize the value of its assets, including combining its assets with those of third parties to operate more efficiently or create greater value. In many circumstances, maximizing value will be achieved through the purchase or sale of assets or through contractual arrangements or joint ventures.

We will require a significant amount of cash to service our indebtedness, and our ability to generate cash depends on many factors beyond our control.

   Our ability to make payments on and to refinance our indebtedness, including the new notes, and to fund working capital and planned capital expenditures will depend on our ability to generate cash in the future. Several factors beyond our control will effect our ability to make these payments and refinancings, including

  . uncertainties associated with the United States and worldwide economies

  . prices of feedstocks and products

  . current and potential governmental actions

  . operating interruptions including leaks, explosions, fires, mechanical failure, transportation interruptions and spills, releases and other environmental risks

   Equistar's $1.25 billion five-year revolving credit facility requires that Equistar maintain compliance with specified financial ratios and covenants. The ability of Equistar to comply with these ratios and covenants may be affected by events beyond its control. The failure of Equistar to comply with the required covenants could permit the lenders to declare all borrowings outstanding under the credit facility to be due and payable. If this were to occur, Equistar cannot assure you that its assets would be sufficient to repay the indebtedness under the credit facility. At the date of this prospectus, the amount outstanding under the $1.25 billion revolving credit facility is $750 million.

   We cannot assure you

  . that Equistar's business will generate sufficient cash flow from operations

  . that further anticipated cost savings and operating improvements will be realized

  . that future borrowings will be available under the $1.25 billion revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including the new notes on or before maturity

  . that we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all

Environmental compliance, cleanup and other requirements can significantly impact Equistar's operations.

   Equistar is subject to stringent environmental, health and safety laws and regulations addressing air emissions, water discharges, generation, handling and disposal of waste, and other aspects of its operations. Typically, these laws provide for substantial fines and potential criminal sanctions for violations. Several of these laws, including the Superfund law, also impose extensive requirements relating to investigation and cleanup of contamination. In addition, Equistar may face liability for alleged personal injury or property damage due to exposure to chemicals at its facilities or chemicals which it otherwise manufactures, handles or owns.

   Equistar incurs capital and operating costs to comply with environmental, health and safety laws and regulations. Although we believe Equistar is in material compliance with environmental, health and safety laws and regulations, from time to time Equistar receives and addresses notices of violation. Environmental costs also may arise from changes in laws and regulations and from identification of additional areas of contamination requiring investigation or cleanup. We cannot predict with certainty the extent of Equistar's future liabilities and costs under environmental, health and safety laws and regulations, but expect that it will continue to be significant.

Year 2000 disruptions in operations of Equistar or third parties could adversely affect Equistar.

   Systems that do not properly recognize and process date-sensitive information could generate erroneous data, or even fail, as the year 2000 approaches. Equistar is conducting reviews of its key computer systems and has identified a number of systems that could be affected by the year 2000 issue. Equistar is upgrading these systems to allow them to function properly. If these steps are not completed successfully in a timely manner, Equistar's operations and financial performance could be adversely affected through disruptions in operations.

   Disruptions in the operations of third parties could potentially disrupt Equistar's operations as well. Equistar relies on services, energy and raw materials from third parties who may or may not be adversely affected by the year 2000 issue.

A change in control or exit of one or more of Lyondell, Millennium or Occidental could adversely affect Equistar.

   Any one or more of Lyondell, Millennium or Occidental may transfer control of their interests in Equistar. We cannot predict how the transfer of a partnership interest, or of control of an owner, to a third party could affect the operation or business of Equistar. A change in control of any of Lyondell, Millennium or Occidental would also mean a change in control of Equistar. There is no substantive restriction on the ability of Lyondell, Millennium or Occidental to engage in business combination transactions, such as mergers or sales of a majority of assets, that would result in a change in control of any one of them.

   The $1.25 billion revolving credit facility provides that an event of default occurs if Lyondell, Millennium and Occidental, collectively, cease to own at least a majority interest in Equistar. An event of default under the $1.25 billion revolving credit facility would permit the lenders to declare amounts outstanding under the credit facility immediately due and payable and to terminate certain lending obligations.

                             Cautionary Statement

   This prospectus is part of a registration statement we filed with the Securities and Exchange Commission.

  . You should rely on the information or representations provided in this prospectus

  . We have not authorized any person to provide information in this prospectus other than that provided in this prospectus

  . We have not authorized anyone to provide you with different information

  . We are not making an offer of these securities in any jurisdiction where the offer is not permitted

  . You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document

                          Forward-Looking Information

   Some of the statements contained in this prospectus, in particular under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Equistar's Business," are "forward-looking statements." We use the terms "plan," "intend," "budget," "forecast," "will," "could" and "should" and similar expressions to identify forward-looking statements. These statements

  . address activities, events or developments that we expect, believe, anticipate or estimate will or may occur in the future

  . are based on assumptions and analyses that we have made and that we believe are reasonable

  . are based on various risks and uncertainties, general economic and business conditions, business opportunities that may be presented to and pursued by us from time to time, changes in laws or regulations and other factors, many of which are beyond our control

   Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether the forward-looking statements ultimately prove to be accurate. Although we believe the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, and we cannot assure you that these expectations will prove to have been correct. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. See "Risk Factors" beginning on page 7.

   We undertake no obligation to publically update or revise any forward-looking statements, whether as a result of new information or otherwise. All oral or written forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

                                Use of Proceeds

   We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the new notes will be retired and canceled and cannot be re-issued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

                                 Capitalization

   The following table sets forth our capitalization as of December 31, 1998

  . on a historical basis

  . as adjusted to reflect the sale of the outstanding notes and the application of the proceeds from that sale

   We used the net proceeds to terminate the outstanding balance under the $500 million credit facility, to repay the $205 million of capital lease obligations, repay indebtedness outstanding under the $1.25 billion revolving credit facility and for partnership working capital. We will retire $150 million aggregate principal amount of 10.00% Notes upon their June 1999 maturity.

   You should read this table in conjunction with "Selected Historical and Pro Forma Financial and Operating Data of Equistar," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and the related notes and other financial and operating data included elsewhere in this prospectus.

                                                             December 31, 1998
                                                           ----------------------
                                                           Historical As Adjusted
                                                           ---------- -----------
                                                           (millions of dollars)
Cash and cash equivalents.................................   $   66     $   66
                                                             ======     ======
Long-term debt, including current maturities:
  Capital lease obligations...............................   $  205         --
  $1.25 billion revolving credit facility(a)..............    1,150     $  765
  $500 million facility(b)................................      152         --
  10.00% Notes due 1999...................................      150         --
  9.125% Notes due 2002...................................      100        100
  Medium-term notes (due 1999-2005).......................      163        163
  6.50% Notes due 2006....................................      150        150
  7.55% Debentures due 2026...............................      150        150
  8 1/2% Notes due 2004...................................       --        300
  8 3/4% Notes due 2009...................................       --        600
                                                             ------     ------
    Total long-term debt, including current maturities....    2,220      2,228
                                                             ------     ------
Partners' capital.........................................    3,885      3,885
                                                             ------     ------
Total capitalization......................................   $6,105     $6,113
                                                             ======     ======
Debt to total capitalization ratio........................       36%        36%
                                                             ======     ======

--------
(a) The aggregate amount outstanding under the bank credit facility as of April 1, 1999 was $750 million.
(b) Terminated in February 1999 following repayment of the outstanding balance with proceeds from the offering of the outstanding notes.

                            The Partners of Equistar

Lyondell

   Lyondell is a global chemical company with leading market positions in all of its major products, world-scale production capacity and low-cost operations. Lyondell acquired its intermediate chemicals and derivatives business through the acquisition of ARCO Chemical Company in July 1998. Lyondell had revenues on a pro forma basis after the ARCO Chemical Company acquisition of $3.6 billion for the year ended December 31, 1998, and $9.2 billion of assets at December 31, 1998. Lyondell is vertically integrated into its key raw materials through its equity ownership in Equistar, LYONDELL-CITGO Refining LP and Lyondell Methanol Company, L.P. Lyondell operates in four major businesses:

   Intermediate Chemicals and Derivatives. Lyondell is the world's largest producer of propylene oxide and a leading worldwide producer and marketer of propylene oxide derivatives, including polyether polyols, propylene glycol, propylene glycol ethers and butanediol. Propylene oxide is a key component in the manufacture of urethanes and non-urethanes products. Lyondell also is the world's second largest supplier of toluene diisocyanate, another key component of urethanes. Lyondell is also a major producer of styrene monomer and tertiary butyl alcohol, co-products of Lyondell's proprietary propylene oxide technology. Lyondell utilizes most of its tertiary butyl alcohol to make methyl tertiary butyl ether ("MTBE"), a gasoline blending component.

  Petrochemicals and Polymers. Lyondell owns 41% of Equistar.

   Refining (LCR). Lyondell owns 58.75 percent of LYONDELL-CITGO Refining, which owns and operates North America's largest extra heavy crude coking refinery, processing low cost 17(degrees) API crude oil. LYONDELL-CITGO Refining processes large volumes of this extra heavy crude oil into premium petroleum products such as reformulated gasoline, low sulfur diesel, jet fuel, aromatics and lubricants. LYONDELL-CITGO Refining has a long-term crude oil supply agreement with Petroleos de Venezuela, S.A., the national oil company of Venezuela. LYONDELL-CITGO Refining was formed in 1993 as a joint venture with CITGO Petroleum Corporation, an indirect wholly owned subsidiary of Petroleos de Venezuela, S.A.

   Methanol. Lyondell owns 75% of Lyondell Methanol, the third largest producer of methanol in the United States. Lyondell Methanol was formed in December 1996 by Lyondell and MCN Investment Corporation, a major producer of natural gas, the primary feedstock of methanol.

Millennium

   Millennium is a major international chemical company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals. Millennium had revenues of approximately $1.6 billion for the year ended December 31, 1998, and approximately $4.1 billion of assets at December 31, 1998. Millennium's principal operations are grouped into four business segments:

   Titanium Dioxide and Related Products. Millennium is the second largest producer of titanium dioxide ("TiO/2/") in the world, with manufacturing facilities in the United States, the United Kingdom, France, Australia and Brazil. TiO/2/ is a white pigment used for imparting whiteness, brightness and opacity in a variety of consumer and industrial products, including paints and coatings, plastics, paper and rubber. Millennium is also the largest merchant producer of titanium tetrachloride in the United States and Europe.

   Acetyls. Millennium is the second largest producer of acetic acid and vinyl acetate monomer in the United States and a major producer of methanol in the United States. Vinyl acetate monomer is used to produce adhesives, water-based paints, textile coatings, paper coatings and a variety of polymer products. Acetic acid is used to produce vinyl acetate monomer, terephthalic acid, which is used to produce polyester for textiles and plastic bottles, and industrial solvents.

   Specialty Chemicals. Millennium is the world's largest producer of terpene fragrance chemicals, which are components blended together to make fragrances and flavors used in detergents, soaps, personal care items, perfumes and food products. Millennium is the world's second largest manufacturer of cadmium-based pigments, used in engineered plastics, artists' colors, ceramics, inks and other coatings and finishes. Millennium is also a major producer of silica gel, a chemically and biologically inert form of silica. Silica gel is used to reduce gloss and control flow in coatings and is used to stabilize and extend the shelf life of beer, plastic films, powdered food products and pharmaceuticals.

   Equistar. Millennium owns 29.5% of Equistar.

Occidental

   Occidental explores for, develops, produces and markets crude oil and natural gas. Occidental also manufactures and markets a variety of basic chemicals, including chlorine, caustic soda, polyvinyl chloride ("PVC"), vinyl chloride monomer and ethylene dichloride, as well as specialty chemicals. Occidental also has an interest in petrochemicals through its 29.5% ownership interest in Equistar. Occidental had net sales of approximately $6.6 billion for the year ended December 31, 1998, and approximately $15.3 billion of assets at December 31, 1998. Occidental's principal business consists of two industry segments:

   Oil and Gas Operations. Through its subsidiaries and its 29% equity interest in Canadian Occidental Petroleum, Ltd., Occidental produces or participates in the production of crude oil, condensate and natural gas in the United States, Bangladesh, Canada, Colombia, Ecuador, Oman, Pakistan, Peru, Qatar, Russia and Yemen. Approximately 90% of Occidental's oil and gas assets are located in the United States, Qatar, Yemen, Colombia and Peru. Occidental is continuing its development programs for some of its existing fields in several of these countries. Occidental is also conducting exploration activities in several of these countries. At December 31, 1998, Occidental had total reserves of 1,066 million barrels of oil and 2,149 billion cubic feet of natural gas.

   Chemical Operations. Occidental's chemical operations manufactures and markets a variety of basic chemicals, including chlorine, caustic soda, PVC, vinyl chloride monomer, ethylene dichloride, as well as specialty chemicals. Chlorine and vinyl chloride monomer are used to produce PVC resins. Occidental believes, based on statistics in chemical industry publications, that during 1998 it was the largest United States merchant marketer of chlorine and caustic soda and the largest North American producer of chrome chemicals, potassium hydroxide, chlorinated isocyanurate products, ethylene dichloride and antimony oxide. Occidental also believes, based on these statistics, that it was the second largest United States producer of vinyl chloride monomer, including production of a joint venture in which Occidental participates, phenolic molding compounds, sodium silicates and mercaptan warning agents. Occidental was the third largest producer of PVC resins in North America. Occidental's specialty chemicals business is a leading producer of sodium silicates, chrome chemicals, ACL pool chemicals (chlorinated isocyanurates), phenolic resins/molding compounds, mercaptans, antimony oxide and resorcinol.

   Equistar. Occidental owns 29.5% of Equistar.

                Selected Pro Forma and Historical Financial and
                           Operating Data of Equistar

   The table below shows selected pro forma and historical financial and operating data for Equistar. The following selected historical income statement and balance sheet data have been derived from financial statements of Equistar which have been audited by PricewaterhouseCoopers LLP, independent accountants
(1) as of and for the year ended December 31, 1998 and (2) as of and for the one month ended December 31, 1997. PricewaterhouseCoopers' report is included elsewhere in this prospectus. The operating data have been derived from the historical operating records of Equistar. Neither the historical financial data nor the historical operating data are necessarily indicative of the future results of operations of Equistar. The pro forma financial and operating data are not necessarily indicative of the future results of operations of Equistar.

   The selected pro forma and historical financial and operating data for Equistar shown below highlight information found elsewhere in this prospectus. They are not complete and may not contain all of the information that you should consider. You should read the entire prospectus carefully, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the Equistar financial statements and the related notes included elsewhere in this prospectus.

                                         For the one  For the year For the year
                                         month ended     ended        ended
                                         December 31, December 31, December 31,
                                             1997       1998(a)      1998(b)
                                         ------------ ------------ ------------
                                                                   (pro forma)
Income statement data (millions of
 dollars):
Sales and other operating revenues......    $  365       $4,363       $4,869
Cost of sales...........................       287        3,773        4,235
Selling, general and administrative
 expenses...............................        21          273          279
Unusual charges.........................        42           35           35
                                            ------       ------       ------
Operating income........................        15          282          320
Loss from equity investment.............        --           --            2
Interest expense, net...................         8          139          173
Other income............................        --           --            5
                                            ------       ------       ------
Income before income taxes..............         7          143          150
Provisions for income taxes.............        --           --           --
                                            ------       ------       ------
Net income..............................    $    7       $  143       $  150
                                            ======       ======       ======
Other operating data (millions of
 dollars):
EBITDA(c)...............................    $   34       $  550       $  628
Cash flows from operating activities....       102          846          N/A
Cash flows from investing activities....       (12)        (212)         N/A
Cash flows from financing activities....       (49)        (609)         N/A
Ratio of earnings to fixed charges(d)...      1.5x         1.7x         1.7x
Depreciation and amortization...........        19          268          305
Capital expenditures....................        12          200          210
Balance sheet data (at end of period) (millions
 of dollars):
Working capital, net....................    $  856       $  492          N/A
Total assets............................     4,600        6,668          N/A
Total debt(e)...........................     1,548        2,220          N/A
Total partners' capital.................     2,718        3,885          N/A
Sales volumes (millions):
Selected petrochemical products:
  Ethylene, propylene and other olefins
   (lbs.)...............................       737       16,716       18,291
  Aromatics (gallons)...................        17          271          281
Polymer products (lbs.).................       167        6,488        6,488

--------
(a) The Occidental contributed business was added to Equistar on May 15, 1998. The actual amounts for the year ended December 31, 1998 include the Occidental contributed business amounts from May 15, 1998 to December 31, 1998.
(b) The unaudited pro forma financial and operating data present the results of Equistar as if the Occidental contributed business had been contributed as of January 1, 1998.
(c) EBITDA is calculated as operating income plus depreciation and amortization and other income. EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined according to generally accepted accounting principles. Management included EBITDA to provide additional information with respect to the ability of Equistar to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of Equistar's ability to fund its cash needs. Management believes that certain investors find the calculation of EBITDA a useful tool for measuring the ability to service debt.
(d) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, plus capitalized interest, and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represent net income plus fixed charges, excluding capitalized interest.
(e) Total debt is defined as long-term debt, current maturities of long-term debt and capital lease obligations.

                Selected Historical Financial and Operating Data
                      of the Lyondell Contributed Business

   The table below shows selected historical financial and operating data for the Lyondell contributed business. The following selected historical income statement and balance sheet data have been derived from financial statements of the Lyondell contributed business which have been audited by PricewaterhouseCoopers LLP, independent accountants (1) as of November 30, 1997 and for the eleven-month period then ended and (2) as of December 31, 1996 and for the two years in the period then ended. PricewaterhouseCoopers' report is included elsewhere in this prospectus. The selected historical income statement data for the year ended December 31, 1994 and the balance sheet data as of December 31, 1995 have been derived from financial statements of the Lyondell contributed business, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical balance sheet data as of December 31, 1994 have been derived from the historical financial records of Lyondell. The operating data have been derived from the historical operating records of Lyondell. Neither the historical financial data nor the historical operating data are necessarily indicative of the future results of operations of Equistar.

   The selected historical financial and operating data shown below are not complete. You should read the entire prospectus carefully, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the Lyondell contributed business financial statements and the related notes included elsewhere in this prospectus.

                                                                    For the
                                          For the year ended     eleven months
                                             December 31,            ended
                                         ----------------------  November 30,
                                          1994    1995    1996       1997
                                         ------  ------  ------  -------------
Income statement data (millions of
 dollars):
Sales and other operating revenues...... $1,806  $2,509  $2,515     $2,715
Cost of sales...........................  1,449   1,869   2,135      2,153
Selling, general and administrative
 expenses...............................     69     125     157        166
                                         ------  ------  ------     ------
Operating income........................    288     515     223        396
Interest expense, net...................     73      76      65         50
                                         ------  ------  ------     ------
Income before income taxes..............    215     439     158        346
Provision for income taxes..............     78     162      56        127
                                         ------  ------  ------     ------
Net income.............................. $  137  $  277  $  102     $  219
                                         ======  ======  ======     ======
Other operating data (millions of
 dollars):
EBITDA(a)............................... $  323  $  561  $  290     $  464
Cash flows from operating activities....     11     318      79        156
Cash flows from investing activities....    (40)   (476)    (80)       (49)
Cash flows from financing activities....     29     158       1       (106)
Ratio of earnings to fixed charges(b)...    2.7x    4.1x    2.3x       4.4x
Depreciation and amortization...........     35      46      67         68
Capital expenditures....................     40     476      80         49
Balance sheet data (at end of period)
 (millions of dollars):
Working capital, net.................... $  218  $   69  $  269     $  352
Total assets............................    834   1,306   1,494      1,532
Total debt(c)...........................    717     745     745        745
Total invested capital..................    (87)    320     423        536
Sales volumes (millions):
Selected petrochemical products:
  Ethylene, propylene and other olefins
   (lbs.)...............................  7,146   7,688   7,973      8,084
  Aromatics (gallons)...................    178     175     188        176
Polymer products (lbs.).................    616   1,598   2,136      1,985

--------
(a) EBITDA is calculated as operating income plus depreciation and amortization and other income. EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined according to generally accepted accounting principles. Management included EBITDA to provide additional information with respect to the ability of Equistar to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of Equistar's ability to fund its cash needs. Management believes that some investors find the calculation of EBITDA a useful tool for measuring the ability to service debt.
(b) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, plus capitalized interest, and that portion of noncapitalized rental expense deemed to be the equivalent of interest. Earnings represent net income plus fixed charges, excluding capitalized interest.
(c) Total debt is defined as long-term debt, current maturities of long-term debt and capital lease obligations.

                Selected Historical Financial and Operating Data
                     of the Millennium Contributed Business

   The table below shows selected historical financial and operating data for the Millennium contributed business. The following selected historical income statement and balance sheet data have been derived from the financial statements of the Millennium contributed business which have been audited by PricewaterhouseCoopers LLP, independent accountants (1) as of November 30, 1997 and for the eleven-month period then ended and (2) as of December 31, 1996 and for the two years in the period then ended. PricewaterhouseCoopers' report is included elsewhere in this prospectus. The selected historical income statement data for the year ended December 31, 1994 and the balance sheet data as of December 31, 1995 have been derived from financial statements of the Millennium contributed business, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical balance sheet data as of December 31, 1994 have been derived from the historical financial records of Millennium. The operating data have been derived from the historical operating records of Millennium. Neither the historical financial data nor the historical operating data are necessarily indicative of the future results of operations of Equistar.

   The selected historical financial and operating data shown below are not complete. You should read the entire prospectus carefully, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the Millennium contributed business financial statements and the related notes included elsewhere in this prospectus.

                                                                    For the
                                          For the year ended     eleven months
                                             December 31,            ended
                                         ----------------------  November 30,
                                          1994    1995    1996       1997
                                         ------  ------  ------  -------------
Income statement data (millions of
 dollars):
Sales................................... $1,645  $1,932  $1,860     $1,786
Cost of sales...........................  1,331   1,324   1,503      1,341
Selling, development and administrative
 expenses...............................    104     113     109        136
                                         ------  ------  ------     ------
Operating income........................    210     495     248        309
Interest expense, net...................     80      80      80         66
                                         ------  ------  ------     ------
Income before income taxes..............    130     415     168        243
Provision for income taxes..............     62     172      76         96
                                         ------  ------  ------     ------
Net income.............................. $   68  $  243  $   92     $  147
                                         ======  ======  ======     ======
Other operating data (millions of
 dollars):
EBITDA(a)............................... $  339  $  627  $  375     $  434
Cash flows from operating activities....    126     262      80        304
Cash flows from investing activities....    (38)    (75)   (127)       (41)
Cash flows from financing activities....    (88)   (187)     47       (263)
Ratio of earnings to fixed charges(b)...    1.7x    3.6x    2.0x       2.9x
Depreciation and amortization...........    129     132     127        125
Capital expenditures....................     38      75     127         41
Balance sheet data (at end of period)
 (millions of dollars):
Working capital, net.................... $  247  $  331  $  363     $  265
Total assets............................  2,978   2,977   3,121      2,804
Total debt(c)...........................  1,016   1,013   1,009          4
Total invested capital..................  1,633   1,692   1,835      2,724
Sales volumes (millions):
Selected petrochemical products:
  Ethylene, propylene and other olefins
   (lbs.)...............................    955     735     950        608
  Aromatics (gallons)...................     --      --      --         --
Polymer products (lbs.).................  4,123   3,926   3,884      3,980

--------
(a) EBITDA is calculated as operating income plus depreciation and amortization and other income. EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined according to generally accepted accounting principles. Management included EBITDA to provide additional information with respect to the ability of Equistar to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of Equistar's ability to fund its cash needs. Management believes that some investors find the calculation of EBITDA a useful tool for measuring the ability to service debt.
(b) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, plus capitalized interest, and that portion of non capitalized rental expense deemed to be the equivalent of interest. Earnings represent net income plus fixed charges.
(c) Total debt is defined as long-term debt, current maturities of long-term debt and capital lease obligations.

               Equistar Unaudited Pro Forma Income Statement Data
                      For the Year Ended December 31, 1998

   The unaudited pro forma financial data shown below present the financial results of Equistar as if

  . the Occidental contributed business had been contributed as of January 1,
    1998

  . the change in interest expense resulting from Equistar's use of proceeds from the issuance of the outstanding notes had occurred as of January 1,
    1998

The unaudited pro forma financial data do not necessarily reflect the results of operations of Equistar that would have resulted had these transactions actually been consummated as of the dates indicated. The data shown below are not necessarily indicative of the future results of operations of Equistar.

                                        Occidental
                                        Contributed  Pro Forma        Pro Forma
                               Equistar Business(a) Adjustments       Combined
                               -------- ----------- -----------       ---------
Income statement data
 (millions of dollars):
Sales and other operating
 revenues.....................  $4,363     $506                        $4,869
Operating costs and expenses:
  Cost of goods sold..........   3,773      457         $ 5(b)          4,235
  Selling, general and
   administrative expenses....     273        6                           279
  Unusual charges.............      35       --                            35
                                ------     ----         ---            ------
Operating income..............     282       43          (5)              320
Loss from equity investment...      --        2                             2
Interest expense, net.........     139       39          (5)(c)(d)(e)     173
Other income..................      --        5                             5
                                ------     ----         ---            ------
Net income....................  $  143     $  7(f)      $--            $  150
                                ======     ====         ===            ======

--------
(a) To reflect the results of the Occidental contributed business from January 1, 1998 to May 14, 1998, before its addition to Equistar.
(b) To reflect the additional depreciation expense for the period from January 1, 1998 to May 14, 1998 related to the increase in the fair value in excess of the historical book basis of the Occidental contributed business over an average useful life of 25 years.
(c) To reflect the elimination of $38 million of interest expense related to debt not contributed to Equistar by Occidental.
(d) To reflect the interest expense of $16 million for the period from January 1, 1998 to May 14, 1998 related to the additional $700 million of debt that was incurred upon consummation of the Occidental contribution.
(e) To reflect an interest expense increase related to the offering of the outstanding notes offset by a decrease resulting from the use of proceeds, which amounts to $17 million, net.
(f) Amount represents pretax income of the Occidental contributed business.

               Management's Discussion and Analysis of Financial
                      Condition and Results of Operations

   The following is not a complete description of Equistar's business affairs. You should read it in conjunction with the historical financial statements and the notes to those statements of Equistar and the Lyondell, Millennium and Occidental contributed businesses, which are included in this prospectus.

Selected Pricing Information

   The following graphs present industry pricing information for the periods discussed below, based on published industry sources.

     [Chart 1--Month-end average delivered-contract, monthly low price agreement prices for Ethylene as reported by CMAI Monomers Market Report from January 1996 through December 1998. Chart indicates 1996 prices increased steadily, with an annual average of the month-end prices of 23.33 cents per pound. 1997 prices were relatively flat, although slightly decreasing, with an annual average of the month-end prices of 27.42 cents per pound. 1998 prices declined steadily with an annual average of the month-end prices of 21.17 cents per pound. Selected month-end average prices are as follows: January 1996--19.75 cents per pound, December 1996--26.25 cents per pound, December 1997--26.25 cents per pound, December 1998--19.00 cents per pound.]

     [Chart 2--Month-end average spot price WTS low prices for Crude Oil as reported by Platts Oilgram Price Report from January 1996 through December 1998. Chart indicates volatile, but increasing prices in 1996 with the chart's peak occurring at $24.32 per barrel in December 1996. Annual average month-end prices were $21.35 per barrel in 1996. Prices decreased in 1997 with an annual average of the month-end prices of $19.35 per barrel. Prices declined steadily in 1998 with a low point of $10.02 per barrel in December 1998 and an annual average of the month-end prices of $12.94 per barrel. Selected month-end average prices are as follows: January 1996--$18.39 per barrel, December 1996--$24.32 per barrel, December 1997--$17.13 per barrel, December 1998--$10.02 per barrel.]

For the Year Ended December 31, 1998 vs. the Year Ended December 31, 1997

   The following discussion and analysis compares the historical results of Equistar for the year ended December 31, 1998 with the combined historical results of the Lyondell and Millennium contributed businesses for the eleven months ended November 30, 1997 and Equistar for the one month ended December 31, 1997, which we refer to as the "Combined Businesses." These combined results for the year ended December 31, 1997 are not intended to, and do not represent, pro forma results of Equistar. In addition, they may not be indicative of results that will be obtained in the future.

   Selected financial and operating information for Equistar for the year ended December 31, 1998, for the Lyondell contributed business and the Millennium contributed business for the eleven months ended November 30, 1997 and Equistar for the one month ended December 31, 1997 is as follows:

                                        Lyondell    Millennium
                                      contributed  contributed                 Combined
                         Equistar for business for business for Equistar for  Businesses
                           the year    the eleven   the eleven    the one    for the year
                            ended     months ended months ended month ended     ended
                         December 31, November 30, November 30, December 31, December 31,
                             1998         1997         1997         1997         1997
                         ------------ ------------ ------------ ------------ ------------
Income statement data
 (millions of dollars):
Sales and other
 operating revenues.....    $4,363       $2,715       $1,786        $365        $4,866
Cost of sales...........     3,773        2,153        1,341         287         3,781
Selling, general and
 administrative
 expenses...............       273          166          136          21           323
Unusual charges.........        35           --           --          42            42
                            ------       ------       ------        ----        ------
 Operating income.......       282          396          309          15           720
Interest expense, net...       139           50           66           8           124
                            ------       ------       ------        ----        ------
 Income before income
  taxes.................       143          346          243           7           596
Provision for income
 taxes..................        --          127           96          --           223
                            ------       ------       ------        ----        ------
 Net income.............    $  143       $  219       $  147        $  7        $  373
                            ======       ======       ======        ====        ======
Sales volumes
 (millions):
Selected petrochemical
 products:
 Ethylene, propylene and
  other olefins
  (lbs.)................    16,716        8,084          608         737         9,429
 Aromatics (gallons)....       271          176           --          17           193
Polymers products
 (lbs.).................     6,488        1,985        3,980         167         6,132

Overview

   Net income was $143 million for the year ended December 31, 1998 compared to $373 million for 1997. The decline in net income from 1997 to 1998 was primarily due to lower prices and margins in both the petrochemicals and polymers segments. The decline in prices and margins began in the fourth quarter of 1997 and continued throughout 1998. The decline was partially offset by lower feedstock costs and increased sales volumes as a result of the addition of the Occidental contributed business in May 1998.

   The following tables for the petrochemicals and polymers segments show selected income statement and operating data. Revenues include intersegment sales. Cost of sales include intersegment purchases.

Petrochemicals Segment

                                        Lyondell    Millennium
                                      contributed  contributed                 Combined
                         Equistar for business for business for Equistar for  businesses
                           the year    the eleven   the eleven    the one    for the year
                            ended     months ended months ended month ended     ended
                         December 31, November 30, November 30, December 31, December 31,
                             1998         1997         1997         1997         1997
                         ------------ ------------ ------------ ------------ ------------
Income statement data
 (millions of dollars):
Sales revenues..........    $3,463       $2,369       $1,213        $284        $3,866
Cost of sales...........     3,130        1,965          950         236         3,151
Selling expenses........        14           26            4           1            31
                            ------       ------       ------        ----        ------
Operating income........    $  319       $  378       $  259        $ 47        $  684
                            ======       ======       ======        ====        ======
Sales volumes
 (millions):
Selected petrochemical
 products:
 Ethylene, propylene and
  other olefins (lbs.)..    16,716        8,084          608         737         9,429
 Aromatics (gallons)....       271          176           --          17           193

 Revenues

   Sales revenues for the petrochemicals segment decreased from $3,866 million for 1997 to $3,463 million for 1998. The decrease of $403 million was due to declines in industry sales prices. Sales prices are primarily driven by the following three factors:

  . the demand for products as a result of economic conditions in end-use markets such as the auto industry, housing construction and consumer durable and nondurable goods

  . the operating rate of the installed capacity to produce olefins products

  . the underlying cost of feedstocks

   For olefins products, the decrease in sales prices was primarily attributable to increased industry capacity and downward pressure on sales prices as a result of lower feedstock costs. The sales price decreases were partially offset by increased sales volumes as a result of the addition of the Occidental contributed business in May 1998.

 Cost of Sales

   Cost of sales decreased from $3,151 million in 1997 to $3,130 million in 1998. The decrease was primarily due to declines in feedstock costs, which were partially offset by slightly higher fixed costs and the addition of the Occidental contributed business in May 1998.

   Equistar's olefins feedstocks tend to follow the cost trends of crude oil and natural gas. Crude oil prices began dropping in 1997 and continued to fall throughout 1998, which resulted in lower feedstock costs for the petrochemicals segment. Natural gas prices also dropped in early 1998 and remained at that level throughout 1998.

 Selling Expenses

   Selling expenses decreased from $31 million in 1997 to $14 million in 1998. The decrease was primarily due to lower personnel costs as a result of the consolidation of operations.

 Operating Income

   Operating income decreased from $684 million in 1997 to $319 million in 1998. The decrease of $365 million primarily reflected lower product margins as a result of declines in sales prices and slightly higher fixed costs. The decrease was partially offset by lower feedstock costs and the addition of the Occidental contributed business in May 1998.

Polymers Segment

                                        Lyondell    Millennium
                                      contributed  contributed                 Combined
                         Equistar for business for business for Equistar for  businesses
                           the year    the eleven   the eleven    the one    for the year
                            ended     months ended months ended month ended     ended
                         December 31, November 30, November 30, December 31, December 31,
                             1998         1997         1997         1997         1997
                         ------------ ------------ ------------ ------------ ------------
Income statement data
 (millions of dollars):
Sales revenues..........    $2,058       $ 770        $1,557        $186        $2,513
Cost of sales...........     1,799         612         1,375         156         2,143
Selling expenses........        82          76            53           8           137
                            ------       -----        ------        ----        ------
Operating income .......    $  177       $  82        $  129        $ 22        $  233
                            ======       =====        ======        ====        ======
Sales volumes
 (millions):
Polymer products........     6,488       1,985         3,980         167         6,132

 Revenues

   Sales revenues for the polymers segment decreased from $2,513 million for 1997 to $2,058 million for 1998. The decrease of $455 million is a result of decreases in industry sales prices. Sales prices are primarily driven by the following three factors:

  . the demand for products as a result of economic conditions in end-use markets such as the auto industry, housing construction and consumer durable and nondurable goods

  . the operating rate of the installed capacity to produce polymer products

  . the underlying cost of feedstocks

   For polymer products, the sales price decreases were a result of excess industry supply and lower feedstock costs. The excess industry supply and related sales price decreases began in the fourth quarter of 1997 and continued throughout 1998. The decrease in sales prices was partially offset by an increase in sales volumes.

 Cost of Sales

   Cost of sales was $1,799 million for 1998 as compared to $2,143 million for 1997. The primary feedstocks for the polymers segment are olefins, primarily ethylene and propylene. During 1998, the industry sales price of ethylene and propylene decreased steadily, which resulted in lower feedstock costs for the polymers segment. This decrease was partially offset by an increase in sales volumes.

 Selling Expenses

   Selling expenses were $82 million for 1998 as compared to $137 million for 1997. The decrease of $55 million was primarily due to lower personnel costs as a result of the consolidation of operations.

 Operating Income

   Operating income decreased from $233 million in 1997 to $177 million in 1998. The decrease of $56 million is a result of lower product margins in 1998. Polymer sales prices decreased throughout 1998, but were partially offset by lower feedstock costs, resulting in lower margins.

Unallocated--Unusual Charges

   Unusual charges were $35 million for 1998 and $42 million in 1997. The amounts for 1997 include costs associated with the formation of Equistar in December 1997 and consolidation of operations. The amounts for 1998 also include costs associated with the formation of Equistar as well as costs associated with the addition of the Occidental contributed business in 1998. These costs were paid by Equistar and allocated to each partner according to their ownership percentages.

Fourth Quarter 1998 vs. Third Quarter 1998

   Net loss for the fourth quarter of 1998 was $51 million as compared to net income for the third quarter of 1998 of $29 million. This decrease was attributable to earnings declines in both the petrochemicals and polymers businesses. In the petrochemicals segment, decreased ethylene and co-product sales prices were only partially offset by lower feedstock prices. Also contributing to the petrochemicals segment earnings decrease in the fourth quarter was the turnaround of Equistar's LaPorte, Texas facility. Due to current market conditions, Equistar elected to accelerate the timing and extend the length of this turnaround to occur from November 13, 1998 to February 15, 1999, rather than as originally scheduled in the third quarter of 1999. Earnings also decreased in polymers, primarily as a result of sales price declines, which exceeded the price decrease of the ethylene feedstock. In addition, the scheduled turnaround and expansion of Equistar's Victoria, Texas facility had a negative impact on fourth quarter polymers earnings. The project was completed during the fourth quarter of 1998 and increased the plant's annual high density polyethylene ("HDPE") capacity by approximately 125 million pounds.

Financial Condition--Equistar

 Operating Activities

   Cash provided by operating activities totaled $846 million for the year ended December 31, 1998. This was primarily attributable to income before depreciation and reimbursements from Equistar's owners for payment of their retained accounts payable balances. This amount also includes $130 million in proceeds from the sale of accounts receivable primarily related to the petrochemicals segment. See "Liquidity and Capital Resources--Accounts Receivable."

 Investing Activities

   Equistar's capital expenditures were $200 million during the year ended December 31, 1998. The most significant capital expenditures in 1998 related to the following:

  . the 480-million-pound HDPE resin expansion project at the Matagorda,
    Texas facility, which has a targeted start-up in the third quarter of
    1999

  . the scheduled turnaround and expansion of the Victoria, Texas facility, which was completed during the fourth quarter of 1998 and increased the plant's annual HDPE capacity by approximately 125 million pounds

 Financing Activities

   Cash used in financing activities during the year ended December 31, 1998 consisted primarily of distributions to owners of $1.4 billion, offset by net borrowings of $467 million and the repayment of the $345 million note receivable from Lyondell. The distributions to owners consisted of $495 million in distributions to Millennium and Occidental in the aggregate, as part of the addition of Occidental to Equistar, which were funded by additional borrowings of long-term debt, $345 million in distributions to Lyondell and Millennium in the aggregate, related to the repayment of the note receivable from Lyondell, $327 million in distributions to Lyondell and Millennium in the aggregate, for payment of their retained accounts payable balances and the remaining amount was distributions of available net operating cash. The borrowings were primarily related to the acquisition of the Occidental contributed business.

 Liquidity and Capital Resources

   Cash Flows. Management believes business conditions will be such that cash balances, cash flow from operations and existing lines of credit will be adequate to meet future cash requirements for scheduled debt repayments.

   Capital Expenditures. Equistar's capital expenditures for the one month ended December 31, 1997 were $12 million. Capital expenditures for the year ended December 31, 1998 were $200 million. Pro forma capital expenditures in 1998, including the Occidental contributed business, were $222 million.

   Management plans to fund capital expenditures in 1999 from cash flow from operations. The capital program for 1999 plans for the spending of $195 million, of which $106 million relates to projects which were started before 1999.

   As part of ongoing operations, maintenance turnarounds are periodically conducted on facilities. Although turnarounds on principal facilities are usually scheduled well in advance, the timing of these turnarounds can be accelerated or delayed because of numerous factors, some of which are beyond Equistar's control.

   Debt. In connection with its formation on December 1, 1997, Equistar entered into a $1.25 billion revolving credit facility expiring November 2002 with a group of banks. On June 12, 1998, Equistar entered into a $500 million credit facility consisting of a $250 million revolving credit facility and a $250 million one-year term facility. Borrowings under the $1.25 billion revolving credit facility currently bear interest depending on the type of borrowing made by Equistar, at its option, at

  . LIBOR, generally the London interbank market rate, or NIBOR, generally the New York interbank market rate, plus, in each case, an applicable margin and facility fee based on Equistar's long-term debt ratings as established by Standard & Poor's Ratings Group and Moody's Investors Service, Inc.

  . a base rate of either the Federal Funds rate plus 0.5% or a fixed rate of interest offered by a lender

  . a rate established by competitive bids submitted by the sponsoring banks through a competitive auction feature

The $1.25 billion revolving credit facility is available for working capital and general purposes as needed.

   Millennium America Inc., a subsidiary of Millennium, provided limited guarantees with respect to the payment of principal and interest on a total of $750 million principal amount of indebtedness under the $1.25 billion revolving credit facility. However, the lenders may not proceed against Millennium America Inc. until they have exhausted their remedies against Equistar. The guarantee will remain in effect indefinitely, but at any time after December 1, 2004, Millennium America Inc. may elect to terminate the guarantee if certain events occur. In connection with the contribution of the Occidental contributed business, an affiliate of Occidental agreed with Equistar to provide similar limited guarantees to Equistar of $419.7 million principal amount of indebtedness under the $1.25 billion revolving credit facility or any refinancing. Equistar holds the Occidental guarantee.

   The principal amounts outstanding, current interest rates and maturity dates of the debt obligations of Equistar as of December 31, 1998 are as follows:

                           Principal
                            Amount
                          Outstanding
          Debt           (in millions)      Interest Rate            Maturity
          ----           ------------- ------------------------ ------------------
Capital lease
 obligations(a).........    $  205              6.34%               March 2000

Bank Credit Facilities:
  $500 million credit
   facility(b)..........       152       LIBOR plus 0.625%(b)     November 2002
  $1.25 billion
   revolving credit
   facility(c)..........     1,150        LIBOR plus 0.5%(d)

Other Debt Obligations:
  10.00% notes due
   1999(e)(f)...........       150              10.00%              June 1999
  9.125% notes due
   2002(e)..............       100              9.125%              March 2002
  Medium-term notes(e)..       163     Fixed rates ranging from Various dates from
                                           9.50% to 11.30%       February 2000 to
                                                                    March 2005
  6.50% notes due
   2006(e)..............       150              6.50%             February 2006
  7.55% debentures due
   2026(e)..............       150              7.55%             February 2026
                            ------
  Total.................    $2,220
                            ======

--------
(a) Equistar repaid the capital lease obligations with proceeds from the offering of the outstanding notes in February 1999.
(b) At December 31, 1998, the average interest rate for borrowings under the $500 million credit facility was 6.1%. Equistar repaid the outstanding balance under the $500 million credit facility of approximately $152 million in February 1999. Subsequently, the $500 million credit facility was terminated.
(c) Equistar had net repayments of $400 million on this facility during the first quarter of 1999. The aggregate amount outstanding under the bank credit facility as of April 1, 1999 was $750 million.
(d) At December 31, 1998, the average interest rate under the $1.25 billion revolving credit facility was 5.8%.
(e) Lyondell remains liable on these debt obligations assumed by Equistar in connection with its formation.
(f) Equistar will retire $150 million aggregate principal amount of these notes upon their June 1999 maturity.

   Covenants. Under the covenant provisions of the bank credit facilities, Equistar has agreed to, among other things

  . maintain specified financial ratios, such as leverage and interest coverage ratios

  . refrain from creating some types of liens on its property or assets

  . refrain from entering into some types of sale and lease-back transactions

  . refrain from allowing its subsidiaries to incur some types of debt or issue certain types of preferred stock

  . refrain from using the proceeds of the bank credit facilities for purposes not permitted by the facilities

   Equistar is in compliance with each of its financial covenants. The ability of Equistar to meet its debt service obligations and to comply with the covenants and financial requirements in the $1.25 billion revolving credit facility will largely depend on

  . the future performance of Equistar

  . the availability of additional financing to repay and refinance bank debt

   Both of these circumstances will be influenced by prevailing economic and competitive conditions and to other factors beyond Equistar's control. The breach of any of the covenants or financial requirements in the credit facility could result in a default, which would permit the lenders to declare the loans immediately payable and to terminate future lending commitments.

   Accounts Receivable. In December 1998, Equistar entered into an accounts receivable sales facility providing for the ongoing sale of accounts receivable. The facility provided $130 million in proceeds in 1998. The facility expires in December 1999. Equistar used the proceeds to reduce outstanding debt under the $500 million credit facility. Fees associated with the sale of accounts receivable totaled $0.4 million in 1998 and are included as general and administrative expenses.

For the Eleven Months Ended November 30, 1997 vs. the Year Ended December 31,
1996

   The following discussion and analysis compares the historical results of the Lyondell contributed business and the Millennium contributed business for the eleven months ended November 30, 1997 with the historical results of those businesses for the year ended December 31, 1996.

   Selected financial and operating information for the Lyondell contributed business and the Millennium contributed business for the eleven months ended November 30, 1997 and for the year ended December 31, 1996 is as follows:

                              Lyondell     Lyondell    Millennium   Millennium
                            contributed  contributed  contributed  contributed
                            business for business for business for business for
                             the eleven    the year    the eleven    the year
                            months ended    ended     months ended    ended
                            November 30, December 31, November 30, December 31,
                                1997         1996         1997         1996
                            ------------ ------------ ------------ ------------
Income statement data
 (millions of dollars):
Sales and other operating
 revenues..................    $2,715       $2,515       $1,786       $1,860
Cost of sales..............     2,153        2,135        1,341        1,503
Selling, general and
 administrative expenses...       166          157          136          109
                               ------       ------       ------       ------
  Operating income.........       396          223          309          248
Interest expense, net......        50           65           66           80
                               ------       ------       ------       ------
  Income before income
   taxes...................       346          158          243          168
Provision for income
 taxes.....................       127           56           96           76
                               ------       ------       ------       ------
  Net income...............    $  219       $  102       $  147       $   92
                               ======       ======       ======       ======
Sales volumes (millions)
Selected petrochemical
 products:
  Ethylene, propylene and
   other olefins (lbs.)....     8,084        7,973          608          950
  Aromatics (gallons)......       176          188           --           --
Polymers products (lbs.)...     1,985        2,136        3,980        3,884

Lyondell Contributed Business

 Revenues

   Sales and other operating revenues were $2.7 billion for the eleven months ended November 30, 1997, compared to $2.5 billion in 1996. On an annualized basis, sales and operating revenues increased 18%. This increase was due primarily to increases in industry sales prices for ethylene and co-products. Sales prices in the 1997 period showed significant increases over 1996 as strong demand from the polymers markets resulted in a tighter balance of supply and demand for olefins. Further, cost increases for olefins feedstocks over the course of 1996 were reflected in olefins product prices in the 1997 period. In addition, olefins sales volumes increased due to strong demand in the downstream markets as well as planned and unscheduled industry turnarounds. On an annualized basis, polymers revenues increased 7% due to higher industry sales prices for polyethylene. These were partially offset by decreased industry sales prices for polypropylene.

 Cost of Sales

   Cost of sales was $2.1 billion in both the 1997 period and in 1996. On an annualized basis, cost of sales increased 10% due primarily to higher production levels to meet demand for olefins and to increased polymers feedstock costs caused by tight supply and demand in the olefins markets. These increases were slightly offset by lower feedstock costs for olefins generally due to lower crude oil prices.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased from $157 million in 1996 to $166 million in the 1997 period. This increase of 15% on an annualized basis was primarily due to

  . higher employee compensation due to headcount increases

  . increased computer support costs related to software implementation

  In addition, employee incentive compensation increased in 1997.

 Operating Income

   Operating income increased from $223 million in 1996 to $396 million in the 1997 period. On an annualized basis, the increase of 94% was due to higher sales margins and sales volumes for olefins. Sales margins improved due to higher olefins sales prices, resulting from strong demand in the downstream markets for polyethylene and polypropylene, which also resulted in increased sales volumes. Sales margins also benefited from lower petrochemical feedstock costs. These increases were slightly offset by lower sales prices for polypropylene due to additional industry capacity in 1997. There were also higher polymers feedstock costs in 1997 due to tighter supply and demand in the olefins markets.

 Interest Expense, Net

   Interest expense, net, decreased 15% on an annualized basis from 1996 to the 1997 period, primarily due to lower interest rates in 1997.

 Income Taxes

   The effective income tax rate during the 1997 period was 37.3% compared to 35.7% for 1996. The effective income tax rate increased in the 1997 period due to the nondeductibility of executive compensation. State income tax was the primary difference between the effective tax rate and the 35% federal statutory rate during both years.

Millennium Contributed Business

 Revenues

   Sales and other operating revenues were $1,860 million in 1996 compared to $1,786 million in the 1997 period. On an annualized basis, sales increased 5%. This increase was attributable to strong demand, both domestically and in the export markets, coupled with tight supply, resulting in prices rising through the third quarter. Prices began to slowly weaken in the fourth quarter of 1997 as expectations of new industry capacity coming on-stream and normal seasonal slowdowns reduced demand and put pressure on prices.

 Cost of Sales

   Cost of sales was $1,503 million in 1996 compared to $1,341 million in the 1997 period. On an annualized basis, cost of sales decreased 3%. This decrease was due to lower feedstock costs, which declined from peak 1996 levels, offset by higher production levels resulting from strong demand in 1997. Feedstock costs were on average 31% lower than the historical highs in 1996 as warmer-than-normal winter weather reduced demand for natural gas and natural gas liquids. These costs continued their decline in late 1997 as winter temperatures remained above normal and crude oil inventories began building due to decreased demand from Asian markets.

 Operating Income

   Operating income increased from $248 million in 1996 to $309 million in the 1997 period. On an annualized basis, the increase of 36% was primarily due to an increase in average selling prices during the 1997 period coupled with lower feedstock costs.

 Interest Expense, Net

   Interest expense decreased from $80 million in 1996 to $66 million in the 1997 period. This annualized decrease of 10% was a result of a decrease in outstanding debt.

 Income Taxes

   The effective income tax rate during the 1997 period was 39.5% compared to 45.2% for 1996. Differences between the effective income tax rates arise from the different levels of income along with the effect of goodwill amortization and state income tax, which are not deductible for federal tax purposes.

Environmental, Health and Safety Matters

   Equistar is subject to stringent environmental, health and safety laws and regulations addressing air emissions, water discharges, generation, handling and disposal of waste and other aspects of Equistar's operations. Equistar devotes considerable efforts to comply with these laws and regulations, and in so doing, it incurs significant capital expenditures and operating expenses.

   It is difficult to predict the future development of these laws and regulations or their impact on Equistar's operations and products. In particular, the future effect of the Clean Air Act may be significant. However, future effects of the Clean Air Act are dependent upon the development of future regulations and interpretations as well as other factors, such as the development of environmental control technologies. Equistar's MTBE sales may also be materially adversely affected by pending or future changes in laws or regulations. The presence of MTBE in some water supplies in California and other states, due to gasoline leaking from underground storage tanks, and in surface water from recreational watercraft has led to public concern that MTBE may contaminate drinking water supplies, and thereby result in a possible health risk. The Governor of California has announced an intention to eliminate MTBE from gasoline sold in California by December 31, 2002. California is the largest market for MTBE and if such intent were to be effected, sales prices of MTBE would be adversely impacted. There have been claims that MTBE

  . travels more rapidly through soil

  . is more soluble in water than most other gasoline components

  . is more difficult and more costly to remediate

Heightened public awareness about MTBE has resulted in certain state and federal legislative initiatives that have sought either to rescind the oxygenate requirement for reformulated gasoline sold in California and other states or restrict the use of MTBE. There is ongoing review of this issue and the ultimate resolution of the appropriateness of using MTBE could result in a significant reduction in Equistar's MTBE sales.

   Equistar is also subject to liabilities and costs under Superfund and other laws relating to investigation, cleanup or closure of former waste disposal units or other areas of contamination. Investigation, cleanup and closure responsibilities include both Equistar's facilities and third-party waste facilities. Some Equistar facilities are currently undergoing assessment and remedial actions under the Resource Conservation and Recovery Act. It is difficult to predict how these liabilities and costs might be affected by future changes, including more stringent cleanup standards and the discovery of additional areas of contamination.

   Under indemnification arrangements in the asset contribution agreements with Lyondell, Millennium Petrochemicals Inc., a subsidiary of Millennium and the contributing subsidiaries of Occidental, each of Lyondell, Millennium Petrochemicals and the Occidental subsidiaries agreed to assume, and to indemnify and defend Equistar against, some types of third-party claims and liabilities which Equistar may incur relating to the pre-closing operation of the contributed businesses. This obligation includes liabilities exceeding $7 million per contributed business asserted within the first seven years after the date of the respective asset contributions.

   In its financial statements, Equistar reserves for contingencies that are probable and reasonably estimable, including those based upon unasserted claims. Based on current matters described above, Equistar has not established any reserves for potential environmental issues and does not anticipate any material adverse effect upon its earnings, operations or competitive position resulting therefrom. However, the amount or timing of future environmental liabilities and costs cannot be predicted with certainty, and liabilities and costs could be material in future quarterly or annual results of Equistar's operations for that period.

   Equistar spent $5 million in 1998 on environmental matters. Equistar anticipates expenditures for environmental matters of $5 million in 1999 and $5 million in 2000.

Year 2000

   Equistar uses many information technology or "IT" systems as well as non-IT systems, such as manufacturing support and other systems, that could be impacted by the "Year 2000 problem." The Year 2000 problem arises from computer programs that have been written using two digits rather than four to designate the year. Date-sensitive computer software may recognize a date using "00" as the year 1900 rather than the year 2000, resulting in system failures or miscalculations, potentially causing operational disruptions.

   Equistar has a Year 2000 Steering Committee and has appointed representatives, along with Lyondell and LYONDELL-CITGO Refining, to Lyondell's Year 2000 Executive Sponsor Team. The Executive Sponsor Team provides oversight to each member's steering committee. Equistar's steering committee is in the process of completing an assessment of the state of readiness of the IT and non-IT systems. The steering committee's assessments cover

  . manufacturing systems, including laboratory information systems and field instrumentation

  . significant third-party vendor and supplier systems, including employee compensation and benefit plan maintenance related systems

The steering committee is also beginning to assess the readiness of significant customers and suppliers.

   In May 1997, before the formation of Equistar, Lyondell commenced the first major use of new software for business information systems it contributed to Equistar. The new systems, based on enterprise software from SAP America, Inc., replaced older business systems and allowed employees at different locations to share financial and operating information more effectively. Equistar is in the process of replacing the business information systems for the operations contributed by Millennium and Occidental with the same systems. In November 1998, Equistar completed a system-wide implementation of SAP America business information systems for its polymers business and a portion of its petrochemicals business. Full business information systems conversion will be completed in the first half of 1999. The new systems and software are Year 2000-compatible, thus addressing the majority of Equistar's Year 2000 business system requirements.

   Equistar's Year 2000 assessment process consists of an inventory of Year 2000-sensitive equipment, an assessment of the impact of possible failures, a determination of the required remediation actions and testing and implementation of the solutions. The inventory, assessment and remediation phases should be completed in 1999. The majority of the testing and final implementation is scheduled to take place in 1999. The progress of these phases as of December 31, 1998 is summarized as follows:


     [Bar chart appears here disclosing the percentage completion of each of inventory (99%), assessment (98%), remediation (89%), testing (39%)
                           and implementation (28%)]

   As of December 31, 1998, Year 2000 spending and estimated spending by Equistar is summarized as follows:

      (Millions of dollars)
      Spending through December 31, 1998................................... $ 1
      Estimated additional spending........................................  12
                                                                            ---
        Total estimated spending(a)........................................ $13
                                                                            ===
      Replacement of IT systems............................................ $ 2
      Replacement of non-IT systems........................................  --
                                                                            ---
      All other costs......................................................  11
                                                                            ---
        Total estimated spending(a)........................................ $13
                                                                            ===

--------
(a) Does not include amounts incurred in connection with implementation of the SAP America related software, which addresses Year 2000 readiness in Equistar's business information systems, and internal costs.

   The total estimated spending of $13 million represents the midpoint of the estimated range between $11 million and $15 million. These spending estimates will be refined as phases of the process are completed. Spending is funded by cash generated from operations.

   Management believes that all significant systems controlled by Equistar will be Year 2000 ready in the last half of 1999. Equistar's operations are dependent on a continuous supply of key services from raw material suppliers and utility and transportation providers. While the steering committee is assessing the readiness of third-party customers and suppliers, there can be no assurance that third parties with whom we have a significant business relationship will successfully test, reprogram and replace all of their IT and non-IT systems on a timely basis. Equistar is developing contingency plans with the assistance of an outside consultant. The final plans, when implemented, are intended to avoid material interruption of core business operations through the year 2000 and beyond, while ensuring safe operations and optimal financial performance. The contingency planning will involve an analysis of critical business processes and an identification of the most likely threats to these processes. Solutions and alternatives will be developed for these internal or external threats. Equistar expects to complete its analysis and plan development by mid-year 1999 with implementation to be completed in the last half of the year.

   There is inherent uncertainty in the Year 2000 problem due to the possibility of unanticipated failures by third-party customers and suppliers. Accordingly, Equistar is unable, at this time, to assess the extent and resulting materiality of the impact of possible Year 2000 failures on its operations, liquidity or financial position. In a worst case scenario, controlled plant shutdowns using Equistar's standard shutdown procedures might be necessitated by failure of utility providers or suppliers or by internal conditions affecting plant operability. Such events could have a material adverse effect on Equistar's operations, liquidity or financial position. The Year 2000 assessment process is expected to provide information that will significantly reduce the level of uncertainty regarding the Year 2000 impact. Management believes that the completion of the assessment and remediation plan as scheduled will help minimize the possibility of any significant disruptions of Equistar's operations.

                           Disclosure of Market Risk

Commodity Price Risk

   A substantial portion of Equistar's products and feedstocks are commodities whose prices fluctuate as market supply and demand fundamentals change. Accordingly, product margins and the level of Equistar's profitability tend to fluctuate with changes in the business cycle. Equistar tries to protect against such instability through various business strategies. These strategies include increasing the olefins plants' feedstock flexibility, entering into multi-year processing and sales agreements and moving downstream into derivatives products whose pricing is more stable. Equistar has not used derivative instruments for commodity hedging purposes.

                       Description of Equistar's Business

   Equistar is one of the largest chemical producers in the world with total 1998 pro forma revenues of $5 billion and $7 billion of assets at the end of 1998. It is the world's second largest, and North America's largest, producer of ethylene, the world's most widely used petrochemical. Equistar is also the largest producer of polyethylene and propylene in North America.

   Olefins, the generic name for ethylene and propylene, and their co-products are basic building blocks used to create a wide variety of products. Ethylene is used to produce polyethylene, ethylene oxide and its primary derivative, ethylene glycol, ethylene dichloride and ethylbenzene. Polyethylene is used to produce packaging film, trash bags and lightweight, high-strength plastic bottles for milk, juices, shampoos and detergents. Propylene is used to produce polypropylene, which is used in products such as plastic caps and other closures, rigid packaging and carpet facing and backing. Substantially all of Equistar's revenues are derived from sales in North America.

   Equistar was formed to maximize the long-term cash flow and economic value creation potential of its contributed businesses. Management believes that Equistar's operations to date have provided and will continue to provide opportunities for significant cost savings and expanded business opportunities, leading to improved earnings and cash flow. The strengths inherent in the combined businesses, including the multiple locations and feedstock flexibility of its facilities, provide Equistar with competitive advantages that exceed those which were available to Lyondell, Millennium and Occidental, individually.

Equistar's Business Strategies

   Equistar's business strategies include

  . Achieving savings or "synergy" targets in earnings and cash flow by operating the Lyondell Millennium and Occidental contributed businesses as a single entity and continuing to reduce costs by focusing on

    --aligning and optimizing processing units for improved on-stream time and increased throughput capability

    --maximizing the value of feedstock flexibility and olefins co-products produced in the olefins operations

    --lowering distribution costs through volume leverage

    --reducing raw materials and other procurement costs

  . Realizing maximum value from the strategic flexibility and optimization potential inherent in Equistar's large number of plant sites, feedstock flexibility and a broad selection of polymer products

  . Focusing on capital projects designed to increase reliability and undertaking cost efficient expansions of value-added product lines by

    --realizing the benefits of its recently completed 125-million-pound
     HDPE expansion at its Victoria facility by continuing to develop its established sales base in high value products

    --completing a 480 million pound HDPE resin expansion project at its Matagorda facility for late 1999 start-up to support high molecular weight HDPE film growth

  . Pursuing a market strategy of expanding value-added businesses using minimal capital by increasing production and sales volumes in key markets, such as high and medium molecular weight HDPE film resins, value and specialty injection molding resins and wire and cable resins

  . Leveraging technology by

    --pursuing research on alternative olefins feedstock technology as a method to lower costs and gain competitive advantages

    --integrating Lyondell-contributed single-site catalyst proprietary technology with Millennium-contributed process technologies, enabling Equistar to produce higher margin, value-added polymer products

   The following chart illustrates the feedstock flexibility of our olefins plants, commonly referred to as "crackers," for ethylene production and the breakdown of ethylene consumption.




[Flowchart showing the production path of feedstocks at Equistar's olefins plants or "crackers," the plants' products and the downstream customers and end-uses of the products appears here. Equistar's NGL crackers refine ethane, propane and butane to produce ethylene. Equistar's Petroleum Liquid Crackers refine condensate, naphtha, kerosene and diesel to produce ethylene. Equistar's ethylene production is used as a feedstock by Equistar's ethylene oxide and derivatives plants and its polymers operations, and by plants operated by Lyondell, Millennium and Occidental. A portion of Equistar's ethylene production is sold to unrelated third parties. Equistar uses ethylene for the production of ethylene oxide and derivatives, the enduses of which include detergents, industrial cleaners, polyester fiber, antifreeze and brake fluid. Equistar's polymers operations use the ethylene to produce polyethylene (LDPE, LLDPE and HDPE), which is used in grocery and trash bags, food packaging films, plastics caps and closures, milk and water bottles, drink cups and toys. Occidental uses ethylene to produce ethylene dichloride, which is used in the manufacture of PVC drain pipe, vinyl flooring and siding. Millennium uses ethylene in its vinyl acetate operations; vinyl acetate is used in household adhesives, paint and ice bags. Lyondell uses ethylene for the production of styrene, enduses of which include polystyrene cups, packages and cutlery.

Equistar's petroleum liquid crackers also produce butadiene, aromatics, gasoline, fuel oil and propylene. A portion of the propylene produced by Equistar is used by Equistar's polymers operations and by Lyondell; the balance is sold to unrelated third parties. Equistar's polymers operations use the propylene to produce polypropylene which in turn is used in carpet fibers, housewares and auto bumpers. Lyondell uses the propylene to produce propylene oxide, which is used in polyurethane foam for furniture and insulation.]

   For additional segment information, see Note 18 of Notes to the Audited Financial Statements of Equistar Chemicals, LP.

Petrochemicals Segment

 Overview

   Petrochemicals are fundamental to many segments of the economy, including the production of consumer products, housing components, automotive products and other durable and nondurable goods. We produce petrochemicals, including olefins, aromatics and oxygenated chemicals, at twelve facilities located in six states. Olefins include ethylene, propylene and butadiene. Aromatics include benzene and toluene. Oxygenated chemicals include ethylene oxide, ethylene glycol, ethanol and MTBE. Our petrochemical products are used to manufacture polymers and intermediate chemicals, which are used in a variety of consumer and industrial products. Ethylene is the most significant petrochemical in terms of worldwide production volume. Ethylene is also the key building block for polyethylene and a large number of other chemicals, plastics and synthetics.

With the strong growth of end-use products derived from ethylene during the past several decades, especially as plastics have developed into low-cost, high-performance substitutes for a wide range of materials such as metals, paper and glass, U.S. ethylene consumption has grown by an average annual rate of approximately 4%.

   The Chocolate Bayou, Corpus Christi and two Channelview, Texas olefins plants use petroleum liquid feedstocks, including naphtha, condensates and gas oils (collectively "Petroleum Liquids"), to produce ethylene. The cost of ethylene production from Petroleum Liquids feedstocks has historically been less than the cost of producing ethylene from natural gas liquids feedstocks, including ethane, propane and butane (collectively "NGLs"). The use of Petroleum Liquids results in the production of a significant amount of co-products such as propylene, butadiene, benzene and toluene, and specialty products such as dicyclopentadiene, isoprene, resin oil, piperylenes, hydrogen and alkylate. Based upon independent third-party surveys, we believe our Channelview facility is the lowest production cost olefins facility in North America. Our Morris, Illinois, Clinton, Iowa, Lake Charles, Louisiana and LaPorte, Texas plants are designed to use NGLs, which primarily produce ethylene with some co-products such as propylene. In addition, we are currently modifying the LaPorte plant to run certain Petroleum Liquids feedstocks. A comprehensive pipeline system connects our plants along the Gulf Coast with major olefins customers. Feedstocks are sourced both internationally and domestically and are shipped via vessel and pipeline.

   We produce ethylene oxide and its primary derivative, ethylene glycol, at facilities located in Pasadena, Texas and through PD Glycol, a 50% joint venture with DuPont de Nemours and Company, in Beaumont, Texas. The Pasadena facility also produces other derivatives of ethylene oxide, principally ethers and ethanolamine. Ethylene glycol is used in antifreeze and in polyester fibers, resins and films. The other ethylene oxide derivatives are used in many consumer and industrial end uses, such as detergents and surfactants, brake fluids and polyurethane foams for seating and bedding.

   We produce synthetic ethyl alcohol at the Tuscola, Illinois plant by a direct hydration process that combines water and ethylene. Equistar also owns and operates facilities in Newark, New Jersey and Anaheim, California for denaturing ethyl alcohol. In addition, it produces small volumes of diethyl ether, a byproduct of its ethyl alcohol production, at Tuscola. These ethyl alcohol products are ingredients in various consumer and industrial products, as described more fully in the table below.

   The following table outlines our petrochemical products, annual rated capacity and the primary uses for these products.


  PRODUCT     RATED CAPACITY(a)                  PRIMARY USES
---------------------------------------------------------------------------
  OLEFINS
---------------------------------------------------------------------------
  Ethylene  11.5 billion pounds    Ethylene is used as a feedstock to
                                   manufacture polyethylene, ethylene
                                   oxide, ethylene dichloride and ethyl
                                   benzene. Polyethylene is used for films
                                   for food packaging and trash bags and
                                   for blow-molded plastic bottles for
                                   milk, juices, shampoos and detergents.
                                   Ethylene oxide is used to produce
                                   ethylene glycol, which in turn is used
                                   to produce antifreeze and polyester.
                                   Ethylene dichloride is used to produce
                                   polyvinyl chloride for pipe and other
                                   vinyl products. Ethyl benzene is used to
                                   produce styrene, which in turn is used
                                   to produce polystyrene for food
                                   packaging and drinking cups.

        PRODUCT          RATED CAPACITY(a)                  PRIMARY USES
--------------------------------------------------------------------------------------
  Propylene            5.0 billion pounds(b)  Propylene is used to produce
                                              polypropylene, acrylonitrile and
                                              propylene oxide. Polypropylene is used
                                              in products such as plastic caps,
                                              closures, rigid packaging and carpet
                                              facing and backing. Acrylonitrile is
                                              used in clothing (acrylic fibers)
                                              and high impact plastics (computers,
                                              auto parts). Propylene oxide is used in
                                              polyurethane foams for furniture and
                                              insulation.
--------------------------------------------------------------------------------------
  Butadiene            1.2 billion pounds     Butadiene is used to manufacture
                                              styrene, butadiene, rubber and
                                              polybutadiene rubber, which are used in
                                              the manufacture of tires, hoses, gaskets
                                              and other rubber products. Butadiene is
                                              also used in the production of paints,
                                              adhesives, nylon clothing, carpets and
                                              engineered plastics.
--------------------------------------------------------------------------------------
  OXYGENATED PRODUCTS
--------------------------------------------------------------------------------------
  Ethylene Oxide and   1.1 billion pounds     Ethylene oxide is used to produce
   Equivalents         ethylene oxide         surfactants, industrial cleaners,
                       equivalents; 400       cosmetics, emulsifiers, paint, heat
                       million pounds as      transfer fluids and ethylene glycol
                       pure ethylene oxide    (polyester fibers and film, polyethylene
                                              terephthalate ("PET") resin and
                                              antifreeze).
--------------------------------------------------------------------------------------
  Ethylene Glycol      1 billion pounds       Ethylene glycol is used to produce
                                              polyester fibers and film, PET resin,
                                              heat transfer fluids, paint and
                                              automobile antifreeze.
--------------------------------------------------------------------------------------
  Ethylene Oxide       225 million pounds     Ethylene oxide derivatives are used to
   Derivatives                                produce paint and coatings, polishes,
                                              solvents and chemical intermediates.
--------------------------------------------------------------------------------------
  MTBE                 284 million            MTBE is an octane enhancer and clean
                       gallons(c)             fuel additive in reformulated gasoline.
--------------------------------------------------------------------------------------
  AROMATICS
--------------------------------------------------------------------------------------
  Benzene              301 million gallons    Benzene is used to produce styrene,
                                              phenol and cyclohexane. These products
                                              are used in the production of nylon,
                                              plastics, rubber and polystyrene.
                                              Polystyrene is used in insulation,
                                              packaging and drink cups.
--------------------------------------------------------------------------------------
  Toluene              66 million gallons     Toluene is used as an octane enhancer in
                                              gasoline, as a chemical feedstock for
                                              benzene production and a core ingredient
                                              in toluene diisocyanate, a compound in
                                              urethane production.
--------------------------------------------------------------------------------------
  SPECIALTY PRODUCTS
--------------------------------------------------------------------------------------
  Dicyclopentadiene    80 million pounds      DCPD is a component of inks, adhesives
   ("DCPD")                                   and polyester resins for molded parts
                                              such as tub and shower stalls and boat
                                              hulls.
--------------------------------------------------------------------------------------
  Isoprene             105 million pounds     Isoprene is a component of premium
                                              tires, adhesive sealants and other
                                              rubber products.
--------------------------------------------------------------------------------------
  Resin Oil            120 million pounds     Resin oil is used in the production of
                                              hot-melt adhesives, inks, sealants,
                                              paints and varnishes.

     PRODUCT       RATED CAPACITY(a)                  PRIMARY USES
--------------------------------------------------------------------------------
  Piperylenes    100 million pounds     Piperylenes are used in the production
                                        of adhesives, inks and sealants.
--------------------------------------------------------------------------------
  Hydrogen       44 billion cubic feet  Hydrogen is used by refineries to remove sulfur from process gas in heavy crude
                                        oil.
--------------------------------------------------------------------------------
  Alkylate       337 million            Alkylate is a premium blending component
                 gallons(d)             used by refiners to meet Clean Air Act
                                        standards for reformulated gasoline.
--------------------------------------------------------------------------------
  Ethyl Alcohol  50 million gallons     Ethyl alcohol is used in the production
                                        of solvents as well as household,
                                        medicinal and personal care products.
--------------------------------------------------------------------------------
  Diethyl Ether  5 million gallons      Diethyl ether is used in laboratory
                                        reagents, gasoline and diesel engine
                                        starting fluid, liniments, analgesics
                                        and smokeless gun powder.

--------
(a) Unless otherwise specified, represents rated capacity at January 1, 1999. We calculated the term "rated capacity," as used in this table, by estimating the number of days in a typical year that a production unit of a plant is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit's optimal daily output based on the design feedstock mix. Because the rated capacity of a production unit is an estimated amount, the actual production volumes may be more or less than the rated capacity.
(b) Does not include refinery-grade material or production from the product flexibility unit at Equistar's Channelview facility, which can convert ethylene and other light petrochemicals into propylene. This facility has a current rated capacity of one billion pounds per year of propylene.
(c) Includes up to 44 million gallons/year of capacity, which is operated for the benefit of LYONDELL-CITGO Refining.
(d) Includes up to 172 million gallons/year of capacity, which is operated for the benefit of LYONDELL-CITGO Refining.

 Feedstocks and Ethylene Purchases

   Olefins feedstock cost is generally the largest component of total cost for the petrochemicals business. Olefins plants with the flexibility to consume a wide range of feedstocks are better able to maintain higher levels of profitability during periods of changing energy and petrochemicals prices than olefins plants that are restricted in their feedstock processing capability. The primary feedstocks used in the production of olefins are Petroleum Liquids, also referred to as "heavy feedstocks," and NGLs, also referred to as "light feedstocks." As of January 1, 1999, approximately 44% of domestic ethylene industry capacity was limited to NGL feedstocks. As of January 1, 1999, approximately 56% of domestic capacity processed to some extent both NGLs and Petroleum Liquids.

   Petroleum Liquids have had a historical variable margin advantage over NGLs such as ethane and propane. For example, using Petroleum Liquid feedstocks typically generates between one and four cents additional margin per pound of ethylene produced compared to using ethane. We have the capability to realize this margin advantage at the Channelview, Corpus Christi and Chocolate Bayou facilities. This variable margin advantage is expected to continue due to the significantly higher capital cost for plants with the capability to process both heavy feedstocks, or Petroleum Liquids, and their resulting co-products in contrast to processing light feedstocks, or NGLs.

   The following chart illustrates, for the fourth quarter of 1998, our percentage usage of heavy feedstocks and light feedstocks as compared with industry usage, based on industry sources.

Pie chart appears here showing, for the fourth quarter of 1998, Equistar's percentage usage of heavy feedstocks and light feedstocks as compared to industry usage of heavy feedstocks and light feedstocks as shown below.


                                          Heavy Feedstocks   Light Feedstocks
                                         -------------------------------------
             Industry Crackers                  29%                 71%

             Equistar Crackers                  58%                 42%


   The Channelview facility is unusually flexible in that it can process 100% Petroleum Liquids or up to 80% NGL feedstocks. The Corpus Christi plant can process up to 70% Petroleum Liquids or up to 70% NGLs. The Chocolate Bayou facility processes 100% Petroleum Liquids. Equistar's four other olefins facilities currently process only NGLs. We are currently upgrading the LaPorte facility to integrate the operations of the LaPorte and Channelview facilities. The upgrade will permit the LaPorte facility to process 25% to 30% Petroleum Liquids and the Channelview facility to process the co-products resulting from the processing of Petroleum Liquids.

   The majority of our Petroleum Liquids requirements are obtained under contracts or on-the-spot market from a variety of third-party domestic and foreign sources. We also purchase NGLs from a wide variety of domestic sources. We obtain a portion of our olefins feedstock requirements from LYONDELL-CITGO Refining at market-related prices.

   In addition to producing our own ethylene, we assumed some agreements of an affiliate of Millennium for the purchase of ethylene from Gulf Coast producers at market prices. Ethylene purchase obligations under these contracts will decline to zero at the end of 2000.

 Marketing, Sales and Distribution

   Ethylene produced by the LaPorte, Morris and Clinton facilities is generally consumed as feedstock by the polymers operations at those sites. Ethylene and propylene produced at the Channelview, Corpus Christi, Chocolate Bayou and Lake Charles olefins plants are generally distributed by pipeline or via exchange agreements to our Gulf Coast polymer and ethylene oxide facilities as well as to other third parties. As of January 1, 1999 approximately 75% of the ethylene we produced was consumed internally or sold to our affiliates based on current market prices. See "Related Transactions."

   With respect to sales to third parties, we sell a majority of olefins products to customers with whom Lyondell and Occidental have had long-standing relationships. Sales to third parties generally are made under written agreements. These written agreements typically provide for

  . monthly negotiation of price

  . customer purchase of a specified minimum quantity

  . three- to six-year terms with automatic one- or two-year term extension provisions

Some contracts may be terminated early if deliveries have been suspended for several months

   Ethylene oxide and ethylene glycol are sold under long-term contracts of three to five years' duration to third-party customers, with pricing negotiated on a quarterly basis to reflect market conditions.

   Glycol ethers are sold primarily into the solvent and distributor markets under one-year contracts at market prices, as are ethanolamines and brake fluids.

   Ethanol and ethers are sold to third-party customers under one-year contracts at market prices.

   We license MTBE technology under a license from an affiliate of Lyondell and sell a significant portion of MTBE produced at one of our two Channelview units to Lyondell at market-related prices. The production from the second unit is consumed by LYONDELL-CITGO Refining for gasoline blending. MTBE produced at Chocolate Bayou is sold to third parties at market-related prices.

   We sell most of our aromatics production under contracts that have initial terms ranging from two to three years and that typically contain automatic one-year term extension provisions. These contracts generally provide for monthly or quarterly price adjustments based upon current market prices. Aromatics produced by LYONDELL-CITGO Refining, with the exception of benzene, are marketed by Equistar for LYONDELL-CITGO Refining under contracts with similar terms to its own. Benzene produced by LYONDELL-CITGO Refining is sold directly to Equistar at market-related prices.

   Most of the ethylene and propylene production of the Channelview, Chocolate Bayou, Corpus Christi and Lake Charles facilities are shipped via a 1,430-mile pipeline system which has connections to numerous Gulf Coast ethylene and propylene consumers. This pipeline system, some of which we own and some of which we lease, extends from Corpus Christi to Mont Belvieu to Port Arthur, Texas as well as around the Lake Charles area. In addition, exchange agreements with other olefins producers allow access to customers who are not directly connected to our pipeline system. Some propylene is shipped by ocean-going vessel. Ethylene oxide and its derivatives are shipped by rail car. Butadiene, aromatics and other petrochemicals are distributed by pipeline, railcar, truck, barge or ocean-going vessel.

 Competition and Industry Conditions

   The basis for competition in our petrochemicals products is price, product quality, product deliverability and customer service. We compete with other large domestic producers of petrochemicals, including

     .BP Amoco Chemical Company

     .Chevron Chemical Company

     .Dow Chemical Company

     .Exxon Chemical Company

     .Huntsman Chemical Company

     .Mobil Chemical Company

     .Phillips Petroleum Company

     .Shell Chemical Company

     .Union Carbide Corporation

   The combined rated capacity of our olefins units at January 1, 1999 was approximately 11.5 billion pounds of ethylene per year or approximately 18% of total North American production capacity. Based on published rated production capacities, we believe we are the largest producer of ethylene in North America. North American ethylene rated capacity at January 1, 1999 was approximately 62 billion pounds per year. Of the total ethylene production capacity in the United States, approximately 95% is located along the Gulf Coast. Approximately 80% of U.S. production capacity is owned by nine manufacturers.

   The following chart illustrates our production capacity position for ethylene both in North America and worldwide as of January 1, 1998, based on industry sources.

Bar chart appears here showing Equistar's production capacity position for ethylene in North America and world wide as of January 1, 1998 as compared with other producers as set forth below.

                         Ethylene Production Capacity
                              Billions Lbs./Year

                                 North America

            Producer                                  Production Capacity
            --------                                  -------------------
            Equistar                                          11.5
            Dow                                                7.1
            Exxon                                              6.5
            Shell                                              5.0
            Nova                                               4.9
            Phillips                                           4.6
            Union Carbide                                      4.2
            Chevron                                            3.3
            Pemex                                              3.1
            BP Amoco                                           3.0


                                   Worldwide

            Producer                                  Production Capacity
            --------                                  -------------------
            Dow                                               11.9
            Equistar                                          11.5
            Shell                                             10.7
            Exxon                                              9.8
            Union Carbide                                      5.8
            BP Amoco                                           5.6
            SABIC                                              5.2
            Nova                                               4.9
            BASH                                               4.6
            Phillips                                           4.6


   Petrochemicals profitability is affected by the level of demand for petrochemicals and derivatives along with vigorous price competition among producers which may intensify due to, among other things, the addition of new capacity. In general, weak economic conditions, either in the United States or in the world and higher feedstock costs tend to reduce demand and/or put pressure on margins. Capacity additions in excess of annual growth also put pressure on margins. In addition, in recent years, industry consolidation has occurred, a trend which we expect will continue. It is not possible to predict accurately the changes in feedstock costs, market conditions and other factors which will affect petrochemical industry margins in the future.

   The petrochemicals industry has historically experienced significant volatility in capacity utilization and profitability. Producers of olefins primarily for merchant supply to unaffiliated customers typically experience greater variations in their sales volumes and profitability in comparison to more integrated competitors when industry supply and demand relationships are at extremes. This is due primarily to a higher proportion of captive demand for olefins derivatives production experienced by the more integrated competitors. We currently consume or sell approximately 75% of our ethylene production to downstream derivatives facilities owned by us or one of our partners, which has the effect of reducing volatility.

   Our other major commodity chemical products also experience cyclical market conditions similar to, although not necessarily coincident with, those of ethylene.

Polymers Segment

 Overview

   Through twelve facilities located in four states, our polymers segment manufactures a wide variety of polyolefins, including polyethylene, polypropylene and various performance polymers.

   We currently manufacture polyethylene using a variety of technologies at six facilities in Texas and at our Morris and Clinton facilities. The Morris and Clinton facilities are the only polyethylene facilities located in the Midwest. These facilities enjoy a freight cost advantage over Gulf Coast producers in delivering products to customers in the Midwest and on the East Coast of the United States. Polyethylene is used in a wide variety of consumer products, packaging materials and industrial applications.

   Our Morris, Illinois and Pasadena, Texas facilities manufacture polypropylene using propylene produced as a co-product of our ethylene production and propylene purchased from third parties. Polypropylene is sold for various applications in the automotive, housewares and appliance industries. We also produce performance polymer products, which include enhanced grades of polyethylene and polypropylene, at several of our polymers facilities. We believe that, over a business cycle, average selling prices and profit margins for performance polymers tend to be higher than average selling prices and profit margins for higher volume commodity polyethylenes.

   A letter of intent for the sale of our concentrates and compounds business at our Crockett, Texas and Heath, Ohio facilities was announced on March 1, 1999. Concentrates and compounds are polyethylene compounds impregnated with additives and/or pigments and sold to converters. The converters mix the compounds with larger volumes of polymers, including polyethylene, to produce various products.

   We produce wire and cable resins and compounds at Morris, Illinois, La Porte, Texas, Tuscola, Illinois, Crockett, Texas and Fairport Harbor, Ohio. Wire and cable resins and compounds are used to insulate copper and fiber optic wiring in power, telecommunication, computer and automobile applications.

   The following table outlines our polymers and performance polymers products, annual rated capacity, the primary uses for these products and our brand names.


                               RATED
          PRODUCT           CAPACITY(a)                PRIMARY USES                 BRAND NAMES
-------------------------------------------------------------------------------------------------
  POLYETHYLENE AND
   POLYPROPYLENE
-------------------------------------------------------------------------------------------------
  High density              3.4 billion  HDPE is used to manufacture grocery,      ALATHON(R)
   polyethylene ("HDPE")    pounds(b)    merchandise and trash bags; food          Petrothene(R)
                                         containers for items from frozen
                                         desserts to margarine; plastic caps and
                                         closures; liners for boxes of cereal and
                                         crackers; plastic drink cups and toys;
                                         dairy crates; bread trays and pails for
                                         items from paint to fresh fruits and
                                         vegetables; safety equipment such as
                                         hard hats; house wrap for insulation;
                                         bottles for household/industrial
                                         chemicals and motor oil;
                                         milk/water/juice bottles; and large
                                         (rotomolded)
                                         tanks for storing liquids like
                                         agricultural and lawn care chemicals.
-------------------------------------------------------------------------------------------------
  Low density polyethylene  1.7 billion  LDPE is used to manufacture food          Petrothene(R)
   ("LDPE")                 pounds       packaging films; plastic bottles for      Acrythene(R)
                                         packaging food and personal care items;   (EMA)
                                         dry cleaning bags; ice bags; pallet       Ultrathene(R)
                                         shrink wrap; heavy-duty bags for mulch    (EVA)
                                         and potting soil; boil-in-bag bags;
                                         coatings on flexible packaging products;
                                         and coating on paper board such as milk
                                         cartons. Specialized forms of LDPE are
                                         Ethyl Methyl Acrylate ("EMA"), which
                                         provides adhesion in a variety of
                                         applications, and Ethylene Vinyl Acetate
                                         ("EVA"), which is used in foamed sheets,
                                         bag-in-box bags, vacuum cleaner hoses,
                                         medical tubing, clear sheet protectors
                                         and flexible binders.
-------------------------------------------------------------------------------------------------
  Linear low density        1.1 billion  LLDPE is used to manufacture garbage and  Petrothene(R)
   polyethylene ("LLDPE")   pounds       lawn/leaf bags; housewares; lids for
                                         coffee cans and margarine tubs; and
                                         large (rotomolded) toys like outdoor gym
                                         sets.
-------------------------------------------------------------------------------------------------
  Polypropylene             680 million  Polypropylene is used to manufacture      KromaLon(R)
                            pounds       fibers for carpets, rugs and upholstery;  Petrofil(R)
                                         housewares; automotive battery cases;     Petrothene(R)
                                         automotive fascia, running boards and     KromaLux(R)
                                         bumpers; grid-type flooring for sports    KromaTex(R)
                                         facilities; fishing tackle boxes; and     Flexathene(R)
                                         bottle caps and closures.
-------------------------------------------------------------------------------------------------
  PERFORMANCE POLYMERS
-------------------------------------------------------------------------------------------------
  Wire and Cable Resins     (c)          Wire and cable resins and compounds are   Petrothene(R)
   and Compounds(d)                      used to insulate copper and fiber optic
                                         wiring in power, telecommunication,
                                         computer and automobile applications.
-------------------------------------------------------------------------------------------------
  Polymeric Powders         (c)          Polymeric powders are component products  Microthene(R)
                                         in structural and bulk molding
                                         compounds; and parting agents and
                                         filters for appliance, automotive and
                                         plastics processing industries.
-------------------------------------------------------------------------------------------------
  Concentrates and          150 million  Concentrates and compounds provide color  Spectratech(R)
   Compounds(d)             pounds       in film, bottles and foam sheets; the
                                         "slip" that keeps film from sticking
                                         together; flame retardancy; resistance
                                         to UV radiation; and the "gas bubbles"
                                         to make foamed plastic products.

                              RATED
          PRODUCT          CAPACITY(a)                PRIMARY USES                 BRAND NAMES
-----------------------------------------------------------------------------------------------
  Polymers for Adhesives,  (c)          Polymers are components in hot-metal-     Petrothene(R)
   Sealants and Coatings                adhesive formulations for case, carton    Ultrathene(R)
                                        and beverage package sealing; glue
                                        sticks; automotive sealants; carpet
                                        backing; and adhesive labels.
-----------------------------------------------------------------------------------------------
  Reactive Polyolefins     (c)          Reactive polyolefins are functionalized   Plexar(R)
                                        polymers used to bond nonpolar and polar
                                        substrates in barrier food packaging;
                                        wire and cable insulation and jacketing;
                                        automotive gas tanks; and metal coating
                                        applications.
-----------------------------------------------------------------------------------------------
  Liquid Polyolefins       (c)          Liquid polyolefins are a diesel fuel      Vynathene(R)
                                        additive to inhibit freezing.

--------
(a) Unless otherwise specified, represents rated capacity at January 1, 1999. We calculate "rated capacity," as used in this table, by estimating the number of days in a typical year that a production unit of a plant is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit's optimal daily output based on the design feedstock mix. Because the rated capacity of a production unit is an estimated amount, the actual production volumes may be more or less than the rated capacity.
(b) We increased our HDPE capacity by approximately 125 million pounds in 1998. A 480-million-pound HDPE resin expansion project at the Matagorda facility has a targeted start-up in the third quarter of 1999. The idling of a portion of the Port Arthur facility effective March 31, 1999 resulted in a decrease in capacity of 300 million pounds at the end of the first quarter of 1999.
(c) These are enhanced grades of polyethylene and are included in the capacity figures for HDPE, LDPE and LLDPE above, as appropriate.
(d) A letter of intent for the sale of our concentrates and compounds business at our Crockett, Texas and Heath, Ohio facilities has been entered into.

   Research and development for our polymers segment is conducted in laboratories at our Cincinnati, Ohio facility and at pilot plants in Matagorda, Texas and Morris, Illinois. These facilities provide product and process technology support for the polymers segment and its customers. See "--Research and Technology; Patents and Trademarks."

 Feedstocks

   With the exception of the Chocolate Bayou polyethylene plant, our polyethylene and polypropylene production facilities can receive their ethylene and propylene directly from our petrochemical facilities. The feedstock is sent via our olefins pipeline system at our own production at the site. The polyethylene plants at Chocolate Bayou, LaPorte, Port Arthur and Pasadena are pipeline-connected to third parties and can receive ethylene via exchanges or purchases. The polypropylene facility at Morris also receives propylene from a third party.

 Marketing, Sales and Distribution

   Our polymers products are primarily sold to an extensive base of established customers, many under term contracts typically having a duration of one to three years. The remainder is generally sold without contractual term commitments. In either case, in most of the continuous supply relationships prices may be changed upon mutual agreement with our customers.

   Polymers are primarily distributed via railcar. We own or lease, under long-term lease arrangements, approximately 10,000 railcars for use in our polymers business. We sell our polymers products in the United States primarily through our own sales organization. The sales organization generally engages sales agents to market its products in the rest of the world.

 Competition and Industry Conditions

   The basis for competition in our polymers products is

    . product performance

    . product quality

    . product deliverability

    . customer service

    . price

   We compete with other large producers of polymers, including Chevron Chemical Corporation, Dow Chemical Company, Eastman Chemical Company, Exxon Chemical Company, Formosa Plastics, Huntsman Chemical Company, NOVA Corporation, Phillips Petroleum Company, Solvay Polymers, Total Fina, Union Carbide Corporation and Westlake Polymers. Polymers profitability is affected by the worldwide level of demand for polymers along with vigorous price competition, which may intensify due to, among other things, new domestic and foreign industry capacity. In general, weak economic conditions either in the United States or elsewhere in the world tend to reduce demand and put pressure on margins. It is not possible to predict accurately the changes in feedstock costs, market conditions and other factors that will affect polymers industry margins in the future.

   Based on published rated industry capacities, we are the largest producer of polyethylene in North America and a leading domestic producer of polyolefins powders, compounds, wire and cable resins, and polymers for adhesives. The combined rated capacity of our polyethylene units as of January 1, 1999 was approximately 6.2 billion pounds per year or approximately 18% of total industry capacity in North America. There are 19 other North American producers of polyethylene, including Chevron Chemical Company, Dow Chemical Company, Exxon Chemical Company, Phillips Petroleum Company, Solvay Polymers and Union Carbide Corporation. Our polypropylene capacity, 680 million pounds per year as of January 1, 1999, represents just under 5% of the total North American polypropylene capacity. There are 14 other North American competitors in the polypropylene business, including BP Amoco Chemical Company, Exxon Chemical Company, Montell Polyolefins BV and Total Fina.

   The following chart illustrates our production capacity position for polyethylene and polypropylene, or "polyolefins" for 1998, based on industry sources.

Bar chart appears here showing Equistar's production capacity position for polyethylene and polypropylene, or "polyolefins" for 1998 as compared with other leading North American producers as set forth below.

                  Leading North America Polyolefins Producers
                              Millions Lbs./Year

            Producer                                  Production Capacity

            Equistar                                         6,845
            Exxon                                            6,844
            Union Carbide                                    4,450
            Dow                                              4,380
            Montell                                          3,550
            Phillips                                         2,927
            Chevron                                          2,635
            Solvay                                           2,490
            Nova                                             2,284
            Fina                                             2,143
            Huntsman                                         1,985
            Mobile                                           1,941
            BP Amoco                                         1,820
            Formosa                                          1,739
            Eastman                                          1,067
            Westlake                                         1,018

 Properties

   Our principal manufacturing facilities and principal products are detailed below. All of these facilities are wholly owned by Equistar unless otherwise noted.

        Location                        Principal Products
        --------                        ------------------
Beaumont, Texas(a)...... Ethylene Glycol
Channelview, Texas(b)... Ethylene, Propylene, Butadiene, Benzene,
                         Toluene, DCPD, Isoprene, Resin Oil, Piperylenes,
                         Alkylate and MTBE
Corpus Christi, Texas... Ethylene, Propylene, Butadiene and Benzene
Chocolate Bayou,         HDPE
 Texas(c)...............
Chocolate Bayou,         Ethylene, Propylene, Butadiene, Benzene,
 Texas(c)(d)............ Toluene, DCPD, Isoprene, Resin Oil and MTBE
Crockett, Texas(e)...... Wire and Cable Resins and Compounds,
                         Concentrates and Compounds
LaPorte, Texas.......... Ethylene, Propylene, LDPE, LLDPE, HDPE and
                         Liquid Polyolefins
Matagorda, Texas........ HDPE
Pasadena, Texas(f)...... Ethylene Oxide and Ethylene Glycol and other EO derivatives
Pasadena, Texas(f)...... Polypropylene and LDPE
Port Arthur, Texas(g)... LDPE and HDPE
Victoria, Texas(d)...... HDPE
Lake Charles,            Ethylene and Propylene
 Louisiana(h)...........
Morris, Illinois........ Ethylene, LDPE, LLDPE and Polypropylene
Tuscola, Illinois....... Ethyl Alcohol, Diethyl Ether, Wire and Cable
                         Resins and Compounds and Polymeric Powders
Clinton, Iowa........... Ethylene, LDPE and HDPE
Fairport Harbor,         Wire and Cable Resins and Compounds
 Ohio(h)................
Heath, Ohio(e).......... Wire and Cable Resins and Compounds,
                         Concentrates and Compounds
Anaheim, California..... Denatured Alcohol
Newark, New Jersey...... Denatured Alcohol

--------
(a) The Beaumont facility is owned by PD Glycol, a partnership owned 50% by Equistar and 50% by DuPont de Nemours and Company.
(b) The Channelview facility has two ethylene processing units. Lyondell Methanol owns a methanol plant located within the Channelview facility on property leased from Equistar. A third party owns and operates a facility on land leased from Equistar that is used to purify hydrogen from Lyondell Methanol's methanol plant. We also operate a styrene maleic anhydride unit and a polybutadiene unit which are owned by a third party and are located on property leased from Equistar within the Channelview facility.
(c) Millennium and Occidental each contributed a facility located in Chocolate Bayou. These facilities are not on contiguous property.
(d) The land is leased. The facility is owned.
(e) A letter of intent for the sale of the concentrates and compounds business at these facilities has been entered into.
(f) Occidental and Lyondell each contributed facilities located in Pasadena. These facilities are primarily on contiguous property, and we plan to operate them as one site to the extent practicable. These facilities are operated in conjunction with the LaPorte facility.
(g) A substantial portion of the HDPE capacity was idled on March 31, 1999, and could be restarted when market conditions warrant.
(h) The facilities and land are leased.

   We also own a storage facility, a brine pond and a tract of vacant land in Mont Belvieu, Texas, located approximately 15 miles east of the Channelview facility. Storage capacity for up to approximately 13 million barrels of NGL feedstocks, ethylene, propylene and other hydrocarbons is provided in salt domes at the Mont Belvieu facility. We operate an additional 3 million barrels of ethylene and propylene storage on leased property in Markham, Texas.

   We use an extensive olefins pipeline system, some of which we own and some of which we lease, extending from Corpus Christi to Mont Belvieu to Port Arthur and around the Lake Charles area. We own other pipelines in connection with our Morris, Clinton, Tuscola, Chocolate Bayou, Matagorda, Victoria, Corpus Christi and LaPorte facilities. We own and lease several pipelines connecting the Channelview facility, the refinery owned by LYONDELL-CITGO Refining and the Mont Belvieu storage facility; these pipelines are used to transport feedstocks, butylenes, hydrogen, butane, MTBE and unfinished gasolines. We also own a barge docking facility near the Channelview facility capable of berthing eight barges and related terminal equipment for loading and unloading feedstocks and products. We own or lease, under long-term lease arrangements, approximately 10,000 railcars for use in our business.

   We sublease our executive offices and corporate headquarters from Lyondell in downtown Houston, Texas. In addition, we own facilities which house the Morris and Cincinnati research operations. We also lease sales facilities and storage facilities, primarily in the Gulf Coast area, from various third parties for the handling of products.

 Research and Technology; Patents and Trademarks

   We maintain a significant research and development facility in Cincinnati, Ohio. The Cincinnati facility features more than 30 plastics processing lines, all of commercial or semi-commercial size, allowing our engineers and technicians to evaluate polyolefins products under conditions similar to a customer's plant. We also have additional research facilities in Morris, Illinois, Matagorda, Texas and Plano, Texas. Product development efforts are aimed at tailoring products to meet specific customer needs.

   The Channelview facility employs proprietary technology owned by Lyondell to convert ethylene and other light petrochemical streams into propylene. We are conducting a research project to investigate alternative feedstocks for use at the Channelview, Chocolate Bayou and/or Corpus Christi facilities. These alternative feedstocks could significantly lower costs and provide an additional competitive advantage at these facilities.

   Recent polymers industry announcements relate to the development of single-site catalysts. Successful development and commercialization of these catalysts are expected to result in enhanced polymer properties. We are conducting a broad search to evaluate outside technology and are concentrating in-house research in an effort to identify and develop single-site catalysts for use in the production of polyolefins resins. We hold several United States patents and the rights to certain patents pending in connection with research and development efforts in this area. We are not dependent upon obtaining or retaining any particular patent, and believe the failure to receive or retain any individual patent would not have a material effect on operations.

   We use numerous technologies in our operations, many of which are licensed from third parties. Significant licenses we hold include

    . BP Amoco fluid bed polyethylene process for the production of both LLDPE and HDPE

    . Unipol process for the production of LLDPE

    . other licenses for the production of polyethylene and polypropylene

   We are not dependent on the retention of any particular license and believe that the loss of any individual license would not have a material adverse effect on operations.

   We acquired rights to numerous recognized brand names from Lyondell and Millennium Petrochemicals Inc., a wholly owned subsidiary of Millennium, in connection with the formation of Equistar. The brand names are ALATHON(R), KromaLon(R), Petrothene(R), Ultrathene(R), Vynathene(R) and Microthene(R). Our rights to use these trademarks are perpetual as long as we actively use the trademarks. We are not dependent upon any particular trademark and believe the loss of any individual trademark would not have a material adverse effect on operations.

 Employee Relations

   As of December 31, 1998, we employed approximately 5,000 full-time employees. We also use the services of independent contractors in the routine conduct of our business. Approximately 365 hourly workers are covered by collective bargaining agreements. We believe that our relations with our employees are good.

                                   Management

Members of the Partnership Governance Committee, Executive Officers of Equistar and Directors and Executive Officers of Equistar Funding

   All of Equistar management's functions are the responsibility of the partnership governance committee. The partnership governance committee is comprised of nine members. Each general partner may appoint three members to the partnership governance committee. The partnership governance committee has delegated responsibility of day-to-day operations to the executive officers of Equistar.

   The current members of the partnership governance committee are

  . Dan F. Smith, President and Chief Executive Officer of Lyondell and
    Equistar and co-chairman of the partnership governance committee

  . William M. Landuyt, Chairman and Chief Executive Officer of Millennium and co-chairman of the partnership governance committee

  . Dr. Ray R. Irani, Chairman and Chief Executive Officer of Occidental
    Petroleum and co-chairman of the partnership governance committee

  . John E. Lushefski, Senior Vice President and Chief Financial Officer of
    Millennium

  . Jeffrey R. Pendergraft, Executive Vice President and Chief Administrative
    Officer of Lyondell

  . Kevin DeNicola, Vice President, Corporate Development of Lyondell

  . George Robbins, President and Chief Executive Officer of Millennium
    Specialty Chemicals

  . Stephen I. Chazen, Executive Vice President of Occidental

  . J. Roger Hirl, President and Chief Executive Officer of Occidental
    Chemical Corporation.

   The following table sets forth the names and ages of the executive officers of Equistar and the executive officers and directors of Equistar Funding. Officers of Equistar are chosen from time to time by vote of the partnership governance committee. Directors of Equistar Funding are elected annually and hold office until a successor is elected. Officers of Equistar Funding are chosen from time to time by vote of its board of directors.

           Name            Age               Partnership Position
           ----            ---               --------------------
Dan F. Smith..............  52 Chief Executive Officer of Equistar and Equistar
                               Funding; Director of Equistar Funding
Eugene R. Allspach........  51 President and Chief Operating Officer of
                               Equistar and Equistar Funding; Director of
                               Equistar Funding
John R. Beard.............  46 Senior Vice President, Manufacturing of Equistar
Kelvin R. Collard.........  41 Vice President and Controller of Equistar and
                               Equistar Funding; Director of Equistar Funding
Clifton B. Currin, Jr.....  44 Vice President, Supply and Optimization of
                               Equistar
J. R. Fontenot............  46 Vice President, Research and Engineering of
                               Equistar
Brian A. Gittings.........  52 Senior Vice President, Petrochemicals of
                               Equistar
Jeffrey L. Hemmer.........  40 Vice President, Information Systems and Business
                               Process Improvement of Equistar
Alan Houlton..............  52 Vice President, Customer Supply Chain of
                               Equistar
Gerald A. O'Brien.........  46 Vice President, General Counsel and Secretary of
                               Equistar and Equistar Funding
Myra J. Perkinson.........  47 Vice President, Human Resources of Equistar
W. Norman Phillips, Jr....  43 Senior Vice President, Polymers of Equistar

   Mr. Smith has been Chief Executive Officer of Equistar since December 1997. Mr. Smith has been a Director of Lyondell since 1988, President and Chief Executive Officer since December 1996 and a member of the LYONDELL-CITGO Refining partnership governance committee since July 1993. Mr. Smith was President and Chief Operating Officer of Lyondell from 1994 to December 1996. Before 1994, Mr. Smith held various senior executive positions with Lyondell and Atlantic Richfield Company, including Executive Vice President and Chief Financial Officer of Lyondell, Vice President, Corporate Planning of ARCO and Senior Vice President in the areas of management, manufacturing, control and administration for Lyondell and the Lyondell Division of ARCO.

   Mr. Allspach has been President and Chief Operating Officer of Equistar since December 1997. Mr. Allspach served as Group Vice President, Manufacturing and Technology for Millennium Petrochemicals from 1993 to 1997. Before 1993, Mr. Allspach held various senior executive positions with Millennium, including Group Vice President, Manufacturing and Manufacturing Services and Vice President, Specialty Polymers and Business Development.

   Mr. Beard has been Senior Vice President, Manufacturing of Equistar since May 1998. He was Vice President, Manufacturing of Equistar from December 1997 to May 1998. Mr. Beard previously served as Vice President, Petrochemical Manufacturing of Lyondell from May 1995 to December 1997. Mr. Beard served as Vice President in the areas of quality, supply, planning and evaluations of Lyondell from 1992 to May 1995.

   Mr. Collard has been a Vice President of Equistar since July 1998. Mr. Collard has been the Controller of Equistar since December 1997. From May 1989 to December 1997, Mr. Collard held various senior manager positions with Lyondell and ARCO, including Controller of ARCO Coal Company, manager of accounting policy of ARCO and manager of financial reporting and internal control of Lyondell. Before May 1989, Mr. Collard was an audit manager for Coopers & Lybrand.

   Mr. Currin has been Vice President, Supply and Optimization of Equistar since May 1998. Mr. Currin previously served as Vice President, Corporate Development of Lyondell from December 1997 to May 1998.

Before May 1998, Mr. Currin served as Vice President of Lyondell with responsibilities in the areas of strategic development, petrochemicals business management and olefins.

   Mr. Fontenot has been Vice President, Research and Development and Engineering of Equistar since September 1998. Mr. Fontenot previously served as Vice President, Engineering of Lyondell from December 1997 to September 1998. Mr. Fontenot served as Vice President, Technology of Lyondell from January 1997 to December 1997 and as Director of Technology of Lyondell from 1995 to January 1997. Before 1995, Mr. Fontenot held various positions in operations, evaluation and technology for Lyondell.

   Mr. Gittings has been Senior Vice President, Petrochemicals of Equistar since August 1998 and was Vice President, Oxygenated Chemicals of Equistar from May 1998 to August 1998. Before that, he was Vice President and General Manager, Isocyanurates for Occidental Chemicals, where he had previously served as Vice President and General Manager, Ethylene Oxide and Derivatives.

   Mr. Hemmer has been Vice President, Information Systems and Business Process Development of Equistar since August 1998. He was Director of Business Process Improvement of Equistar from December 1997 to August 1998. Mr. Hemmer also had been Director, Engineering and Licensing for Millennium Petrochemicals from October 1996 to December 1997. Before October 1996, he was manager of polyethylene process and engineering technology for Exxon Chemical.

   Mr. Houlton has been Vice President, Customer Supply Chain of Equistar since December 1997. He previously served as Vice President, Manufacturing for Millennium Petrochemicals, with responsibility for Millennium Petrochemicals' 11 manufacturing and compounding operations, beginning in October 1993.

   Mr. O'Brien has been Vice President, General Counsel and Secretary of Equistar since December 1997. Mr. O'Brien previously served as associate general counsel of Lyondell, where his responsibilities included joint responsibility for the management of the legal department and responsibility for a variety of legal department functions, including mergers and acquisitions, general corporate, finance and securities.

   Ms. Perkinson has been Vice President, Human Resources of Equistar since December 1997. Ms. Perkinson served as Vice President, Human
Resources/Communications of Millennium Petrochemicals beginning in November 1991, in which position she was responsible for all human resources, employee labor relations functions and the administration of all of Millennium Petrochemicals' compensation, benefits and communications programs.

   Mr. Phillips has been Senior Vice President, Polymers of Equistar since August 1998. He was previously Vice President, Petrochemicals of Equistar from December 1997 to August 1998. Mr. Phillips previously served as Vice President, Polymers of Lyondell from January 1997 to December 1997. Mr. Phillips previously served as Vice President of Lyondell with responsibilities in the areas of marketing and operations from 1993 to January 1997.

                                  Compensation

Summary Compensation Table

   The table below provides information regarding the compensation awarded to or earned by Equistar's Chief Executive Officer and the next four most highly compensated executive officers, each of whom earned $100,000 or more in combined salary and bonus during the fiscal year ended December 31, 1998.

                                           Other Annual  All Other
   Name and Principal     Salary   Bonus   Compensation Compensation
        Position           ($)      ($)       ($)(a)       ($)(b)
   ------------------    -------- -------- ------------ ------------
Dan F. Smith(c).........   (c)      (c)        (c)          (c)
 Chief Executive Officer
Eugene R. Allspach...... $335,531 $321,600   $11,344      $48,641
 President & Chief
  Operating Officer
W. Norman Phillips,
 Jr..................... $256,188 $185,640   $ 9,845      $39,039
 Senior Vice President
John R. Beard........... $237,128 $161,800   $ 5,491      $31,347
 Senior Vice President
J. R. Fontenot.......... $213,496 $111,200   $ 8,988      $40,251
 Vice President

--------
(a) Includes imputed income in respect of the Long-Term Disability Plan and tax gross-ups in respect of financial counseling reimbursements. Actual reimbursement for financial counseling in 1998 is included in the "All Other Compensation" column above. "Tax gross-ups" refers to the additional reimbursement paid to a recipient to cover the federal income tax obligations associated with the underlying benefit, including an additional amount based on maximum applicable income tax rates.
(b) Includes contributions to the Executive Supplementary Savings Plan, incremental executive medical plan premiums, financial counseling reimbursements and certain amounts in respect of the Executive Life Insurance Plan, as follows:

                                                Mr.      Mr.      Mr.     Mr.
                                              Allspach Phillips  Beard  Fontenot
                                              -------- -------- ------- --------
  Executive Supplementary Savings Plan....... $27,103  $20,495  $18,970 $17,080
  Incremental Medical Plan Premiums.......... $ 8,441  $ 8,441  $ 8,441 $ 8,441
  Financial Counseling Reimbursement......... $11,742  $ 7,107  $     0 $12,525
  Executive Life Insurance Plan.............. $ 1,355  $ 2,996  $ 3,936 $ 2,205

(c) Mr. Smith serves as the Chief Executive Officer of both Lyondell and Equistar. Mr. Smith does not receive any compensation from Equistar. Equistar pays a fee to Lyondell in recognition of Mr. Smith's services. See "Related Transactions--Agreement Regarding Services of Chief Executive Officer."

Long-Term Incentive Plan

   In 1998 Equistar adopted a performance-driven, long-term incentive plan, or LTIP, for selected key employees. Awards are based on whether Equistar reaches its performance and financial goals in two critical areas: economic value added and the achievement of synergies. Economic value added measures Equistar's cash flow performance in excess of a capital charge, which is calculated by multiplying the capital invested in Equistar by Equistar's weighted average cost of capital. Synergies include both one-time and ongoing potential savings from operating the Lyondell, Millennium and Occidental contributed businesses together. Synergy targets include

  . aligning and optimizing processing units for improved on-stream time and increased throughput capability

  . maximizing the value of feedstock and olefins co-products

  . lowering distribution costs

  . reducing feedstocks and other procurement costs

  . reducing the amount of staffing services required by each contributed business

   The partnership governance committee approves all awards based on its assessment of Equistar's operating performance in the preceding year in the areas of synergy attainment and economic value added.

   Equistar assigns each LTIP participant a target award percentage for the year based on that participant's salary, position and any other factors Equistar deems appropriate. Each LTIP participant's award for the year is determined by multiplying his/her target award percentage by an award multiple determined by the partnership governance committee, the product of which is multiplied by his/her base pay. The award multiple for 1998 was based on the achievement of a four-year rolling average economic value added of $160 million and the achievement of net synergies of $50 million.

   Awards will be paid only to LTIP participants who are actually employed at year-end. Those LTIP participants whose employment terminates due to death, disability or retirement before the end of the year will be paid a pro rata portion of their award based on the number of full months completed while actively employed. LTIP participants hired after the first of the year are eligible to receive a pro rata award based on the number of full months completed during the year.

   Awards consist of a combination of annual or current cash and deferred cash compensation. The relative percentages of current cash and deferred cash components are based on the LTIP participant's salary range. The percentage of deferred cash compensation as compared with current cash compensation increases as the LTIP participant's salary increases. The current portion of the award is disclosed under the "Expected Bonus" column of the Summary Compensation Table above. The deferred cash portion of the award is paid out over three consecutive years, one-third each year, beginning approximately one year from the payment of the related annual cash component. The payout amounts for the deferred compensation component may be adjusted upward, with no cap, or downward, capped at 20%, based on Equistar's ongoing results with respect to synergies over that three-year period. Awards are adjusted one percentage point for every percentage point of synergy gained or lost during the award period.

   The following table details the amount of the deferred compensation component of the 1998 award to the four most highly paid executive officers as well as their estimated future payouts resulting from such award under the LTIP.

              Long-Term Incentive Plan--Awards In Last Fiscal Year

                                       Performance
                                        or Other   Estimated Future Payouts under
                           Number of     Period     Non-Stock Price-Based Plans
                         Shares, Units    Until    ------------------------------
                           or Other    Maturation  Threshold Target(b) Maximum(c)
          Name           Rights ($)(a)  or Payout     ($)       ($)       ($)
          ----           ------------- ----------- --------- --------- ----------
Dan F. Smith............      (d)          (d)        (d)       (d)       (d)
Eugene R. Allspach......   $462,384        (e)     $369,907  $462,384      --
W. Norman Phillips,
 Jr.....................   $265,221        (e)     $212,177  $189,810      --
John R. Beard...........   $245,419        (e)     $196,335  $245,419      --
J. R. Fontenot..........   $189,810        (e)     $151,848  $189,810      --

--------
(a) Award is denominated in dollars. Amounts represent deferred compensation component of 1998 award. Current portion is disclosed under the "Bonus" column of the Summary Compensation Table above.
(b) Assumes current 1999 target of achievement of synergies of $200 million. The partnership governance committee may revise targets for 1999 upward or downward.
(c) Award is not capped.
(d) Mr. Smith does not receive any compensation from Equistar. Equistar pays a fee to Lyondell in recognition of Mr. Smith's services. See "Related Transactions--Agreement Regarding Services of Chief Executive Officer."
(e) Long-term compensation awards with respect to 1998 will be paid in annual increments of one-third beginning in March 2000.

Annual Pension Benefits

 Pension Plan

   In 1998, Equistar adopted a pension plan available to all full-time or regular part-time Equistar employees and those employees on an approved long-term disability leave of absence. The pension plan is fully funded by Equistar. Employees are not required, nor are they allowed, to contribute to the pension plan. Participation began for former Lyondell, Millennium and Occidental employees on their first day of service with Equistar. All other employees are eligible on the first day following 12 months of service with Equistar or any predecessor company. Participation in the pension plan ends on the earliest of the day the employee

  . quits, retires, is discharged or dies

  . is absent from work more than 12 consecutive months

  . is no longer eligible for benefits

Benefits are not reduced for social security or other amounts.

   Annual retirement benefit under the pension plan is calculated by multiplying

  . the pension plan participant's years of service to Equistar after January
    1, 1998, by

  . Final Average Earnings as defined below, by

  . the Benefit Percentage as shown below

"Final Average Earnings" is the pension plan participant's highest average monthly base pay received for any 36 consecutive months during the last 120 months of continuous service with Equistar or Lyondell, Millennium or Occidental. For pension plan participants with less than 36 months of continuous service with Equistar or Lyondell, Millennium or Occidental, Final Average Earnings is the average of all monthly base pay, including salary earned with Equistar, Lyondell, Millennium or Occidental.

   The Benefit Percentage applicable to each pension plan participant is based on the participant's age when he begins to receive benefits, as shown in the following table:

                                                                       Benefit
      Beginning Benefits Age                                          Percentage
      ----------------------                                          ----------
      Under 35.......................................................     3%
      35-39..........................................................     4%
      40-44..........................................................     5%
      45-49..........................................................     6%
      50-54..........................................................     9%
      55-59..........................................................    13%
      60 and over....................................................    15%

   The estimated annual benefit payable upon retirement at age 65, normal retirement age under the pension plan, for the four most highly compensated officers is as follows:

                                                                       Estimated
                                                                        Annual
                                                                        Benefit
      Name                                                             at Age 65
      ----                                                             ---------
      Eugene R. Allspach..............................................  $31,182
      W. Norman Phillips, Jr..........................................  $49,079
      John R. Beard...................................................  $42,621
      J. R. Fontenot..................................................  $43,360

 Supplemental Executive Retirement Plan

   Equistar offers a Supplemental Executive Retirement Plan ("SERP") to senior managers and executive officers who receive a retirement benefit under the pension plan and have had the amount of that benefit reduced due to required limitations under the Internal Revenue Code of 1986, as amended, or under the Employee Retirement Income Security Act, as amended ("ERISA"). Calculation of benefits under the SERP is based on all of the following:

  . base wage

  . salary deferrals

  . annual incentive awards

Equistar bears all costs of the SERP, including administration of the SERP. SERP participants are not allowed to contribute to the SERP. The SERP provides for two types of supplementary benefits: deferral/incentive supplements and qualification limitation supplements.

   Deferral/Incentive Supplements. Participants are eligible for a deferral/incentive supplement under the SERP if their Excess Retirement Benefit, as defined below, is a positive amount. The monthly amount of supplemental benefits is calculated by multiplying the SERP participant's Excess Retirement Benefit by a fraction based on his/her years of service. For purposes of this paragraph, Excess Retirement Benefit is

  . the amount the SERP participant would have received at retirement as a basic allowance from the pension plan if it included the SERP participant's awards and deferred compensation, minus

  . the amount of monthly retirement allowance the SERP participant is actually entitled to receive at retirement under the pension plan

   The total annual benefit payable to each SERP participant, including payment under the pension plan, shall not exceed 65% of the greater of

  . the SERP participant's final base pay, exclusive of deferrals, and most recent annual incentive pay, or

  . the highest average base pay plus annual incentive pay during a 36-month consecutive period out of 120 months of service with Equistar or Lyondell, Millennium or Occidental

   Qualification Limitation Supplements. SERP participants are eligible for a qualification limitation supplement if their Excess Retirement Benefit, as defined below, is a positive amount. The monthly amount of qualification limitation supplement benefit is calculated by multiplying the SERP participant's Excess Retirement Benefit by a fraction based on the SERP participant's years of service. For purposes of this paragraph, Excess Retirement Benefit is

  . the amount of monthly allowance the SERP participant would have received as a base allowance under the pension plan had the amount not been limited or reduced due to requirements under the Internal Revenue Code of 1986, as amended, or ERISA, minus

  . the amount of monthly allowance the SERP participant is actually entitled to receive at retirement

   SERP participants may elect to receive their SERP benefit in any form available for payment of their normal retirement benefit, provided that the same form of payment is elected for all supplementary benefits. If the SERP participant elects a form of annuity for these supplementary benefits, the SERP participant must elect the same form of annuity under the pension plan. Benefits are not reduced for social security or other amounts.

   The estimated annual benefit payable upon retirement at age 65, normal retirement age under the SERP, for each of the four most highly compensated officers is as follows:

                                                                       Estimated
                                                                        Annual
                                                                        Benefit
      Name                                                             at Age 65
      ----                                                             ---------
      Eugene R. Allspach..............................................  $94,958
      W. Norman Phillips, Jr..........................................  $84,449
      John R. Beard...................................................  $64,695
      J. R. Fontenot..................................................  $51,105

Executive Severance Arrangements

   In connection with the formation of Equistar and to ensure the continued dedication of executive officers, Equistar assumed obligations under severance agreements executed by Lyondell and Millennium with their executives who agreed to join Equistar.

   The severance agreement between Equistar and Eugene Allspach, which was assumed by Equistar from Millennium, provides for Mr. Allspach's receipt of payments and benefits described below in the event of his termination before January 1, 2001. Benefits under Mr. Allspach's severance agreement apply if he is terminated

  . by Equistar without cause

  . as a result of a Constructive Termination for Good Reason

   Notice of Constructive Termination for Good Reason, as defined in Mr. Allspach's severance agreement, can be given by Mr. Allspach if Equistar does any of the following:

  . assigns him to any duties or responsibilities not comparable to his duties or responsibilities when he joined Equistar or reduces his responsibilities or position

  . relocates Equistar's principal executive offices outside a 25-mile radius of its current location or requests Mr. Allspach's transfer, in writing, to a new location

  . reduces Mr. Allspach's annual base salary or comparable benefits to a level below the annual base salary or benefits he received when joining Equistar

  . fails to continue any bonus plan, program or arrangement in which Mr.
    Allspach participates or changes Mr. Allspach's status under any bonus plan, program or arrangement

  . fails to comply with any material provision of Mr. Allspach's severance agreement

   In the event Mr. Allspach is entitled to receive benefits under his severance agreement, Equistar agrees to provide the following rights and benefits:

  . a lump-sum payment in cash equal to three times his annual earnings plus any unreimbursed business expenses and any base salary, bonus, vacation pay or other deferred compensation accrued or earned under law or according to Equistar's policies

  . additional pension benefits by crediting Mr. Allspach with three additional years of age and service

  . an amount equal to three years of the maximum employer contribution to a qualified or nonqualified 401(k) plan, assuming the executive deferred the maximum amount and continued to earn his then current salary

  . continuation of insurance and other benefits for 36 months following termination

  . financial counseling for a period of one year

  . out-placement services and assistance, not to exceed $40,000

  . any other amounts or benefits due under then applicable employee benefit incentive or equity plans of Equistar applicable to him

   Mr. Allspach would also receive an additional payment equal to the amount of excise tax imposed under the Internal Revenue Code of 1986, as amended, plus any federal, state or local taxes incurred as a result of the payment. As a result, he would be in the same position after payment of the excise tax as he would have been if he were not subject to the excise tax at all.

   The severance agreements between Equistar and each of Messrs. Phillips, Beard and Fontenot were assumed by Equistar from Lyondell. These severance agreements provide for Messrs. Phillips, Beard and Fontenot's receipt of payments and benefits described below in the event of their termination before January 1, 2000. Benefits under their severance agreements apply if any one of Messrs. Phillips, Beard or Fontenot is terminated

  . by Equistar without cause

  . as a result of Constructive Termination for Good Reason

   Notice of Constructive Termination for Good Reason can be given by Messrs. Phillips, Beard or Fontenot if Equistar does any of the following:

  . assigns him to any duties or responsibilities not comparable to his duties or responsibilities when he joined Equistar or reduces his responsibilities or position

  . reduces the level of benefits or compensation provided to him below the comparable level of benefits or compensation payable to similarly situated executives at Equistar

  . relocates his principal office outside a 50-mile radius of its current location over his written complaint

   In the event Messrs. Phillips, Beard or Fontenot is entitled to receive benefits under his severance agreement, Equistar agrees to provide the following rights and benefits:

  . all nonvested stock options provided under Lyondell's long-term incentive plan becomes 100% vested and fully exercisable, notwithstanding any agreement to the contrary

  . a lump-sum payment in cash equal to three times his annual earnings, provided that if he is within 24 months of normal retirement, the payment he is entitled to receive shall be multiplied by the number of months remaining and divided by 24

  . additional pension benefits by crediting him with five additional years of age and service

  . the full amount of contributions and earnings accrued or credited his account balance under Lyondell's Executive Deferral Plan

  . continuation of insurance and other benefits for 24 months following termination

  . financial counseling for a period of one year

  . out-placement services and assistance, not to exceed $40,000

  . any other amounts or benefits due under employee benefit incentive or equity plans of Equistar to which he is are entitled

Compensation of Partnership Governance Committee Members

   Members of the partnership governance committee do not receive any compensation from Equistar for their service.

Indemnification Arrangements

   The partnership governance committee has provided for the indemnification of Equistar's executive officers. Executives are entitled to indemnification with respect to all matters to which Section 145 of the

General Corporation Law of the State of Delaware may relate, as if Section 145 were applicable to a partnership. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition is not exclusive of any other right which the executive may have or hereafter acquire under any statute, agreement or otherwise, both as to action in that executive's official capacity and as to action in any other capacity by holding this office. The indemnification right continues after the executive ceases to serve as an Equistar officer or to serve another entity at the request of Equistar. Equistar may elect to enter into indemnification agreements with each of its executive officers and with any other persons as the partnership governance committee may designate. In addition, Equistar may elect to maintain liability insurance to protect itself and any executive officer of Equistar or another partnership, corporation, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Equistar would have the power to indemnify this person against expense, liability or loss under the laws of the State of Delaware.

                                   Ownership

Equistar

   Equistar is a limited partnership wholly owned by Lyondell Petrochemical L.P. Inc. ("Lyondell LP"), Millennium Petrochemicals LP LLC ("Millennium LP"), Occidental Petrochem Partner 1, Inc. ("Occidental LP1") and Occidental Petrochem Partner 2, Inc. ("Occidental LP2"), as the limited partners, and Lyondell Petrochemical G.P. Inc. ("Lyondell GP"), Millennium Petrochemicals GP LLC ("Millennium GP") and Occidental Petrochem Partner GP, Inc. ("Occidental GP"), as the general partners. The following information is given with respect to the partners' interests in Equistar as of the date of this prospectus.

                                                        Nature of    Percentage
                                                       Beneficial    Partnership
           Name and Address of Beneficial Owner         Ownership     Interest
           ------------------------------------      --------------- -----------
      Lyondell LP................................... Limited Partner   40.180%
       300 Delaware Ave.
       Wilmington, DE 19801
      Millennium LP................................. Limited Partner   28.910%
       230 Half Mile Road
       Red Banks, NJ 00770
      Occidental LP1................................ Limited Partner    6.623%
       10889 Wilshire Blvd.
       Los Angeles, CA 90004
      Occidental LP2................................ Limited Partner   22.876%
       10889 Wilshire Blvd.
       Los Angeles, CA 90004
      Lyondell GP................................... General Partner    0.820%
       1221 McKinney Street
       Houston, TX 77010
      Millennium GP................................. General Partner    0.590%
       230 Half Mile Road
       Red Banks, NJ 00770
      Occidental GP................................. General Partner    0.001%
       10889 Wilshire Blvd.
       Los Angeles, CA 90004

   Lyondell owns 100% of the outstanding capital stock of each of Lyondell LP and Lyondell GP. Lyondell has pledged its interests in each Equistar partner under its bank credit facility. Millennium owns 100% of the outstanding capital stock of each of Millennium LP and Millennium GP. Occidental owns 100% of the outstanding capital stock of each of Occidental LP1, Occidental LP2 and Occidental GP.

Equistar Funding

   All of the outstanding capital stock of Equistar Funding is owned by Equistar.

                    Description of the Partnership Agreement

   The partnership agreement of Equistar governs, among other things, ownership, cash distributions, capital contributions and management of Equistar. The following is a summary of the material provisions of the partnership agreement. This summary is qualified in its entirety by reference to the full and complete text of the partnership agreement, which is available upon written request as provided under "Available Information."

 General

   Lyondell GP, Lyondell LP, Millennium GP and Millennium LP entered into the partnership agreement as of October 10, 1997. PDG Chemical Inc., Occidental LP1 and Occidental LP2 became parties to the partnership agreement as of May 15, 1998. PDG Chemical Inc. withdrew from Equistar as of June 30, 1998, and Occidental GP became a general partner on the same date. Equistar will continue in existence until its dissolution as provided in the partnership agreement. The three general partners of Equistar are Lyondell GP, Millennium GP and Occidental GP. Lyondell GP is a direct, wholly owned subsidiary of Lyondell. Millennium GP is an indirect, wholly owned subsidiary of Millennium. Occidental GP is an indirect, wholly owned subsidiary of Occidental.

 Governance

   A partnership governance committee manages and controls the business, property and affairs of Equistar, including the determination and implementation of Equistar's strategic direction. The general partners exercise their authority to manage and control Equistar only through the partnership governance committee. The partnership governance committee consists of nine members, called representatives, three of whom are representatives of Lyondell GP, three of whom are representatives of Millennium GP and three of whom are representatives of Occidental GP.

   In general, the approval of two or more representatives acting for Lyondell GP will be necessary and sufficient for the partnership governance committee to take any action. This means, in effect, that Lyondell's representatives have the ability to control the partnership governance committee and, as a result, Equistar, except where the approval of Millennium's and Occidental's representatives is required. See "--Unanimous Voting Requirements." Even though ordinary actions by the partnership governance committee may be approved by two representatives of Lyondell GP, the partnership governance committee may not take any action at a meeting with respect to any matter that was not reflected on an agenda that was properly delivered to all of the representatives in advance, unless at least one of each of Millennium GP's and Occidental GP's representatives is present. The participation rights of any general partner's representatives may be curtailed to the extent that the general partner or its affiliates cause a default under the partnership agreement.

 Unanimous Voting Requirements

   Unless approved by two or more representatives of each of Lyondell GP, Millennium GP and Occidental GP, the partnership governance committee may not directly or indirectly take, or commit to take, the actions described below. Equistar, any subsidiary of Equistar or any person acting in the name of or on behalf of any of them, directly or indirectly, may not take or commit to take, whether in a single transaction or a series of related transactions

  . to cause Equistar, directly or indirectly, to engage, participate or invest in any business outside the scope of its business as described in the partnership agreement

  . to approve any strategic plan, as well as any amendments or updates to the strategic plan, including the annual update described under "-- Strategic Plans and Annual Budgets; Deadlock Provisions" below

  . to authorize any disposition of assets having a fair market value exceeding $30 million in any one transaction or a series of related transactions not contemplated in an approved strategic plan

  . to authorize any acquisition of assets or any capital expenditure exceeding $30 million that is not contemplated in an approved strategic plan

  . to require capital contributions to Equistar within any fiscal year if the total of contributions required from the partners within that year would exceed $100 million or the total of contributions required from the partners within that year and the immediately preceding four years would exceed $300 million. This does not apply to

    --contributions contemplated by the asset contribution agreements

    --the Lyondell, Millennium and Occidental contributed businesses

    --an approved strategic plan

    --requirements made to achieve or maintain compliance with certain laws

  . to authorize the incurrence of debt for borrowed money, unless

    --the debt is to refinance all or a portion of Equistar's credit facilities as contemplated below

    --after giving effect to the incurrence of the debt, and any related transactions, Equistar would be expected to have an "investment grade" debt rating by Moody's and S&P, or

    --the debt is incurred to refinance the public or bank debt assumed or incurred by Equistar as contemplated by documents relating to the formation of Equistar and the contribution of the Occidental contributed business or to refinance any such refinancing debt and in the case of each of the three exceptions above, the agreement relating to the debt does not provide that the transfer by a partner of its partnership interests, or a change of control with respect to any partner or any of its affiliates, would

    --constitute a default under the debt instruments

    --otherwise accelerate the maturity of the debt

    --give the lender or holder any "put rights" or similar rights with respect to the debt instrument

  . to authorize a refinancing that would not satisfy provisions relating to the Millennium guaranteed debt and the Occidental guaranteed debt

  . to make borrowings under one or more of Equistar's bank credit facilities, uncommitted lines of credit or any credit facility, or debt instruments that refinances all or any portion of Equistar's credit facility or facilities, at any time, if as a result of any borrowing, the aggregate principal amount of all borrowings outstanding at the time would exceed the sum of $1.75 billion

  . to enter into interest rate protection or other hedging agreements, other than hydrocarbon hedging agreements in the ordinary course of business

  . to enter into any capitalized lease or off-balance sheet financing arrangements involving payments, individually or in the aggregate, by it in excess of $30 million in any fiscal year

  . to cause Equistar or any subsidiary of Equistar to issue, sell, redeem or acquire any partnership interests in Equistar or other equity securities, or any rights to acquire, or any securities convertible into or exchangeable for, partnership interests or other equity securities

  . to make cash distributions from Equistar in excess of Available Net
    Operating Cash, as defined below, or make noncash distributions, except as provided in the partnership agreement in respect of a dissolution or liquidation

  . to appoint or discharge executive officers based on the recommendation of the Chief Executive Officer

  . to approve material compensation and benefit plans and policies, material employee policies and material collective bargaining agreements for Equistar's employees

  . to initiate or settle any litigation or governmental proceedings if the effect would be material to the financial condition of Equistar

  . to change the independent accountants for Equistar

  . to change Equistar's method of accounting as adopted in the partnership agreement or to make certain tax elections referred to in the partnership agreement

  . to create or change the authority of any auxiliary committee

  . to merge, consolidate or convert Equistar or any of its subsidiaries with or into any other entity, other than a wholly owned subsidiary of Equistar

  . to engage in bankruptcy and reorganization actions such as

    --filing a petition in bankruptcy or seeking any reorganization, liquidation or similar relief on behalf of Equistar or any subsidiary

    --consenting to the filing of a petition in bankruptcy against Equistar or any subsidiary

    --consenting to the appointment of a receiver, custodian, liquidator or trustee for Equistar or any subsidiary or for all or any substantial portion of its property

  . to exercise any of the powers or rights described below with respect to a business conflict involving

    --LYONDELL-CITGO Refining, its successors or assigns

    --Lyondell Methanol, its successors or assigns

    --any other affiliate of either Lyondell GP, Millennium GP or Occidental GP, if the affiliate's actions with respect to the conflict circumstance are not controlled by Lyondell, Millennium or Occidental, other than a business conflict involving the exercise of any rights and remedies with respect to a default under any agreement that is the subject of the conflict

  . to repay any of the indebtedness that is guaranteed by the Millennium
    America Guarantee before December 1, 2004, or refinance any Millennium guaranteed debt before December 1, 2004, if any of the principal amount of debt refinancing the guaranteed debt would be due and payable after December 1, 2004; provided, however, that if the Millennium guaranteed debt continues to be guaranteed by Millennium America or its successors after December 1, 2004, then the term of the debt shall not exceed 365 days

  . to repay any of the indebtedness that is guaranteed by the Occidental guarantee before June 14, 2005, other than through refinancing, or refinance any Occidental guaranteed debt before June 14, 2005, if any of the principal of the debt refinancing the Occidental guaranteed debt would be due and payable after June 14, 2005; provided, however, that if the Occidental guaranteed debt continues to be guaranteed by an affiliate of Occidental or its successors after June 14, 2005, then the term of the debt shall not exceed 365 days

   Although unanimous approval by all nine members of the partnership governance committee is never required, the requirements described above are referred to as "unanimous voting requirements" because two representatives of each of the general partners must agree on any action taken in respect of the enumerated matters.

 Transactions with Affiliates

   Except as described above under "Unanimous Voting Requirements," if a business conflict caused by any transaction or dealing between Equistar, or any of its subsidiaries, and one or more of Equistar's general partners, or any of their affiliates occurs, the other general partners will have sole and exclusive power, at the expense of Equistar,

  . to control all decisions, elections, notifications, actions, exercises or nonexercises and waivers of all rights, privileges and remedies provided to, or possessed by, Equistar with respect to the conflict, and

  . if any potential, threatened or asserted claim, dispute or action about a conflict occurs, to retain and direct legal counsel and to control, assert, enforce, defend, litigate, mediate, arbitrate, settle, compromise or waive any and all claims, disputes and actions

Accordingly, any action by the partnership governance committee with respect to a conflict, except as described above, will require the approval of at least two representatives of the uninvolved general partners.

 Officers

   The executive officers of Equistar consist of a Chief Executive Officer, a President and Chief Operating Officer and others as determined from time to time by the partnership governance committee. See "Management." Except for the Chief Executive Officer, the approval of at least two representatives of each of Lyondell GP, Millennium GP and Occidental GP is required to appoint or discharge executive officers, based upon the recommendation of the Chief Executive Officer. However, any of Lyondell GP, Millennium GP or Occidental GP may, by action of two or more of its representatives, remove from office any executive officer of Equistar, including the Chief Executive Officer, who takes, or causes Equistar to take, any action described above under "-- Unanimous Voting Requirements" without the required approval of two or more representatives of each of Lyondell GP, Millennium GP and Occidental GP.

   The Chief Executive Officer holds office for a five-year term, assuming he does not resign or die and is not removed. Upon the expiration of his term or earlier vacancy, Lyondell GP will designate the Chief Executive Officer, provided that this person shall be reasonably acceptable to Millennium GP and Occidental GP. The Chief Executive Officer will not be required to be an employee of Equistar. The Chief Executive Officer may be removed at any time by action of the partnership governance committee, meaning that the approval of two representatives of Lyondell GP is required to effect a removal.

   The Chief Executive Officer of Equistar has general authority and discretion, comparable to that of a chief executive officer of a publicly held Delaware corporation of similar size, to direct and control the business and affairs of Equistar, including, without limitation, its day-to-day operations in a manner consistent with the annual budget and the most recently approved strategic plan. The Chief Executive Officer takes steps to implement all orders and resolutions of the partnership governance committee. The Chief Executive Officer also establishes salaries or other compensation for the other executive officers of Equistar consistent with plans approved by the partnership governance committee.

 Strategic Plans and Annual Budgets

   Equistar is managed under a five-year strategic plan which is updated annually under the direction of the Chief Executive Officer and presented for approval by the partnership governance committee no later than 90 days before the start of the first fiscal year covered by the updated plan. The strategic plan must be approved each year by at least two representatives of each of Lyondell GP, Millennium GP and Occidental GP. The strategic plan establishes the strategic direction of Equistar, including

  . plans relating to capital maintenance and enhancement

  . geographic expansion, acquisitions and dispositions

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

  . new product lines

  . technology

  . long-term supply and customer arrangements

  . internal and external financing

  . environmental and legal compliance

  . plans, programs and policies relating to compensation and industrial relations

   In addition, the executive officers of Equistar prepare an annual budget for each fiscal year. Each annual budget includes an operating budget and capital expenditure budget. Each annual budget must be consistent with the information for its fiscal year included in the most recently approved strategic plan. Unless otherwise provided in the most recently approved strategic plan, each annual budget utilizes a format and provides a level of detail consistent with Equistar's previous annual budget.

   If for any fiscal year the partnership governance committee fails to approve an updated strategic plan, for that year and each subsequent year before the approval of an updated strategic plan, the executive officers of Equistar will prepare an annual budget consistent with the projections and other information for that year included in the strategic plan most recently approved. The Chief Executive Officer, acting in good faith, shall be entitled to modify any annual budget

  . to satisfy current contractual and compliance obligations

  . to account for other changes in circumstances resulting from the passage of time or the occurrence of events beyond Equistar's control

The Chief Executive Officer is not authorized to cause Equistar to proceed with capital expenditures to accomplish capital enhancement projects except to the extent that the expenditures would enable Equistar to continue or complete any capital project reflected in the last strategic plan that was approved by the partnership governance committee.

 Deadlock Provisions

   After a strategic plan and an annual budget have been approved by the partnership governance committee, or an annual budget has been developed as described above in cases where an updated strategic plan has not yet been approved, the Chief Executive Officer is authorized, without further action by the partnership governance committee, to cause Equistar to make expenditures consistent with the updated strategic plan and annual budget, provided that all internal control policies and procedures, including those regarding the required authority for certain expenditures, shall have been followed.

   If the partnership governance committee has not agreed upon and approved an updated strategic plan by 12 months after the beginning of the first fiscal year that would have been covered by the plan, then Lyondell GP, Millennium GP and Occidental GP are required to submit to a nonbinding dispute resolution process. The partners are required to continue the dispute resolution process until

  . agreement is reached by the general partners, acting through their representatives on an updated strategic plan, or

  . at least 24 months have elapsed since the beginning of the first fiscal year that was to be covered by the first updated strategic plan for which agreement was not reached

   Once 24 months have elapsed, one general partner will determine and notify the other general partners in writing that no agreement resolving the dispute is likely to be reached. Following receipt of notice, any general partner may elect to dissolve Equistar.

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

 Distribution of Available Net Operating Cash

   Equistar shall distribute to the partners, as soon as practicable following the end of each month, all Available Net Operating Cash, as defined below. On a cumulative basis

  . distributions are to be made to the extent of cumulative profits to the partners in the ratio of the percentage interest owned by each partner

  . the remaining distributions are to be made to Equistar's limited partners in the ratio of their percentage interest

See "Ownership."

   "Available Net Operating Cash" is defined in Equistar's partnership agreement, at the relevant time of determination, as

  . all cash and cash equivalents on hand at Equistar as of the most recent month's end, plus the excess, if any, of Equistar's targeted level of indebtedness over Equistar's actual indebtedness as of that month's end, less

  . the Projected Cash Requirements, if any, of Equistar as of that month's end, as determined by Equistar's executive officers

   Equistar's targeted level of indebtedness is shown in the most recently updated strategic plan. Equistar's actual indebtedness is determined according to generally accepted accounting principles and represents all short term and long term debt.

   "Projected Cash Requirements" means, for the 12-month period following any month's end, the excess, if any, of the sum of

  . forecast capital expenditures, plus

  . forecast cash payments for taxes, debt service, including principal and interest payment requirements and other noncash credits to income, plus

  . forecast cash reserves for future operations or other requirements over the sum of

  . forecast net income of Equistar, plus

  . the sum of forecast depreciation, amortization, other noncash charges to income, interest expense and tax expenses, in each case to the extent deducted in determining net income, plus

  . forecast decreases in working capital or minus forecast increases in working capital, plus

  . the forecast cash proceeds of disposition of assets, net of expenses, plus

  . an amount equal to the forecast net proceeds of debt financings and capital contributions

   Projected Cash Requirements for Equistar shall be calculated consistently with the most recently updated strategic plan, except to the extent Equistar's executive officers determine that changes in Equistar's financial condition, results of operations, assets, business or prospects make a change advisable, in which case Equistar shall promptly advise the general partners regarding the basis for the change.

   Distributions to the partners of cash or property arising from a liquidation of Equistar will be made according to the capital account balances of the partners.

   Any amount otherwise distributable to a partner as described above will be applied by Equistar to satisfy any of the following obligations that are owed by a partner or its affiliate to Equistar and that are not paid when due, unless otherwise agreed by the general partners not involved with a business conflict as described under "--Transactions with Affiliates" above

  . for a partner's failure to pay any interest or principal when due on any indebtedness for borrowed money of the partner or its affiliate to Equistar

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

  . for a partner's failure or the failure of its affiliate to make any indemnification payment required by its asset contribution agreement that has been finally determined to be due

  . for a partner's failure to make any capital contribution required by the partnership agreement, other than as required by its asset contribution agreement

 Indemnification

   Equistar has agreed, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless each partner, its affiliates and its respective officers, directors and employees. This indemnification is from, against and in respect of any liability which that person may sustain, incur or assume as a result of, or relative to, any third-party claim arising out of or in connection with the business, property or affairs of Equistar. This indemnification does not apply to the extent that it is finally determined that the third-party claim arose out of or was related to actions or omissions of the indemnified partner, its affiliates or any of their respective officers, directors or employees acting in those capacities constituting a breach of Equistar's partnership agreement or any related agreement. This indemnification obligation is not intended to, nor will it, affect or take precedence over the indemnity provisions contained in any related agreement.

 Transfers and Pledges

   Without the consent of the partnership governance committee, no partner may transfer less than all of its interest in Equistar. If an Equistar limited partner and its affiliated general partner desire to transfer, via a cash sale, all of their units, they must give written notice to Equistar and the other partners stating

  . their desire to transfer their partnership interests

  . the cash purchase price

  . all other terms on which they are willing to sell

   Delivery of this initial notice will constitute the irrevocable offer by the selling partners to sell their partnership interest. The nonselling partners shall have the option, exercisable by delivering written acceptance notice of the exercise to the selling partners within 45 days after receiving notice of the sale, to elect to purchase all of the partnership interests of the selling partners on the terms described in the initial notice. If all of the other nonselling partners deliver notice of acceptance, then all of the partnership interests shall be transferred in proportion to the partners' current percentage interest unless otherwise agreed. If less than all of the nonselling partners deliver notice of acceptance, the partner who delivers notice of acceptance will have the option of purchasing all of the partnership interests up for sale. The notice of acceptance will set a date for closing the purchase which is not less than 30 nor more than 90 days after delivery of the notice of acceptance, subject to extension. The purchase price for the selling partners' partnership interests will be paid in cash. The cash shall be delivered at the closing.

   If the nonselling partners do not elect to purchase the selling partners' partnership interests within 45 days after the receipt of initial notice of sale, the selling partners will have a further 180 days during which they may consummate the sale of their units to a third-party purchaser. The sale to a third-party purchaser must be at a purchase price and on other terms that are no more favorable to the purchaser than the terms offered to the Equistar partners. If the sale is not completed within the 180-day period, the initial notice will be deemed to have expired, and a new notice and offer shall be required before the selling partners may make any transfer of their partnership interests.

   Before the selling partners may consummate a transfer of their partnership interests to a third party under the partnership agreement, the selling partners will demonstrate the suitability of the proposed purchaser as an Equistar partner. The person willing to serve as the proposed purchaser's guarantor must have outstanding indebtedness that is rated investment grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation. If the proposed guarantor has no rated indebtedness outstanding, it shall provide an opinion from a nationally recognized investment banking firm that it could be reasonably expected to obtain suitable ratings. In addition, a partner may transfer its partnership interests only if

  . the transferee executes an appropriate agreement to be bound by the partnership agreement

  . the transferor and/or the transferee bears all reasonable costs incurred by Equistar in connection with the transfer

  . the guarantor of the transferee delivers an agreement to the ultimate parent entity of the nonselling partners and to Equistar substantially in the form of the parent agreement

   A partner will not in any transaction or series of actions, directly or indirectly, pledge all or any part of its partnership interest. However, a partner may at any time assign its right to receive distributions from Equistar so long as the assignment does not purport to assign any

  . right of the partner to participate in or manage the affairs of Equistar

  . right of the partner to receive any information or accounting of the affairs of Equistar

  . right of the partner to inspect the books or records of Equistar

  . any other right of a partner under the partnership agreement or the Delaware Revised Uniform Limited Partnership Act

In addition, except for any restrictions imposed by the parent agreement, nothing in Equistar's partnership agreement will prevent the transfer or pledge by the owner of any capital stock, equity ownership interests or other security of the partner or any affiliate of a partner.

 Business Opportunities

   Except as described below, each partner's affiliates are free to engage in or possess an interest in any other business of any type and to avail themselves of any business opportunity available to it without having to offer Equistar or any partner the opportunity to participate in that business. If a partner's affiliate desires to initiate or pursue an opportunity to undertake, engage in, acquire or invest in a "related business," that partner or its affiliate will offer Equistar the business opportunity.

   When a proposing partner offers a business opportunity to Equistar, Equistar will elect to do one of the following within a reasonably prompt period:

  . acquire or undertake the business opportunity for the benefit of Equistar as a whole, at the cost, expense and benefit of Equistar

  . permit the proposing partner to acquire or undertake the business opportunity for its own benefit and account without any duty to Equistar or the other partners

   If the business opportunity is in direct competition with the then-existing business of Equistar, then the proposing partner and Equistar shall, if either so elects, seek to negotiate and implement an arrangement whereby Equistar would either

  . acquire or undertake the competing opportunity at the sole cost, expense and benefit of the proposing partner under a mutually acceptable arrangement. Under the arrangement, the competing opportunity will be treated as a separate business within Equistar. The proposing partner bears costs, expenses and benefits of the separate business
     or

  . enter into a management agreement with the proposing partner to manage the competing opportunity on behalf of the proposing partner. The management agreement will be on terms and conditions mutually acceptable to the proposing partner and Equistar.

If Equistar and the proposing partner do not reach agreement as to an arrangement, the proposing partner may acquire or undertake the competing opportunity for its own benefit and account without any duty to Equistar or the other partners.

   In addition, if the business opportunity constitutes less than 25% of an acquisition of or investment in assets, activities, operations or businesses that is not otherwise a related business, then a proposing partner may acquire or invest in a business opportunity without first offering it to Equistar. The 25% figure is based on annual revenues for the most recently completed fiscal year. After completion of the above acquisition or investment, the proposing partner must offer the business opportunity to Equistar under the terms described above. If Equistar elects to pursue the business opportunity, it will be acquired by Equistar at its fair market value as of the date of the acquisition.

   Equistar will permit the first general partner and its affiliates to acquire or undertake a Business Opportunity, and the business opportunity shall be treated in the same manner as if the general partners and its affiliates were a proposing partner with respect to the business opportunity if

  . Equistar is presented with an opportunity to acquire or undertake a business opportunity that it determines not to acquire or undertake

  . the representatives of one general partner, but not the other general partners, desire that Equistar acquire or undertake the business opportunity

                      Description of the Parent Agreement

   Lyondell, Millennium, Occidental, Occidental Chemical Corporation, Oxy CH Corporation and Equistar are parties to an amended and restated parent agreement and, along with Occidental Chemical Holding Corporation, an assignment and assumption agreement. The parent agreement, as modified by the assignment and assumption agreement, provides for, among other things, a guarantee of the obligations of their respective subsidiaries by each of Lyondell, Millennium and Occidental Chemical Holding (the "Guarantor Parents"), transfer restrictions with respect to the stock of the subsidiaries that hold the direct interests in Equistar (the "Partner Sub Stock") and a requirement to present specified business opportunities to Equistar. The following is a summary of the material provisions of the parent agreement as modified by the assignment and assumption agreement, which is available upon written request as provided under "Available Information."

 Guarantee of Obligations Under the Partnership Agreement and Related Party Agreements

   Each of the Guarantor Parents has guaranteed, undertaken and promised to cause the due and punctual payment and the full and prompt performance of all of the amounts to be paid and all of the terms and provisions to be performed or observed by or on the part of its Affiliated Obligors, as defined below, under various agreements, including, without limitation, the partnership agreement and the asset contribution agreements, by its respective subsidiaries. The subsidiaries are as follows:

  . Lyondell GP and Lyondell LP in the case of Lyondell (the "Lyondell
    Partner Subs")

  . Millennium GP and Millennium LP in the case of Millennium (the
    "Millennium Partner Subs")

  . Occidental GP, Occidental LP1 and Occidental LP2 in the case of
    Occidental Chemical Holding (the "Occidental Partner Subs")

The Occidental Partner Subs, Lyondell Partner Subs and Millennium Partner Subs, and any other direct or indirect subsidiary of any of the Guarantor Parents that are parties to the other agreements defined below are collectively referred to as the "Affiliated Obligors." The guarantee extends, according to the terms of the other agreements, as follows:

  . in the event that its Affiliated Obligors fail in any manner whatsoever to timely pay, perform or observe any of the terms and provisions of other agreements, the Guarantor Parent will

    --itself duly and punctually pay, or fully and promptly perform or observe, as the case may be, the terms and provisions, or

    --cause the same to be duly and punctually paid, or fully and promptly performed or observed

  . in each of the above, the Guarantor Parent will act as if the Guarantor
    Parent were itself the obligor with respect to the terms and provisions under other agreements

Insofar as the foregoing relates to the obligations of an Affiliated Obligor under Equistar's partnership agreement, no Guarantor Parent will be required to make, or cause a Partner Sub to make, any contribution to Equistar that the Partner Sub is not otherwise required to make under terms of Equistar's partnership agreement concerning required capital contributions. Insofar as this paragraph applies to agreements other than the partnership agreement and the parent agreement, the term "Affiliated Obligors" will not include Equistar nor any partner of Equistar in its capacity as a partner. The provisions of this and the foregoing paragraphs will not apply to terms and provisions of other agreements that are within the scope of the following paragraph.

   Equistar's partnership agreement sets forth definitions of "Conflicted General Partner" and "Nonconflicted General Partner," and provides that the Nonconflicted General Partners have certain exclusive rights to control Equistar with respect to any Conflict Circumstance. Without limiting the rights of its Partner Sub under the partnership agreement, and without prejudice to any rights, remedies or defenses Equistar may have in any other agreement or Conflict Circumstance, each of Lyondell, Millennium and Occidental Chemical Holding has agreed to cause its Partner Sub

  . to cause Equistar to pay, perform and observe all of the terms and provisions of other agreements to be paid, performed or observed by or on the part of Equistar under the agreements, according to their terms to the extent that the Partner Sub is a Nonconflicted General Partner and is thereby entitled to cause the payment, performance and observance of the terms and provisions

  . except to the extent inconsistent with its obligations above, to abide by its obligations as a Nonconflicted General Partner with respect to any conflict circumstance arising in connection with any other agreement according to the terms of the partnership agreement that apply; each of Lyondell's, Millennium's or Occidental Chemical Holding's responsibility for a failure of Equistar to pay, perform or observe its obligations under the other agreements shall be limited to the circumstances in which Equistar's failure to so pay, perform or observe its obligations under the other agreements was directly caused by an act or failure to act by its Partner Sub

Nothing in this paragraph shall require Lyondell, Millennium or Occidental Chemical Holding to make or cause the Partner Sub

  . to cure or mitigate any inability of Equistar to make any payment or to perform or observe any terms and provisions under any other agreements

  . to cause Equistar to require from the Partner Subs any cash contributions in respect of any payment, performance or observance involving a conflict circumstance

  . to make any contribution to Equistar that the Partner Sub is not otherwise required to make under terms of the partnership agreement concerning required capital contributions

See "Description of the Partnership Agreement--Transactions with Affiliates."

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

 Restrictions on Transfer of Partner Sub Stock

   Without the consent of each of Lyondell, Millennium, Oxy CH and Occidental Chemical (the "Ownership Parents"), none of Lyondell, Millennium, Occidental Chemical or Oxy CH may transfer less than all of its Partner Sub Stock. Unless such transfer is otherwise permitted under the parent agreement, no Ownership Parent may transfer its Partner Sub Stock for consideration other than cash. However, each of Lyondell, Millennium, Oxy CH or Occidental Chemical may transfer all, but not less than all, of its Partner Sub Stock, if the transfer is in connection with

  . a merger, consolidation, conversion or share exchange of the Ownership
    Parent, or

  . a sale or other disposition of

    --the Partner Sub Stock, plus

    --other assets representing at least 50% of the book value of the Ownership Parent's assets excluding the Partner Sub Stock, as reflected on its most recent audited consolidated or combined financial statements.

Following the consummation of any transaction involving Oxy CH or Occidental Chemical, the Partner Sub Stock held directly or indirectly by Oxy CH and Occidental Chemical on the date of the parent agreement shall be held by the same transferee or one or more transferees that are wholly owned affiliates of each other or of a common parent entity.

   Any transfer of Partner Sub Stock by any Ownership Parent is only permitted if the acquiring, succeeding or surviving entity, if any,

  . succeeds to and is substituted for the transferring Ownership Parent with the same effect as if it had been named in the parent agreement

  . executes an instrument agreeing to be bound by the obligations of the transferring Ownership Parent under the parent agreement, with the same effect as if it had been named in the instrument

The transferring Ownership Parent may be released from its guarantee obligations under the parent agreement after the successor parent agrees to be bound by the Ownership Parent's obligations.

   Unless a transfer is permitted under the provisions described above, any Ownership Parent desiring to transfer all of its Partner Sub Stock to any person, including another Ownership Parent or any affiliate of an Ownership Parent, will give written notice to Equistar and each of the other Ownership Parents. The notice will state

  . the selling parent's desire to transfer its Partner Sub Stock

  . the cash purchase price

  . all other terms on which it is willing to sell

   Each offeree parent will have the option to elect to purchase all of its proportional share, in the case of both of the limited partner and general partner, of all of the Partner Sub Stock of the selling parent. The option to purchase is on the terms described in the initial notice of sale. If one of the selling parents, but not the other, elects to so purchase, the selling parent shall give written notice thereof to the offeree parent electing to purchase, and that parent shall have the option to purchase all of the Parent Sub Stock held by the selling parent, including the Partner Sub Stock it has not previously elected to purchase. Any election by an offeree parent not to purchase all of the Partner Sub Stock shall be deemed a rescission of the parent's original notice of acceptance and an election not to purchase any of the Partner Sub Stock of that selling parent. If one or both of the offeree parents do not elect to purchase all of the selling parent's Partner Sub Stock within 45 days after the receipt of the initial notice or within 15 days after the receipt of the notice to an offeree parent electing to purchase, if applicable, the selling parent will have a further 180 days during which it may, subject to the provisions of the following paragraph, consummate the sale of its Partner Sub Stock to a third-party purchaser. The sale to a third-party purchaser may be at a purchase price and on other terms that are no more favorable to the purchaser than the initial terms offered to the offeree parents. If the sale is not completed within the further 180-day period, the initial notice of sale will be deemed to have expired and a new notice and offer shall be required before the selling parent may make any transfer of its Partner Sub Stock.

   Before the selling parent may consummate a transfer of its Partner Sub Stock to a third party under the parent agreement, the selling parent shall demonstrate to the other Ownership Parents that the proposed purchaser, or the person willing to serve as its guarantor as contemplated by the terms of the parent agreement, has outstanding indebtedness that is rated investment grade by either Moody's or S&P. If such proposed purchaser or the other person has no rated indebtedness outstanding, that person shall provide an opinion from Moody's, S&P or from a nationally recognized investment banking firm that it could be reasonably expected to obtain a suitable rating. Moreover, an Ownership Parent may transfer its Partner Sub Stock, under the previous paragraph, only if all of the following occur:

  . the transfer is accomplished in a nonpublic offering in compliance with, and exempt from, the registration and qualification requirements of all federal and state securities laws and regulations

  . the transfer does not cause a default under any material contract which has been approved unanimously by the partnership governance committee and to which Equistar is a party or by which Equistar or any of its properties is bound

  . the transferee executes an appropriate agreement to be bound by the parent agreement

  . the transferor and/or transferee bears all reasonable costs incurred by Equistar in connection with the transfer

  . the transferee, or the guarantor of the obligations of the transferee, delivers an agreement to each of the other Ownership Parents and Equistar substantially in the form of the parent agreement

  . the proposed transferor is not in default in the timely performance of any of its material obligations to Equistar

   In no event may any Ownership Parent transfer the Partner Sub Stock of any of its Partners Subs to any person unless the Ownership Parent simultaneously transfers the Partner Sub Stock of its other Partner Sub or Subs to the person or a wholly owned affiliate of the person or a common parent.

 Competing Business

   If any of Lyondell, Millennium or Occidental Chemical, Oxy CH or Occidental Chemical Holding or any of their affiliates desires to initiate or pursue any opportunity to undertake, engage in, acquire or invest in a business opportunity, it shall agree to offer that business opportunity to Equistar under the terms and conditions in the partnership agreement as if it were the "proposing partner," as described above in "Description of The Partnership Agreement--Business Opportunities." Equistar will have the rights and obligations arising from the offer of the Business Opportunity granted by the partnership agreement. See "Description of the Partnership Agreement--Business Opportunities."

                              Related Transactions

 Asset Contributions by Lyondell and Affiliates of Millennium and Occidental

   Both Lyondell and Millennium Petrochemicals entered into separate asset contribution agreements on December 1, 1997, providing for the contribution of the Lyondell and Millennium contributed businesses. Wholly owned subsidiaries of Occidental (the "Occidental Subsidiaries") entered into an asset contribution agreement with Equistar on May 15, 1998, with respect to the transfer of the Occidental contributed business, a portion of which transfer was accomplished through a merger of an Occidental Subsidiary with and into Equistar. Among other things, the asset contribution agreements required representations and warranties by the contributor regarding the transferred assets and indemnification of Equistar by the contributor. These agreements also provide for the assumption by Equistar of, among other things

  . third-party claims that are related to preclosing contingent liabilities that are asserted before December 1, 2004, as to Lyondell and Millennium Petrochemicals or May 15, 2005, as to the Occidental Subsidiaries, to the extent the aggregate amount does not exceed, in the case of each of Lyondell, Millennium and the Occidental Subsidiaries, $7 million

  . third-party claims related to preclosing contingent liabilities that are asserted for the first time after December 1, 2004, as to Lyondell and Millennium Petrochemicals or May 15, 2005, as to the Occidental Subsidiaries

  . some obligations for indebtedness

  . liabilities for products sold after December 1, 1997, as to Lyondell and Millennium Petrochemicals or May 15, 1998, as to the Occidental Subsidiaries, regardless of when manufactured

  . some long-term liabilities

   Lyondell, Millennium Petrochemicals and the Occidental Subsidiaries entered into Master Intellectual Property Agreements and other related agreements with respect to intellectual property with Equistar. These agreements provide for

  . the transfer of intellectual property of Lyondell, Millennium
    Petrochemicals and the Occidental Subsidiaries related to the businesses each contributed to Equistar

  . rights and licenses to Equistar with respect to intellectual property retained by Lyondell, Millennium Petrochemicals or the Occidental Subsidiaries that was not solely related to the business of Equistar but is useful in that business

  . rights and licenses from Equistar to Lyondell, Millennium Petrochemicals and the Occidental Subsidiaries with respect to intellectual property transferred to Equistar that Lyondell, Millennium Petrochemicals and the Occidental Subsidiaries may use in connection with their other businesses

   Lyondell, Millennium Petrochemicals and the Occidental Subsidiaries each entered into various other conveyance documents with Equistar to effect their asset contributions as provided for in their respective contribution agreements.

 Loans by Millennium and Occidental

   In May 1998, in connection with Occidental's entry into Equistar, Equistar executed promissory notes to Millennium in the principal amount of $75.0 million and to Occidental in the principal amount of $419.7 million. Each of the notes provided for the annual accrual of interest based on a year of 360 days and actual days elapsed at an interest rate equal to LIBOR plus 0.6%. These notes were paid in full in June 1998 with borrowings under Equistar's bank $500 million credit facility and $1.25 billion revolving credit facility.

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

 Loan by Equistar to Lyondell

   In December 1997, Lyondell's subsidiary that is a limited partner in Equistar executed a promissory note to Equistar in the principal amount of $345 million as part of its capital contribution to Equistar. The note provided for the annual accrual of interest based on a year of 360 days at a rate of LIBOR plus 0.5%. Lyondell had the right to prepay any portion of the principal and interest due without penalty or premium. This note was repaid in full in July 1998, and the proceeds were distributed to Lyondell and Millennium.

 Transactions with Lyondell Methanol

   Equistar provides operating and other services for Lyondell Methanol under the terms of existing agreements that were assumed by Equistar from Lyondell, including the lease to Lyondell Methanol by Equistar of the real property on which its methanol plant is located. Under the terms of those agreements, Lyondell Methanol pays Equistar a management fee of $6 million per year and will reimburse some expenses of Equistar at cost. Equistar sells natural gas to Lyondell Methanol at prices generally representative of Equistar's cost. Lyondell Methanol purchased natural gas in the amounts of $44 million for 1998 and $4 million for December 1997. All of the foregoing agreements with Lyondell Methanol are expected to continue on terms similar to those described above.

 Transactions with LYONDELL-CITGO Refining

   In connection with the formation of Equistar, Lyondell's rights and obligations under the terms of its product sales and feedstock purchase agreements with LYONDELL-CITGO Refining were assigned to Equistar. Accordingly, refinery products, including propane, butane, naphthas, heating oils and gas oils, are sold by LYONDELL-CITGO Refining to Equistar as feedstocks, and some olefins by-products are sold by Equistar to LYONDELL-CITGO Refining for processing into gasoline. Net payments from LYONDELL-CITGO Refining to Equistar in connection with these product sales and feedstock purchase agreements was $92 million for 1998 and $1 million for December 1997.

   Equistar and LCR are also parties to

  . tolling arrangements under which some of LYONDELL-CITGO Refining's coproducts are transmitted to Equistar and processed by Equistar, with the resulting product being returned to LYONDELL-CITGO Refining

  . terminalling and storage obligations

  . agreements for Equistar to perform some marketing services for LYONDELL-
    CITGO Refining

   Aggregate payments under these various services agreements of $15 million were made by LYONDELL-CITGO Refining to Equistar with respect to 1998. No payments were made for December 1997.

   All of the agreements between LYONDELL-CITGO Refining and Equistar are on terms generally representative of prevailing market prices. All of the foregoing agreements with LYONDELL-CITGO Refining are expected to continue on terms similar to those described above.

 Services and Shared-Site Agreements with Lyondell, Millennium and Occidental

   Lyondell has agreed to provide some types of corporate, general and administrative services to Equistar, including legal, treasury, risk management, tax services and employee benefit plan administration. Equistar has also agreed to provide services to Lyondell, including health, safety and environmental services, human resource services, information services and legal services. Depending on the nature of the services, a fixed price may be paid or costs reimbursed. As a consequence of services being provided by Equistar to Lyondell and by Lyondell to Equistar, a net payment is made by Equistar to Lyondell of approximately $90,000 per month. These service agreements are expected to continue on terms substantially similar to those described above.

   Equistar and Millennium Petrochemicals have entered into a variety of operating, manufacturing and technical service agreements related to the business of Equistar and the vinyl acetate monomer, acetic acid, synthesis gas and methanol businesses retained by Millennium Petrochemicals. These agreements include the provision by Equistar to Millennium Petrochemicals of materials management, utilities, fuelstreams, office space, health, safety and environmental services and computer services. These agreements also include the provision by Millennium Petrochemicals to Equistar of operational services, including waste water treatment, fuelstreams and barge dock access and services. As a consequence of services being provided by Equistar to Millennium Petrochemicals and by Millennium Petrochemicals to Equistar, net payments were made by Millennium Petrochemicals to Equistar of $5 million with respect to 1998. No payments were made for December 1997. In the case of product sales, prices are generally market-related. In the case of services, prices are usually based on an allocation of costs according to anticipated relative usage. Equistar also purchases relatively small amounts of vinyl acetate monomer from Millennium Petrochemicals. Millennium Petrochemicals purchases relatively small amounts of hydrogen and natural gas from Equistar. Except for modifications resulting from Millennium's recent sale of its synthesis gas and methanol businesses, these service and product sales agreements are expected to continue on terms similar to those described above.

   On May 15, 1998, Occidental Chemical and Equistar entered into an operating agreement under which Occidental Chemical agreed to operate and maintain the Occidental contributed business and to cause third parties to continue to provide equipment, products and commodities in connection with the Occidental contributed business upon substantially the same terms and conditions as provided before the transfer of the Occidental contributed business. Under the terms of the operating agreement, Equistar agreed to reimburse Occidental Chemical for its costs in connection with the services provided to Equistar and to pay Occidental Chemical an administrative fee. The operating agreement terminated according to its terms on June 1, 1998. During the term of the operating agreement, Equistar paid Occidental Chemical an administrative fee of $1 million in connection with the services Occidental Chemical rendered to Equistar under the agreement.

   On June 1, 1998, Occidental Chemical and Equistar entered into a transition services agreement. Under the terms of the transition services agreement, Occidental Chemical agreed to provide to Equistar services in connection with the transferred businesses, including services related to accounting, payroll, office administration, marketing, transportation, purchasing and procurement, management, human resources, customer service and technical services. In consideration for the services provided by Occidental Chemical under the agreement, depending on the service, Equistar is required to either

  . pay Occidental Chemical a fixed fee for their services according to the terms of the transition services agreement, or

  . reimburse Occidental Chemical for all reasonable, direct, out-of-pocket costs that are incurred by Occidental Chemical in connection with providing their services

The transition services agreement provides that the parties must mutually agree as to which payment option they wish to use. Between June 1, 1998 and December 31, 1998, Equistar paid Occidental Chemical $6 million in connection with services provided under the agreement. The transition services agreement expires by its terms on June 1, 1999.

   Equistar and Occidental Chemical have entered into a toll processing agreement, dated as of May 15, 1998, whereby Equistar has retained the services of Occidental Chemicals's facilities in Ashtabula, Ohio, for the processing of Glycol Ether TM into Glycol Ether TM Borate Ester material for brake or clutch fluid. Under the terms of the agreement, Equistar procures from Occidental Chemical its total requirements of Glycol Ether TM Borate Ester, up to a maximum of 1 million pounds in any calendar quarter. The agreement requires Occidental Chemical to process Glycol Ether TM into Glycol Ether TM Borate Ester exclusively for Equistar. The fee for the processing is $0.35 per pound of Glycol Ether TM Borate Ester until April 30, 1999. After April 30, 1999, the fee may be adjusted based on a price index according to the terms of the agreement. Between May 15, 1998 and December 31, 1998, Equistar paid Occidental Chemical $124,000 under the agreement. The initial term of the agreement ends on December 31, 2001, but will continue from year to year unless terminated effective December 31 of the relevant year by either party upon at least 12 months' written notice.

 Occidental Ethylene Sales Agreement

   Equistar and Occidental Chemical entered into an ethylene sales agreement, dated May 15, 1998. Under the terms of the ethylene sales agreement, Occidental Chemical has agreed to purchase an annual minimum amount of ethylene from Equistar equal to 100% of the ethylene feedstock requirements of Occidental Chemical's United States plants. The ethylene feedstock is exclusively for internal use in production at these plants less any quantities up to 250 million pounds tolled according to the provisions of the agreement. Internal use in production is estimated to be 2 billion pounds per year at the time of signing the agreement.

   Equistar's maximum supply obligation in any calender year under the ethylene sales agreement is 2.55 billion pounds. Upon three years' notice from either party to the other, the ethylene sales agreement may be "phased down." No phase down may commence before January 1, 2009. According to the phase down provisions of the agreement, the annual minimum requirements specified in the agreement must be phased down over at least a five-year period. As a result, the annual required minimum cannot decline to zero before December 31, 2013, unless specified force majeure events occur.

   The ethylene sales agreement provides that each month Occidental Chemical will pay a price approximately equal to Equistar's quarterly quantity weighted average net ethylene final transaction price for sales to third parties. Fifteen percent of the purchased quantity of ethylene within each month, up to 25 million pounds, will be priced at the lower of a reference publication spot price, the "low spot price" (United States) in the Monomers Market Report for the month of deliveries or the quarterly quantity weighted average price above. Between May 15, 1998 and December 31, 1998, Equistar received aggregate payments from Occidental Chemical of $171 million under the ethylene sales agreement.

 Other Product Sales to Related Parties

   Equistar sells ethylene to Millennium at market-related prices under an agreement entered into in connection with the formation of Equistar. Under this agreement, Millennium is required to purchase 100% of its ethylene requirements for its La Porte, Texas facility, estimated at 300 million pounds per year, up to a maximum of 330 million pounds per year. Millennium has the option to increase the amount purchased up to 400 million pounds per year beginning January 1, 2001. The initial term of the contract expires December 1, 2000. The contract automatically renews annually. Either party may terminate on one year's notice. If Millennium elects to increase its purchases under the contract, however, a party must provide two years' notice of termination. The pricing terms under this agreement are similar to the ethylene sales agreement. Millennium paid $40 million to Equistar for ethylene for 1998. Millennium paid $5 million to Equistar for ethylene for December 1997.

   Lyondell has purchased ethylene and propylene from Equistar since its formation on price terms comparable to those of the ethylene sales agreement. Lyondell paid $21 million to Equistar for ethylene for 1998. Lyondell paid $3 million to Equistar for ethylene for December 1997. Lyondell paid $29 million to Equistar for propylene for 1998 and $4 million to Equistar for propylene for December 1997. Lyondell and Equistar contemplate entering into agreements concerning sales by Equistar to Lyondell of ethylene, propylene, benzene, ethylene oxide and methanol. In the case of ethylene, propylene, benzene and ethylene oxide, the contracts are expected to be requirements contracts, less amounts Lyondell is required to purchase under outstanding agreements, at market-related prices. A wholly owned subsidiary of Lyondell licenses MTBE technology to Equistar. This subsidiary also purchases a significant portion of the MTBE produced by Equistar at one of its two Channelview units at market-related prices.

 Related Party Leases

   Equistar subleases office space for its headquarters and administrative functions from Lyondell, under which Equistar paid $5 million for the office space for 1998. Equistar paid $234,000 for the office space for December 1997. Millennium subleases administrative office space from Equistar. Millennium paid $504,000 for 1998 and $42,000 for December 1997 under the sublease agreement.

 Agreement Regarding Services of Chief Executive Officer

   Dan F. Smith serves as the Chief Executive Officer of both of Lyondell and Equistar and is a director of Lyondell. Mr. Smith receives no compensation from Equistar. Under an agreement between Equistar and Lyondell, Equistar pays Lyondell a monthly amount in respect of Mr. Smith's services. In 1998, Equistar paid Lyondell $1.2 million. In December 1997, Equistar paid Lyondell $100,000. After December 31, 1998, Equistar will pay an amount equal to 125% of Eugene Allspach's estimated cash compensation as compensation to Lyondell for the services rendered by Mr. Smith. See "Management--Members of the Partnership Governance Committee, Executive Officers of Equistar and Directors and Executive Officers of Equistar Funding" and "Compensation."

                              The Exchange Offers

Purpose and Effect of the Exchange Offers

   We entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to file a registration statement relating to our offers to exchange the outstanding notes for new notes. We also agreed to use our reasonable best efforts to complete the offers within 180 days after February 16, 1999. We are offering the new notes under this prospectus to satisfy those obligations under the exchange and registration rights agreement.

   However, the SEC has recently proposed the repeal of its interpretations permitting the use of a registration statement in connection with exchange offers such as ours. We cannot predict whether the SEC will act on this proposal prior to completion of the exchange offers. If those interpretations are repealed before the exchange offers are completed, holders of outstanding notes will not be able to receive new notes pursuant to the exchange offers. Rather, we will be required to register the outstanding notes under a shelf registration statement, in connection with resales by the holders. Holders will be required to deliver a prospectus to the purchasers and will be subject to certain of the civil liability provisions under the Securities Act in connection with such resales.

   We will file with the SEC a shelf registration statement to cover resales of outstanding notes if

  . any changes in law or applicable interpretations by the staff of the SEC do not permit us to effect the exchange offers as contemplated by the exchange and registration rights agreement

  . any outstanding notes validly tendered under the exchange offers are not exchanged for new notes within 180 days after February 16, 1999

  . any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for new notes in the exchange offers

  . any applicable law or interpretations do not permit any holder of outstanding notes to participate in the exchange offers

  . any holder of outstanding notes that participates in the exchange offers does not receive freely transferable new notes in exchange for tendered outstanding notes

  . we so elect

   If we are required to file a shelf registration statement, we will use our reasonable best efforts to cause the SEC to declare effective the shelf registration statement. We will also use our reasonable best efforts to keep the shelf registration statement effective for up to two years after February 16, 1999. We will have the ability to suspend the shelf registration statement for no more than (a) 45 days during the first 12-month period after February 16, 1999, and (b) 90 days during any subsequent 12-month period (a "Suspension Period"), if we determine, in our reasonable best judgment upon written advice of counsel, that continued effectiveness would require disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving Equistar.

   If we fail to comply with deadlines for completion of the exchange offers, we will be required to pay additional interest to holders of the outstanding notes. Please read the section captioned "The Exchange and Registration Rights Agreement" for more details regarding the exchange and registration rights agreement.

   To exchange an outstanding note for transferable new notes in the exchange offers, the holder of that outstanding note will be required to make the following representations:

  . any new note the holder receives will be acquired in the ordinary course of business

  . the holder has no arrangements or understandings with any person to participate in the distribution of the outstanding notes or the new notes within the meaning of the Securities Act

  . if the holder is not a broker-dealer, that holder is not engaged in and does not intend to engage in the distribution of the new notes

  . if the holder is a broker-dealer that will receive new notes in exchange for outstanding notes acquired for its own account as a result of market-making activities or other trading activities, that holder will deliver a prospectus, as required by law, in connection with any resale of the new notes

  . the holder is not our "affiliate," as defined in Rule 405 of the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable

Resale of New Notes

   Based on interpretations of the SEC staff in "no action letters" issued to third parties, we believe that each new note issued under the exchange offers may be offered for resale, resold and otherwise transferred by the holder of that new note without compliance with the registration and prospectus delivery provisions of the Securities Act if

  . the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act

  . the new note is acquired in the ordinary course of the holder's business

  . the holder does not intend to participate in the distribution of new notes

   If a holder of outstanding notes tenders in the exchange offers with the intention of participating in any manner in a distribution of the new notes, that holder

  . cannot rely on these interpretations by the SEC staff

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction

   Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offers

   Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offers. Outstanding notes may be tendered only in integral multiples of $1,000. The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

   As of the date of this prospectus, $300 million aggregate principal amount of 8 1/2% notes due 2004 and $600 million aggregate principal amount of 8 3/4% notes due 2009 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers.

   We intend to conduct the exchange offers according to the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the notes and the exchange and registration rights agreement.

   We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes.

   Holders tendering outstanding notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than some applicable taxes as described below, in connection with the exchange offers. It is important for holders to read the section labeled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offers.

   We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offers.

Expiration Date

   The exchange offers will expire at 5:00 p.m., New York City time on
               , 1999, unless, in our sole discretion, we extend one or both of the exchange offers.

Extensions, Delay in Acceptance, Termination or Amendment

   We expressly reserve the right, at any time or at various times, to extend the period of time during which an exchange offer is open. During any extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

   To extend an exchange offer, we will notify the exchange agent orally or in writing of any extension. We will also make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   If any of the conditions described below under "--Conditions to the Exchange Offers" have not been satisfied, we reserve the right, in our sole discretion

  . to delay accepting for exchange any outstanding notes

  . to extend either or both of the exchange offers

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

  . to terminate either or both of the exchange offers

by giving oral or written notice of a delay, extension or termination to the exchange agent. Subject to the terms of the exchange and registration rights agreement, we also reserve the right to amend the terms of the exchange offers in any manner.

   Any delay in acceptance, extension, termination or amendment will be followed, as promptly as practicable, by oral or written notice to the registered holders of the outstanding notes. If we amend an exchange offer in a manner we determine to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend an exchange offer if the exchange offer would otherwise expire during that period.

   Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of either or both of the exchange offers, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to the Dow Jones News Service.

Conditions to the Exchange Offers

   Despite any other term of the exchange offers, if in our reasonable judgment either of the exchange offers, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC

  . we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes

  . we may terminate either or both of the exchange offers as provided in this prospectus before accepting any outstanding notes for exchange

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made

  . the representations described under "--Purpose and Effect of the Exchange
    Offers," "--Procedures for Tendering" and "Plan of Distribution"

  . other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act

   We expressly reserve the right to amend or terminate either or both of the exchange offers, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes as promptly as practicable. These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. In addition, we will not accept for exchange any outstanding notes tendered and will not issue new notes in exchange for any outstanding notes if, at that time, any stop order has been threatened or is in effect with respect to (1) the registration statement of which this prospectus is a part or
(2) the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

 How to Tender Generally

   Only a holder of outstanding notes may tender their outstanding notes in the exchange offers. To tender in the exchange offers, a holder must

  . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal

  . have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires

  . mail or deliver the letter of transmittal or a facsimile of the letter of transmittal to the exchange agent before the expiration date

  . comply with the automated tender offer program procedures of DTC described below

In addition, one of the following must occur:

  . the exchange agent must receive outstanding notes along with the letter of transmittal

  . the exchange agent must receive, before the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message

  . the holder must comply with the guaranteed delivery procedures described below

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary--The Exchange Agent" before the expiration date. The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between the holder and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

   The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions on their behalf.

 Tendering Through DTC's Automated Tender Offer Program

   The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offers electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent according to its procedures for transfer. DTC will then send an agent's message to the exchange agent.

   The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, stating that

  . DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of book-entry confirmation

  . the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery

  . the agreement may be enforced against the participant

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

 How to Tender if You Are a Beneficial Owner

   If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either

  . make appropriate arrangements to register ownership of the outstanding notes in your name

  . obtain a properly completed bond power from the registered holder of outstanding notes

The transfer of registered ownership may take considerable time and may not be completed before the expiration date.

 Signatures and Signature Guarantees

   You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by

  . a member firm of a registered national securities exchange

  . a member of the National Association of Securities Dealers, Inc.

  . a commercial bank or trust company having an office or correspondent in the United States

  . an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934

The above must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered

  . by a registered holder who has not completed the box entitled "Special
    Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to the registered holder of the outstanding notes tendered in the exchange for those new notes

  . for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution

 When Endorsements or Bond Powers are Needed

   If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

   If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. They should also submit evidence of their authority to deliver the letter of transmittal satisfactory to us unless we waive this requirement.

 Determinations Under the Exchange Offers

   We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we shall determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, and none of the aforementioned will incur liability for failure to give notification. Tenders of outstanding notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

 When We Will Issue New Notes

   In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives

  . outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at DTC

  . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message

 Return of Outstanding Notes Not Accepted or Exchanged

   If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offers or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, the nonexchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offers.

 Your Representations to Us

   By signing or agreeing to be bound by the letter of transmittal, you will represent that, among other things

  . any new notes that the holder receives will be acquired in the ordinary course of its business

  . the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes

  . if the holder is not a broker-dealer, the holder is not engaged in and does not intend to engage in the distribution of the new notes

  . if the holder is a broker-dealer that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, the holder will deliver a prospectus, as required by law, in connection with any resale of the new notes

  . that holder is not our "affiliate," as defined in Rule 405 of the Securities Act, or, if the holder is an affiliate, that holder will comply with any applicable registration and prospectus delivery requirements of the Securities Act

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Book-Entry Transfer

   The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offers promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC according to DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or before the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

   Any holder wishing to tender its outstanding notes but whose outstanding notes are not immediately available or who cannot deliver its outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program before the expiration date may tender if

  . the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution

  . before the expiration date, the exchange agent receives from the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution, either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery

    --stating the holder's name and address, the registered number(s) of the holder's outstanding notes and the principal amount of outstanding notes tendered

    --stating that the tender is being made

    --guaranteeing that, within five business days after the expiration date, the letter of transmittal or a facsimile of the letter of transmittal, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent

  . the exchange agent receives the properly completed and executed letter of transmittal or a facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within five business days after the expiration date

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to a holder if it wishes to tender its outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, any holder may withdraw its tender at any time before 5:00 p.m., New York City time, on the expiration date unless previously accepted for exchange. For a withdrawal to be effective

  . the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary--The Exchange Agent"

  . the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program system

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

Any notice of withdrawal must

  . specify the name of the person who tendered the outstanding notes to be withdrawn (the "Depositor")

  . identify the outstanding notes to be withdrawn, including the registration number or numbers and the principal amount of the outstanding notes

  . be signed by the Depositor in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer into the name of the Depositor withdrawing the tender

  . specify the name in which the outstanding notes are to be registered, if different from that of the Depositor

If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

   Equistar will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and Equistar's determination shall be final and binding on all parties. Equistar will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers.

   Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers. Holders may retender properly withdrawn outstanding notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or before the expiration date.

Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and the officers and regular employees of our affiliates.

   We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letter of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

   We will pay the cash expenses to be incurred in connection with the exchange offers, including

  . SEC registration fees

  . fees and expenses of the exchange agent and trustee

  . accounting and legal fees and printing costs

  . related fees and expenses

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   We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if

  . certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered

  . tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal

  . a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder.

Transfer Taxes

   If a holder tenders its outstanding notes for exchange, it will not be required to pay any transfer taxes. However, if a holder instructs us to register new notes in the name of, or requests that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than that holder, in that holder's capacity as the registered tendering holder, that holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

   Holders who do not exchange their outstanding notes for new notes under the exchange offers will remain subject to the existing restrictions on transfer of the outstanding notes. In general, a holder may not offer or sell the outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, holders may offer for resale, resell or otherwise transfer new notes issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act, if

  . they are not our "affiliate" within the meaning of Rule 405 under the Securities Act

  . they acquired the new notes in the ordinary course of their business

  . they have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offers

   If a holder tenders in the exchange offers for the purpose of participating in a distribution of the new notes, it

  . cannot rely on the applicable interpretations of the SEC

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction

Accounting Treatment

   We will not recognize a gain or loss for accounting purposes upon the consummation of the exchange offers. We will amortize expenses of the exchange offers over the term of the new notes under generally accepted accounting principles.

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

Other

   Participation in the exchange offers is voluntary, and holders of outstanding notes should carefully consider whether to accept. Those holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

   We may, in the future, seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

                          Description of the New Notes

General

   The new notes will be issued, and the outstanding notes were issued, under an indenture dated January 15, 1999, that we entered into with The Bank of New York, as trustee. We supplemented the indenture to establish the terms of the notes. The terms of the notes include those stated in the indenture, the supplemental indentures and those made part of the indenture by the Trust Indenture Act of 1939, as amended. The Indenture does not limit the aggregate principal amount of securities that can be issued thereunder and does not limit our right to issue additional notes of either series at either time.

   We have summarized below selected provisions of the notes and the indenture, as supplemented. The summary is not complete. For a complete description, you should refer to the indenture and the notes filed as exhibits to this registration statement which includes this prospectus. See "Available Information." Capitalized terms used in this summary are defined below under "--Definitions."

   The outstanding 8 1/2% notes and the new 8 1/2% notes will constitute a single class of debt securities under the indenture. The outstanding 8 3/4% notes and the new 8 3/4% notes will constitute a separate single class of debt securities under the indenture. If the exchange offers contemplated by this prospectus are consummated, holders of the applicable series of outstanding notes who do not exchange those notes for new notes in the exchange offers will vote together with holders of new notes for all relevant purposes under the indenture. Accordingly, when determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offers will be aggregated with the applicable series of new notes. All references herein to specified percentages in aggregate principal amount of a series of notes outstanding shall be deemed to mean, at any time after the exchange offers are consummated, percentages in aggregate principal amount of a series of outstanding notes and the applicable series of new notes then outstanding.

   The form and term of the new notes are the same as the form and term of the outstanding notes they will replace, except that

  . we will register the new notes under the Securities Act

  . the new notes, once registered, will not bear legends restricting transfer

  . holders of the new notes will not be entitled to some rights under the exchange and registration rights agreement, including our payment of additional interest for failure to meet specified deadlines, which terminate when the exchange offers are consummated

The new notes will be issued solely in exchange for an equal principal amount of outstanding notes. As of the date of this prospectus, $300 million aggregate principal amount of 8 1/2% notes and $600 million aggregate principal amount of 8 3/4% notes are outstanding. See "The Exchange Offers."

Ranking

   The outstanding notes are, and the new notes

  . will be senior unsecured indebtedness of Equistar and Equistar Funding

  . will rank equal in right of payment with any outstanding notes that are not exchanged and with all of our existing and future unsecured and unsubordinated indebtedness and senior to any future subordinated indebtedness

Maturity and Interest

   The 8 1/2% notes will mature on February 15, 2004. The 8 3/4% notes will mature on February 15, 2009. Interest on both the 8 1/2% notes and the 8 3/4% notes began to accrue on February 16, 1999. We

  . will pay interest semiannually on February 15 and August 15 of each year, beginning August 15, 1999

  . will pay interest to the person registered as owner of the notes on the February 1 or August 1 preceding the interest payment date

  . will compute interest based on a 360-day year consisting of twelve 30-day months

Optional Redemption

   At any time, we may redeem any or all of either series of new notes. We will pay a redemption price equal to the greater of the principal amount of the series of notes being redeemed or, as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the series of notes to be redeemed discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months at the Adjusted Treasury Rate. We will also pay accrued but unpaid interest.

   Notice of redemption will be mailed between 30 and 60 days before the redemption date to each holder of the new notes to be redeemed. Interest will cease to accrue on the new notes or the portions of the new notes called for redemption on and after the redemption date unless we default in payment of the redemption price.

Restrictive Covenants

   We have agreed to two principal restrictions on our activities for the benefit of the holders of the outstanding notes and the new notes. In the description of these covenants, all references to "us" or "our" mean Equistar Chemicals, LP and any of its Subsidiaries, unless the context clearly indicates otherwise.

 Limitation on Liens

   We have agreed that Equistar will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any liens upon any Restricted Subsidiary unless we secure the notes equally and ratably with or prior to the other indebtedness secured by the lien. This covenant has exceptions that permit

  . liens affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with Equistar

  . liens on property existing at the time of its acquisition or incurred to secure payment of all or part of its purchase price or to secure debt incurred before, at the time of or within 24 months after its acquisition for the purpose of financing all or part of the purchase price

  . liens on our property existing on the date of the indenture

  . liens on any property to secure all or part of the cost of construction or improvements on that property or debt incurred to provide funds for any such liens in a principal amount not exceeding the cost of the construction or improvements

  . liens which secure only an indebtedness owed to us by a Subsidiary

  . liens in favor of the United States or any state within the United
    States, or any department, agency, instrumentality, or political subdivision of any U.S. jurisdiction, to secure partial progress, advance or other payments under any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, liens to secure debt of the pollution control or industrial revenue bond type

  . liens required by any contract or statute to permit our performance of any contract or subcontract made by us with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either the United States or any state

  . any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing exceptions or of any debt secured thereby, provided that the principal amount of debt secured thereby shall not exceed the greater of the following:

    -- the principal amount of debt so secured

    -- the fair market value of the underlying property or assets to which that lien relates at the time of the extension, renewal or replacement and that the extension, renewal or replacement lien shall be limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, including improvements on the property

If Equistar so determines, it may also equally and ratably secure any other indebtedness or other obligation then existing and any other indebtedness or obligation created after that time.

   Notwithstanding the foregoing provisions of "--Limitation on Liens," Equistar and any one or more Restricted Subsidiaries may issue, assume or guarantee debt secured by liens, that would otherwise be subject to the foregoing restrictions if

  . the aggregate principal amount of such secured debt, plus

  . the aggregate outstanding principal amount of all of other debt of Equistar and the Restricted Subsidiaries which would otherwise, not including debt permitted to be secured under the exceptions described above, be subject to the foregoing restrictions, plus

  . the aggregate Value of the Sale and Lease-Back Transactions in existence at that time, not including Sale and Lease-Back Transactions as to which Equistar has complied with (b) of "--Limitation of Sale and Lease-Back Transactions,"

does not at any one time exceed 15% of the Consolidated Net Tangible Assets of Equistar and its consolidated Subsidiaries.

 Limitation on Sale and Lease-Back Transactions

   We have agreed that Equistar will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transactions with any person unless at least one of the following applies:

  (a) Equistar or the Restricted Subsidiary would be entitled, under "-- Limitation on Liens," to incur debt in a principal amount equal to or exceeding the Value of the Sale and Lease-Back Transaction, secured by a lien on the property to be leased, without equally and ratably securing the notes

  (b) Within four months after the effective date of the Sale and Lease-Back Transaction, whether made by Equistar or a Restricted Subsidiary, Equistar applies to the voluntary retirement of Funded Debt an amount equal to the Value of the Sale and Lease-Back Transaction, less the principal amount of notes delivered, within four months after the effective date of the arrangements, to the trustee for retirement and cancellation and the principal amount of other Funded Debt voluntarily retired within that four-month period, excluding retirements of notes and other Funded Debt as a result of conversions or under mandatory sinking fund or prepayment provisions or by payment at maturity

Events of Default

   The following are events of default with respect to the notes:

  . our failure to pay interest on the notes for 30 days

  . our failure to pay principal or premium on the notes

  . our failure to observe or perform any other covenant or agreement in the indenture for 60 days after written notice by the trustee or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities under the indenture affected thereby

  . bankruptcy, insolvency or reorganization events

   If an event of default with respect to notes occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes or, if applicable, 25% in aggregate principal amount of the outstanding debt securities affected thereby, may declare the principal of and the accrued but unpaid interest immediately due and payable. At any time after a declaration of acceleration with respect to notes has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes may rescind the acceleration and its consequences if they comply with specified conditions.

   The holders of a majority in aggregate principal amount of the outstanding debt securities under the indenture have the right to waive certain existing or past defaults under the indenture.

   The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless such holders offer reasonable indemnity to the trustee. As long as the requirements concerning indemnification are satisfied, the holders of a majority in aggregate principal amount of the outstanding affected debt securities under the indenture have the right in most cases to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee.

   We are required to give the trustee a certificate stating whether or not we are in default under the indenture and, if so, specifying all defaults and the nature of all defaults every year.

Consolidation, Merger and Sale of Assets

   We have agreed that each of Equistar and Equistar Funding will not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, to anyone unless each of the following conditions is satisfied:

  . immediately after giving effect to the transaction, no default or event of default will have happened and be continuing, and

  . either Equistar or Equistar Funding shall be the continuing partnership or corporation, as applicable, or the successor is

    --organized under the laws of the United States, one of the states of the United States or the District of Columbia and

    --assumes by supplemental indenture all our obligations under the indenture and the notes, and

  . we deliver to the trustee an officers' certificate and opinion of counsel stating that the transaction complies with these conditions

Modification and Waiver

   We and the trustee may amend or supplement the indenture, with the consent of the holders of not less than a majority in aggregate principal amount of all series of outstanding debt securities that are issued under the indenture and affected by the amendment or supplement. Without the consent of the holder of each outstanding note, we may not

  . reduce the principal or premium or change the stated maturity of the principal or premium of any note

  . reduce the amount of debt securities under the indenture whose holders must consent to an amendment or supplement to the indenture

  . make any change in the percentage of principal amount of debt securities under the indenture necessary to modify or waive any default

  . reduce the rate of or change the time for payment of interest on any note

  . impair the right to institute suit for the enforcement of any payment on any note

   The holders of a majority in aggregate principal amount of outstanding notes affected by a covenant have the right to waive Equistar's compliance with some of the covenants contained in the indenture.

   We and the trustee may modify and amend the indenture without the consent of any holder of notes

  . to evidence a successor obligor under the indenture

  . to add covenants or events of default for the benefit of the holders

  . to secure the debt securities under the indenture

  . to establish the form or terms of debt securities under the indenture

  . to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee

  . to cure any ambiguity or inconsistency in the indenture, provided such modification or amendment does not adversely affect in any material respect the interests of the holders of the notes

  . to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of notes, provided such modification or amendment does not adversely affect in any material respect the interests of the holders of the notes

  . to make any other change that does not adversely affect the rights of any holder

Defeasance and Covenant Defeasance

   The indenture provides that we may elect either

  . to defease and be discharged from any and all obligations with respect to all or a portion of the notes of any series (legal defeasance) except for the obligations

    --to register the transfer or exchange of notes

    --to replace temporary, mutilated, destroyed, lost or stolen notes of the series

    --to maintain an office or agency in respect of the series of notes

    --to hold moneys for payment in trust

    or

  . to be released from our obligations with respect to restrictive and other covenants, and any omission to comply with these obligations will not constitute a default or an event of default with respect to the notes (covenant defeasance)

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

In either case, upon our irrevocable deposit with the trustee, or other qualifying trustee, in trust, of

  . an amount in cash

  . government obligations that, through the payment of principal and interest according to their terms, will provide money in an amount, or

  . a combination of the above

The amount deposited must be sufficient to pay the principal of and premium, if any, on, and interest, if any, to stated maturity, or redemption, on the notes, on the scheduled due dates.

   We are required to deliver to the trustee an opinion of counsel stating that the holders of these notes proposed to be defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of legal defeasance or covenant defeasance. The opinion must also state that holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. The opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture.

Payment

   We are required to maintain an office or agency in each payment location for the notes and may from time to time designate additional offices or agencies, at which the principal of and premium, if any, on and interest, if any, on the notes will be payable. Payments will be made in New York City, and we will initially designate the office of the agent of the trustee in New York City as an office where the principal, premium and interest will be payable. We reserve the option to pay interest, if any, on the notes by

  . check mailed to the registered holder at their address

  . wire transfer to an account located inside the United States maintained by the registered holder.

We may designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency at any time.

   Moneys we pay to the trustee or a paying agent for the payment of principal, premium, if any, or interest, if any, on any note that remains unclaimed for two years after the principal, premium or interest becomes due and payable will be repaid to us. After that time, the holder of the note, subject to applicable abandoned property or similar laws, will be an unsecured general creditor and may look only to us for payment.

Transfer and Exchange

   Subject to the terms of the indenture, notes may be presented for registration of transfer and for exchange

  . at each office or agency required to be maintained by us for payment of each series, as described under "--Payment"

  . at each other office or agency that we may designate from time to time

Registration of transfers and exchanges will be effected if the transfer agent is satisfied with the evidence of ownership and identity of the holder making the request and if the transfer form is duly executed. No service charge will be made for any registration of transfer or exchange of notes, but we may require you to pay any tax or other governmental charge incurred in connection with the transfer or exchange.

   In the event of any redemption in whole or in part, we will not be required

  . to register the transfer of or exchange new notes of any series during a period beginning at the opening of business 15 days before any selection of notes of that series to be redeemed and ending at the close of business on the date the relevant notice of redemption is mailed

  . to register the transfer of or exchange of any note or portion of any note called for redemption, except the unredeemed portion, if any, of a note being redeemed in part

  . to register the transfer of or exchange of any note that has been surrendered for repayment at the option of the holder, except the portion, if any, of the note not to be so repaid

Definitions

   We have provided below a summary of capitalized terms used in this summary description of the notes. The indenture contains the full definition of all these terms.

   "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount equal to the Comparable Treasury Price for the redemption date, plus 0.25%, in the case of each of the 8 1/2% notes and the 8 3/4% notes.

   "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and according to customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the notes.

   "Comparable Treasury Price" is calculated with respect to any redemption date as follows:

  . the average of the bid and asked prices for the Comparable Treasury
    Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as shown in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"

  . if the release, or any successor release, is not published or does not contain prices on the business day,

    --the average of the Reference Treasury Dealer Quotations for the Redemption Date, or

    --if we obtain only one Reference Treasury Dealer Quotation, the Reference Treasury Dealer Quotation

   "Consolidated Net Tangible Assets" means the total amount of assets, less applicable reserves and other properly deductible items, after deducting the following:

  . all current liabilities excluding any which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed

  . all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as specified on the most recent quarterly balance sheet of Equistar and computed according to generally accepted accounting principles

   "Funded Debt" means indebtedness of either Equistar or Equistar Funding, including notes, provided that notes may only be redeemed according to "-- Optional Redemption," maturing by their terms thereof more than one year after their original creation and ranking at least pari passu with the notes.

   "Quotation Agent" means one of the Reference Treasury Dealers appointed and certified to the trustee.

   "Reference Treasury Dealer" means each of Chase Securities Inc., NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc., First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. and their respective successors. If any of the foregoing cease to be a primary U.S. Government Securities dealer in New York City, we will substitute another Government Securities dealer and certify to the trustee.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as we determine and certify to the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the redemption date.

   "Restricted Property" means

  . any plant for the production of petrochemicals owned by Equistar or a Subsidiary, except

    --related facilities which in the opinion of the partnership governance committee are transportation or marketing facilities

    --any plant for the production of petrochemicals which in the opinion of the partnership governance committee is not a principal plant of Equistar and its Subsidiaries

  . any shares of capital stock or indebtedness of a Restricted Subsidiary owned by Equistar or a Subsidiary

   "Restricted Subsidiary" means any Subsidiary which owns any Restricted Property.

   "Sale and Lease-Back Transaction" means any arrangement with any person, other than Equistar or a Subsidiary, or to which any such person is a party, providing for the leasing to Equistar or a Restricted Subsidiary for a period of more than five years of any Restricted Property which has been or is to be sold or transferred by Equistar or such Restricted Subsidiary to such person or to any other person, other than Equistar or a Subsidiary, to which funds have been or are to be advanced by such Person on the security of the leased property.

   "Subsidiary" means any corporation that at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation, whether or not any other class of securities has or might have voting power by reason of the happening of a contingency, is at the time owned or controlled directly or indirectly by Equistar and/or one or more Subsidiaries.

   "Value" means, with respect to a Sale and Lease-Back Transaction, the amount equal to the greater of

  . the net proceeds of the sale or transfer of the property leased under a Sale and Lease-Back Transaction, or

  . the fair value, in the opinion of the partnership governance committee, of the property at the time of entering into a Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of the term remaining at the time of determination, without regard to any renewal or extension options contained in the lease

                       Federal Income Tax Considerations

   The following summary fairly describes the material United States federal income tax consequences expected to apply to the exchange of outstanding notes for new notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, the final, temporary and proposed regulations promulgated under the Internal Revenue Code, and administrative rulings and judicial decisions now in effect. All of the above are subject to change or different interpretations, possibly with retroactive effect. This discussion is for general information only and does not purport to address all of the possible federal income tax consequences or any other federal, or any state, local or foreign, tax consequences of the acquisition, ownership and disposition of the outstanding notes or new notes. It is limited to investors who hold the outstanding notes and the new notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors, such as dealers in securities, insurance companies, financial institutions, foreign corporations, partnerships or trusts, nonresident alien individuals, and tax-exempt entities, who may be subject to special treatment under the federal income tax law.

   An exchange of the outstanding notes for the new notes under the exchange offers will not constitute a taxable event for federal income tax purposes. As a result, holders who exchange their outstanding notes for new notes will not recognize in income any accrued and unpaid interest on the new notes by reason of the exchange. An exchanging holder will have the same adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

   Holders should consult their own tax advisor as to the particular tax consequences to them of exchanging outstanding notes for new notes in the exchange offers, including the applicability and effect of any state, local, or foreign tax laws and or recent or possible future changes in the tax laws.

                 The Exchange and Registration Rights Agreement

   In connection with the issuance of the outstanding notes, we entered into an exchange and registration rights agreement. Under the exchange and registration rights agreement, we agreed to

  . file a registration statement with the SEC on or before 60 days after February 16, 1999

  . use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 150 days after February 16, 1999

  . use our reasonable best efforts to cause the exchange offers to be consummated within 180 days following February 16, 1999

  . keep the exchange offers open for acceptance for a period of not less than 30 calendar days after the date notice of the exchange offer is mailed to holders of the outstanding notes

  . accept for exchange all outstanding notes duly tendered and not validly withdrawn under the exchange offers according to the terms of the registration statement and letter of transmittal

   As soon as practicable after the exchange offers registration statement becomes effective, we will offer the holders of outstanding notes who are not prohibited by any law or policy of the SEC from participating in these exchange offers the opportunity to exchange their outstanding notes for exchange notes registered under the Securities Act that are substantially identical to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest.

   The exchange and registration rights agreement also provides that we

  . shall make available for a period of 180 days after the consummation of the exchange offers a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any new notes

  . shall pay all expenses incident to the exchange offers, including the expense of one counsel to the holders of the notes, and will indemnify certain holders of the notes, including any broker-dealer, against certain liabilities, including liabilities under the Securities Act

   A broker-dealer which delivers a prospectus to purchasers in connection with resales will be subject to various civil liability provisions under the Securities Act and will be bound by the provisions of the exchange and registration rights agreement, including some of the indemnification rights and obligations.

   We will use our reasonable best efforts to file with the SEC a shelf registration statement to cover resales of the outstanding notes by those holders who provide required information in connection with that shelf registration statement under the following circumstances:

  . if any changes in law, SEC rules or regulations or applicable interpretations of these laws, rules or regulations by the staff of the SEC do not permit us to effect the exchange offers as contemplated by the exchange and registration rights agreement

  . if the exchange offers are not consummated within 180 days after February
    16, 1999

  . if any initial purchaser of the outstanding notes so requests but only with respect to any outstanding notes acquired directly by them

  . if any holder of the outstanding notes notifies us that it is not permitted to participate in the exchange offers or would not receive fully tradeable new notes in the exchange offers

We will use our reasonable best efforts to keep the shelf registration statement, if filed, effective for a period of two years after February 16, 1999. We have the ability to suspend the shelf registration statement for no more than

  . 45 days during the first 12-month period after February 16, 1999, and

  . 90 days during any subsequent 12-month period

if we determine, in our reasonable best judgment upon the written advice of counsel, that continued effectiveness would require disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving Equistar.

   If a registration default occurs, we will be obligated to pay additional interest to each holder of outstanding notes at a rate equal to 0.25% per annum. If this registration default is not cured within 90 days, the interest rate increases to 0.50% per annum. A registration defaults occurs if

  . the registration statement is not filed with the SEC within 60 days of February 16, 1999

  . the registration statement or shelf registration statement is not declared effective within 150 days of February 16, 1999

  . the exchange offers are not consummated within 180 days of February 16,
    1999

  . the shelf registration statement is filed and declared effective within 180 days of February 16, 1999, but ceases to be effective

Following the cure of a registration default, additional interest will cease to accrue. Additional interest does not accrue during a suspension period.

   If you desire to tender your outstanding notes, you will be required to make to us the representations described under "The Exchange Offers--Purpose and Effect of the Exchange Offers" and "--Procedures for Tendering" to participate in the exchange offers. In addition, we may require you to deliver information to be used in connection with the shelf registration statement to have your notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers. A holder will also be subject to the civil liability provisions under the Securities Act in connection with the sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to a holder, including indemnification obligations.

   The description of the exchange and registration rights agreement contained in this section is a summary only, does not purport to be complete, and is qualified in its entirety by reference to all provisions of the exchange and registration rights agreement. The exchange and registration statement is filed as an exhibit to the registration statement of which this prospectus is a part.

                         Book-Entry; Delivery and Form

   The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the "Global Notes") that will be registered in the name of Cede & Co., as nominee of DTC. The Global Notes will be deposited, on behalf of the acquirors of the new notes represented thereby, with a custodian for DTC for credit to the respective accounts of the acquirors or to such other accounts as they may direct at DTC. See "The Exchange Offers--Book-Entry Transfer."

The Global Notes

   We expect that under procedures established by DTC

  . upon deposit of the Global Notes with DTC or its custodian, DTC will credit on its internal system a portion of the Global Notes that shall be comprised of the corresponding respective amounts of the Global Notes to the respective accounts of persons who have accounts with the depository

  . ownership of the notes will be shown on, and the transfer or ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests and records of participants and with respect to interests of persons other than participants

   So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in Global Notes

  . will not be entitled to have notes represented by Global Notes registered in their names

  . will not receive or be entitled to receive physical delivery of certificated notes

  . will not be considered the owners or holders of the Global Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee

   Payments of the notes represented by Global Notes will be made to DTC, or its nominee, as the registered owner. None of Equistar, Equistar Funding, the trustee or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interest under the indenture.

   We expect that DTC or its nominees, upon receipt of any payment on the notes represented by the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the Global Notes as shown in the records of DTC or its nominee. We also expect that participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for the customers. Payment will be the responsibility of the participants.

   Transfers between participants in DTC will be effected according to DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way according to their respective rules and operating procedures. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states that require physical delivery of the security or to pledge the security, a holder must transfer its interest in the Global Notes according to the normal procedures of DTC, Euroclear or Cedel and the procedures in the indenture.

   Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC according to DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. Cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counter party in that system according to the rules and procedures and within the established deadlines, in Brussels time, of such system if the transaction meets its settlement requirements. Euroclear or Cedel, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

   Because of time zone differences, the securities account of a Euroclear or Cedel participants purchasing an interest in a Global Note from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Cedel participant during the note settlement processing day immediately following the settlement date of DTC. The note settlement day must be a business day for Euroclear and Cedel. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

   Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform procedures, and procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Description of DTC

   The description of the operations and procedures of DTC, Euroclear and Cedel is provided below solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

   DTC has advised that it is

  . a limited purpose trust company organized under the laws of the State of New York

  . a "banking organization" within the meaning of the New York Banking Law

  . a member of the Federal Reserve System

  . a "clearing corporation" within the meaning of the Uniform Commercial
    Code, as amended

  . a "clearing agency" registered under Section 17A of the Securities
    Exchange Act of 1934, as amended

   DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates.

   DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

Certificated Notes

   Interest in the Global Notes may be exchanged for certificated securities if

  . we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of notice or cessation

  . we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in certificated form under the indenture

  . other events occur as provided in the indenture

Upon the occurrence of any of the events described in the preceding sentence, we will cause the appropriate certificated securities to be delivered.

   Neither Equistar, Equistar Funding nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes, and each person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                              Plan of Distribution

   Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offers in exchange for the outstanding notes if

  . you acquire the new notes in the ordinary course of your business

  . you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes

Broker-dealers receiving new notes in the exchange offers will be subject to a prospectus delivery requirement with respect to resales of the new notes.

   We believe that you may not transfer new notes issued under the exchange offers in exchange for the outstanding notes if you are

  . our "affiliate" within the meaning of Rule 405 under the Securities Act

  . a broker-dealer that acquired outstanding notes directly from us

  . a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act

   To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offers, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offers registration statement. In the exchange and registration rights agreement, we have agreed to permit participating broker-dealers use of this prospectus in connection with the resale of new notes. We have agreed that, for a period up to 180 days after the expiration of the exchange offers, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests these documents in the letter of transmittal. In addition, until
      , 1999, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

   If you wish to exchange your outstanding notes for new notes in the exchange offers, you will be required to make representations to us as described in "The Exchange Offers--Purpose and Effect of the exchange Offer" and "--Procedures for Tendering--Your Representations to Us" of this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of new notes.

   We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offers may sell them from time to time in one or more transactions

  . in the over-the-counter market

  . in negotiated transactions

  . through the writing of options on the new notes or a combination of methods of resale

  . at market prices prevailing at the time of resale

  . at prices related to prevailing market prices or negotiated prices

   Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offers and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have agreed to pay all expenses incidental to the exchange offers other than commissions and concessions of any brokers or dealers. We will indemnify holders of the outstanding notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act, as provided in the exchange and registration rights agreement.

                                 Legal Matters

   Baker & Botts, L.L.P., Houston, Texas, counsel for Equistar and Equistar Funding, has issued an opinion about the legality of the new notes.

                                    Experts

   The following financial statements included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting

  . of Equistar as of and for the year ended December 31, 1998, and as of December 31, 1997, and for the one month then ended

  . of the Lyondell contributed business

    --as of November 30, 1997

    --as of December 31, 1996

    --for the eleven-month period ended November 30, 1997

     --for each of the two years in the period ended December 31, 1996

  . of the Millennium contributed business

    --as of November 30, 1997

    --as of December 31, 1996

    --for the eleven-month period ended November 30, 1997

    --for each of the two years in the period ended December 31, 1996

The financial statements included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their report appearing on page F-55, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             Available Information

   Neither Equistar nor Equistar Funding currently files reports with the SEC or delivers annual reports to security holders under the Exchange Act. We will provide without charge, upon written request, a copy of any information that is required to enable resales of the notes to be made under Rule 144A under the Securities Act, a copy of the exchange and registration rights agreement as described under "Exchange Offers" and "The Exchange and Registration Rights Agreement" and copies of other documents as described under "Description of the Partnership Agreement" and "Description of the Parent Agreement." Written requests for this information should be addressed to Equistar Chemicals, LP at 1221 McKinney Street, Houston, Texas 77010, Attention: Gerald A. O'Brien.

                         INDEX TO FINANCIAL STATEMENTS

Equistar Chemicals, LP:
  Audited Financial Statements
    Report of Independent Accountants.....................................  F-2
    Balance Sheets as of December 31, 1998 and 1997.......................  F-3
    Statements of Income for the year ended December 31, 1998 and the one month ended December 31, 1997........................................  F-4
    Statements of Partners' Capital for the year ended December 31, 1998 and the one month ended December 31, 1997............................  F-5
    Statements of Cash Flows for the year ended December 31, 1998 and the one month ended December 31, 1997....................................  F-6
    Notes to Financial Statements.........................................  F-7
Lyondell Contributed Business:
  Audited Financial Statements
    Report of Independent Accountants..................................... F-24
    Balance Sheets as of November 30, 1997 and December 31, 1996.......... F-25
    Statements of Income and Invested Capital for the eleven months ended
     November 30, 1997 and years ended December 31, 1996 and 1995......... F-26
    Statements of Cash Flows for the eleven months ended November 30, 1997 and years ended December 31, 1996 and 1995........................... F-27
    Notes to Financial Statements......................................... F-28
Millennium Contributed Business:
  Audited Financial Statements
    Report of Independent Accountants..................................... F-36
    Balance Sheets as of November 30, 1997 and December 31, 1996.......... F-37
    Statements of Income for the eleven months ended November 30, 1997 and years ended December 31, 1996 and 1995............................... F-38
    Statements of Changes in Invested Capital for the eleven months ended
     November 30, 1997 and year ended December 31, 1996................... F-39
    Statements of Cash Flows for the eleven months ended November 30, 1997 and years ended December 31, 1996 and 1995........................... F-40
    Notes to Financial Statements......................................... F-41
Occidental Contributed Business:
  Unaudited Financial Statements
    Balance Sheet as of March 31, 1998.................................... F-46
    Statement of Operations and Invested Capital for the three months ended March 31, 1998................................................. F-47
    Statement of Cash Flows for the three months ended March 31, 1998..... F-48
    Notes to Financial Statements......................................... F-49

  Audited Financial Statements
    Report of Independent Accountants..................................... F-55
    Balance Sheets as of December 31, 1997 and 1996....................... F-56
    Statements of Operations and Invested Capital for the years ended
     December 31, 1997, 1996 and 1995..................................... F-57
    Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995............................................................. F-58
    Notes to Financial Statements......................................... F-59

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partnership Governance Committee
of Equistar Chemicals, LP:

   In our opinion, the accompanying balance sheets and the related statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Equistar Chemicals, LP (the "Partnership") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from December 1, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Houston, Texas
February 26, 1999

                             EQUISTAR CHEMICALS, LP

                                 BALANCE SHEETS
                              Millions of dollars

                                                                 December 31
                                                               ----------------
                                                                1998     1997
                                                               -------  -------
                            ASSETS
                            ------
Current assets:
  Cash and cash equivalents................................... $    66  $    41
  Accounts receivable:
    Trade, net................................................     376      428
    Related parties...........................................     111       36
  Receivables from partners...................................       3      150
  Inventories.................................................     549      513
  Prepaid expenses and other current assets...................      25       24
                                                               -------  -------
      Total current assets....................................   1,130    1,192
                                                               -------  -------
Property, plant and equipment.................................   5,847    3,690
Less accumulated depreciation and amortization................  (1,772)  (1,572)
                                                               -------  -------
                                                                 4,075    2,118
Investment in PD Glycol.......................................      55       --
Goodwill, net.................................................   1,151    1,139
Deferred charges and other assets.............................     257      151
                                                               -------  -------
Total assets.................................................. $ 6,668  $ 4,600
                                                               =======  =======
              LIABILITIES AND PARTNERS' CAPITAL
              ---------------------------------
Current liabilities:
  Accounts payable:
    Trade..................................................... $   264  $   154
    Related parties...........................................      15       18
  Payables to partners........................................       9       63
  Current maturities of long-term debt........................     150       36
  Other accrued liabilities...................................     200       65
                                                               -------  -------
      Total current liabilities...............................     638      336
                                                               -------  -------
Obligations under capital leases..............................     205       --
Long-term debt................................................   1,865    1,512
Other liabilities and deferred credits........................      75       34
Commitments and contingencies
Partners' capital:
  Partners' capital...........................................   3,885    3,063
  Note receivable from Lyondell LP............................      --     (345)
                                                               -------  -------
      Total partners' capital.................................   3,885    2,718
                                                               -------  -------
Total liabilities and partners' capital....................... $ 6,668  $ 4,600
                                                               =======  =======

                       See notes to financial statements.

                             EQUISTAR CHEMICALS, LP

                              STATEMENTS OF INCOME
                              Millions of dollars

                                                                 For the period
                                                     For the    from December 1,
                                                    year ended  1997 (inception)
                                                   December 31, to December 31,
                                                       1998           1997
                                                   ------------ ----------------
Sales and other operating revenues:
  Unrelated parties...............................    $3,818          $338
  Related parties.................................       545            27
                                                      ------          ----
                                                       4,363           365
                                                      ------          ----
Operating costs and expenses:
  Cost of sales:
    Unrelated parties.............................     3,313           261
    Related parties...............................       460            26
  Selling, general and administrative expenses....       273            21
  Unusual charges.................................        35            42
                                                      ------          ----
                                                       4,081           350
                                                      ------          ----
  Operating income................................       282            15
Interest expense..................................      (156)          (10)
Interest income...................................        17             2
                                                      ------          ----
Net income........................................    $  143          $  7
                                                      ======          ====


                       See notes to financial statements.

                             EQUISTAR CHEMICALS, LP

                        STATEMENTS OF PARTNERS' CAPITAL

 For the year ended December 31, 1998 and for the period from December 1, 1997
                                 (inception) to
                               December 31, 1997
                              Millions of dollars

                                       Lyondell Millennium Occidental  Total
                                       -------- ---------- ---------- -------
Balance at December 1, 1997
 (inception)..........................  $   --    $   --     $   --   $    --

Capital contributions at inception:
  Net assets..........................     763     2,048         --     2,811
  Note receivable from Lyondell LP....     345        --         --       345
Net income............................       4         3         --         7
Distributions to partners.............     (57)      (43)        --      (100)
                                        ------    ------     ------   -------
Balance at December 31, 1997..........   1,055     2,008         --     3,063
                                        ------    ------     ------   -------
Capital contributions:
  Net assets..........................      --        --      2,097     2,097
  Other...............................     (14)        9          8         3
Net income (loss).....................      84        64         (5)      143
Distributions to partners.............    (512)     (460)      (449)   (1,421)
                                        ------    ------     ------   -------
Balance at December 31, 1998..........  $  613    $1,621     $1,651   $ 3,885
                                        ======    ======     ======   =======



                       See notes to financial statements.

                             EQUISTAR CHEMICALS, LP

                            STATEMENTS OF CASH FLOWS

                              Millions of dollars

                                                               For the period
                                                 For the year from December 1,
                                                    ended     1997 (inception)
                                                 December 31,        to
                                                     1998     December 31, 1997
                                                 ------------ -----------------
Cash flows from operating activities:
 Net income.....................................   $   143          $   7
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization.................       268             19
  Loss on disposition of property, plant and
   equipment....................................         8             --
  Equity in losses of investment in PD Glycol...         3             --
  Changes in assets and liabilities, net of the
   effects of assets contributed:
   Decrease (increase) in accounts receivable...       105           (100)
   Decrease (increase) in receivables from
    partners....................................       147           (101)
   Decrease (increase) in inventories...........       133             (5)
   Increase in accounts payable.................        40            188
   (Decrease) increase in payables to partners..       (63)            54
   Increase in other accrued liabilities........       122             48
   Net change in other working capital
    accounts....................................         2            (15)
   Other........................................       (62)             7
                                                   -------          -----
    Net cash provided by operating activities...       846            102
                                                   -------          -----
Cash flows from investing activities:
 Additions to property, plant and equipment.....      (200)           (12)
 Proceeds from disposition of property, plant
  and equipment.................................         3             --
 Contributions and advances to affiliates.......       (15)            --
                                                   -------          -----
    Net cash used in investing activities.......      (212)           (12)
                                                   -------          -----
Cash flows from financing activities:
 Borrowings of long-term debt...................       757             50
 Repayments of long-term debt...................      (290)            --
 Proceeds from payment of note receivable by
  Lyondell......................................       345             --
 Cash contributions from partners...............        --              1
 Distributions to partners......................    (1,421)          (100)
                                                   -------          -----
    Net cash used in financing activities.......      (609)           (49)
                                                   -------          -----
Increase in cash and cash equivalents...........        25             41
Cash and cash equivalents at beginning of
 period.........................................        41             --
                                                   -------          -----
Cash and cash equivalents at end of period......   $    66          $  41
                                                   =======          =====

                       See notes to financial statements.

                             EQUISTAR CHEMICALS, LP

                         NOTES TO FINANCIAL STATEMENTS

1. Formation of the Company and Operations

   Pursuant to a partnership agreement (the "Partnership Agreement") Lyondell Chemical Company ("Lyondell") and Millennium Chemicals, Inc. ("Millennium") formed Equistar Chemicals, LP ("Equistar" or the "Partnership"), a Delaware limited partnership, which commenced operations on December 1, 1997. From December 1, 1997 to May 15, 1998, the Partnership was owned 57 percent by Lyondell and 43 percent by Millennium. Lyondell owns its interest in the Partnership through two wholly-owned subsidiaries, Lyondell Petrochemical G.P. Inc. ("Lyondell GP") and Lyondell Petrochemical L.P. Inc. ("Lyondell LP"). Millennium also owns its interest in the Partnership through two wholly-owned subsidiaries, Millennium Petrochemicals GP LLC ("Millennium GP") and Millennium Petrochemicals LP LLC ("Millennium LP").

   On May 15, 1998, the Partnership was expanded with the contribution of certain assets from Occidental Petroleum Corporation ("Occidental") (see Note
3). These assets include the ethylene, propylene and ethylene oxide ("EO") and EO derivatives businesses and certain pipeline assets held by Oxy Petrochemicals Inc. ("Oxy Petrochemicals"), a 50 percent interest in a joint venture between PDG Chemical Inc. ("PDG Chemical") and Du Pont de Nemours and Company ("PD Glycol"), and a lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines held by Occidental Chemical Corporation ("Occidental Chemical") (collectively, the "Occidental Contributed Business"). Occidental Chemical, Oxy Petrochemicals and PDG Chemical are wholly-owned, indirect subsidiaries of Occidental. The Occidental Contributed Business included olefins plants at Corpus Christi and Chocolate Bayou, Texas, EO/ethylene glycol and EO derivatives businesses located at Bayport, Texas, Occidental's 50 percent ownership of PD Glycol, which operates a polyglycol plant at Beaumont, Texas, 1,430 miles of owned and leased ethylene/propylene pipelines, and the lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines.

   In exchange for the Occidental Contributed Business, two subsidiaries of Occidental were admitted as limited partners and a third subsidiary was admitted as a general partner in the Partnership for an aggregate partnership interest of 29.5 percent. In addition, the Partnership assumed approximately $205 million of Occidental indebtedness and the Partnership issued a promissory note to an Occidental subsidiary in the amount of $419.7 million, which was subsequently paid in cash in June 1998. In connection with the contribution of the Occidental Contributed Business and the reduction of Millennium's and Lyondell's ownership interests in the Partnership, the Partnership also issued a promissory note to Millennium LP in the amount of $75 million, which was subsequently paid in June 1998. These payments are included in distributions to partners in the accompanying statements of partners' capital and of cash flows. The consideration paid for the Occidental Contributed Business was determined based upon arms-length negotiations between Lyondell, Millennium, and Occidental. In connection with the transaction, the Partnership and Occidental also entered into a long-term agreement for the Partnership to supply the ethylene requirements for Occidental Chemical's U.S. manufacturing plants.

   After completion of this transaction, the Partnership is owned 41 percent by Lyondell, 29.5 percent by Millennium and 29.5 percent by Occidental, through its wholly-owned subsidiaries Occidental Petrochem Partner GP Inc. ("Occidental GP"), Occidental Petrochem Partner 1, Inc. ("Occidental LP1") and Occidental Petrochem Partner 2, Inc. ("Occidental LP2").

   The Partnership owns and operates the petrochemicals and polymers businesses contributed by Lyondell, Millennium, and Occidental (the "Contributed Businesses") which consist of 20 manufacturing facilities on the U.S. Gulf Coast and in the U.S. Midwest. The petrochemicals segment manufactures and markets olefins, oxygenated chemicals, aromatics and specialty chemicals. Olefins include ethylene, propylene and butadiene, and oxygenated chemicals include ethylene oxide, ethylene glycol, ethanol and methyl tertiary butyl ether ("MTBE"). The petrochemicals segment also includes the production and sale of aromatics including benzene and toluene. The polymers segment manufactures and markets polyolefins, including high-density polyethylene

                             EQUISTAR CHEMICALS, LP

("HDPE"), low-density polyethylene ("LDPE"), linear low-density polyethylene ("LLDPE"), polypropylene, and performance polymers, all of which are used in the production of a wide variety of consumer and industrial products. The performance polymers include enhanced grades of polyethylene, including wire and cable resins, concentrates and compounds, and polymeric powders.

   The Partnership Agreement provides that Equistar is governed by a Partnership Governance Committee consisting of nine representatives, three appointed by each partner. Most of the significant decisions of the Partnership Governance Committee require unanimous consent, including approval of the Partnership's Strategic Plan and annual updates thereof.

   Pursuant to the Partnership Agreement, net income is allocated among the partners on a pro rata basis based on their percentage ownership of the Partnership. Distributions are made to the partners based on their percentage ownership of the Partnership. Additional cash contributions required by the Partnership will also be based on the partners' percentage ownership of the Partnership.

2. Summary of Significant Accounting Policies

   Revenue Recognition--Revenue from product sales is generally recognized upon delivery of products to the customer.

   Cash and Cash Equivalents--Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts purchased with an original maturity date of three months or less. Cash equivalents are stated at cost, which approximates fair value. The Partnership's policy is to invest cash in conservative, highly rated instruments and limit the amount of credit exposure to any one institution. The Partnership performs periodic evaluations of the relative credit standing of these financial institutions which are considered in the Partnership's investment strategy.

   The Partnership has no requirements for compensating balances in a specific amount at a specific point in time. The Partnership does maintain compensating balances for some of its banking services and products. Such balances are maintained on an average basis and are solely at the Partnership's discretion. As a result, none of the Partnership's cash is restricted.

   Accounts Receivable--The Partnership sells its products primarily to companies in the petrochemicals and polymers industries. The Partnership performs ongoing credit evaluations of its customers' financial condition and, in certain circumstances, requires letters of credit from them. The Partnership's allowance for doubtful accounts, which is reflected in the accompanying balance sheet as a reduction of accounts receivable, totaled $3 million at December 31, 1998. The Partnership had no allowance for doubtful accounts recorded at December 31, 1997.

   Inventories--Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out ("LIFO") basis except for materials and supplies, which are valued at average cost.

   Property, Plant and Equipment--Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 5 to 30 years.

   Upon retirement or sale, the Partnership removes the cost of the assets and the related accumulated depreciation from the accounts and reflects any resulting gains or losses in the statement of income. The Partnership's policy is to capitalize interest cost incurred on debt during the construction of major projects exceeding one year.

                             EQUISTAR CHEMICALS, LP

   Turnaround Maintenance and Repair Expenses--Cost of major repairs and maintenance incurred in connection with turnarounds of units at the Partnership's manufacturing facilities are deferred and amortized on a straight-line basis until the next planned turnaround, generally five to seven years.

   Deferred Software Costs - Costs to purchase and develop software for internal use are deferred and amortized on a straight-line basis over 10 years. The Partnership amortized $6 million and less than $1 million of deferred software costs for the year ended December 31, 1998 and during the period from December 1, 1997 (inception) to December 31, 1997, respectively.

   Goodwill--Goodwill includes goodwill contributed by Millennium and goodwill recorded in connection with the contribution of Occidental's assets. Goodwill is being amortized using the straight-line method over forty years. Management periodically evaluates goodwill for impairment based on the anticipated future cash flows attributable to the related operations. Such expected cash flows, on an undiscounted basis, are compared to the carrying value of the tangible and intangible assets, and if impairment is indicated, the carrying value of goodwill, and if necessary other related assets, is adjusted. Management believes that no impairment exists at December 31, 1998. The Partnership amortized $31 million and $3 million of goodwill for the year ended December 31, 1998 and during the period from December 1, 1997 (inception) to December 31, 1997, respectively. Accumulated amortization of goodwill was $166 million and $135 million at December 31, 1998 and 1997, respectively.

   Investment in PD Glycol--Equistar holds a 50 percent interest in a joint venture with Du Pont de Nemours and Company that owns an ethylene glycol facility in Beaumont, Texas. This investment was contributed by Occidental in 1998. The investment in PD Glycol is accounted for under the equity method.

   Environmental Remediation Costs--Expenditures related to investigation and remediation of contaminated sites, which include operating facilities and waste disposal sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Estimates have not been discounted to present value. Environmental remediation costs are expensed or capitalized in accordance with generally accepted accounting principles.

   Pension and Other Postretirement Benefit Plans--During 1998, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 132, Employers' Disclosures about Pensions and Other Retirement Benefits. The provisions of SFAS No. 132 revise employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of these plans. SFAS No. 132 standardizes the disclosure requirements for these plans, to the extent practicable.

   Exchanges--Finished product exchange transactions, which involve homogeneous commodities in the same line of business and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory in accordance with the normal LIFO valuation policy. Exchanges settled through payment and receipt of cash are accounted for as purchases and sales.

   Income Taxes--The Partnership is not subject to federal income taxes as income is reportable directly by the individual partners; therefore, there is no provision for income taxes in the accompanying financial statements.

   Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             EQUISTAR CHEMICALS, LP

   Segment and Related Information - In 1998, the Partnership adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 supercedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Partnership's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect the results of operations or the financial position of the Partnership (see Note 18).

   Reclassifications--Certain 1997 amounts have been restated to conform to classifications adopted in 1998.

3. Addition of Occidental Contributed Business

   On May 15, 1998, the Partnership was expanded with the contribution of certain assets from Occidental. The acquisition was accounted for using the purchase method of accounting and, accordingly, the results of operations for these assets are included in the accompanying statement of income prospectively from May 15, 1998. The consideration paid for the Occidental Contributed Business was approximately $2.1 billion and was allocated to the assets contributed and liabilities assumed based on the estimated fair values of such assets and liabilities at the date of the contribution. The fair value of the assets contributed and liabilities assumed by the Partnership on May 15, 1998 is as follows:

      Millions of dollars
      -------------------
      Total current assets.............................................. $  281
      Property, plant and equipment.....................................  1,964
      Investment in PD Glycol...........................................     58
      Goodwill..........................................................     43
      Deferred charges and other assets.................................     49
                                                                         ------
        Total assets.................................................... $2,395
                                                                         ======
      Other current liabilities......................................... $   79
      Long-term debt....................................................    205
      Other liabilities and deferred credits............................     14
      Partners' capital.................................................  2,097
                                                                         ------
        Total liabilities and partners' capital......................... $2,395
                                                                         ======

   The unaudited pro forma combined historical results of the Partnership as if the Occidental Contributed Business had been contributed on January 1, 1998 is as follows:

                                                                    For the year
                                                                       ended
                                                                    December 31,
      Millions of dollars                                               1998
      -------------------                                           ------------
      Sales and other operating revenues...........................    $4,869
      Unusual charges..............................................        35
      Operating income.............................................       320
      Net income...................................................       154

   The unaudited pro forma data presented above is not necessarily indicative of the results of operations of the Partnership that would have occurred had such transaction actually been consummated as of January 1, 1998, nor are they necessarily indicative of future results.

                             EQUISTAR CHEMICALS, LP

4. Supplemental Cash Flow Information

      Millions of dollars                                              1998 1997
      -------------------                                              ---- ----
      Cash paid for interest.......................................... $154 $--
                                                                       ==== ===
      Noncash investing and financing activities:
        Noncash adjustments to contributed capital.................... $  3 $--
        Inventory transfer from PD Glycol.............................   15  --
                                                                       ==== ===

   Historical cost of assets contributed and liabilities assumed by the Partnership in December 1997 (inception):

      Total current assets.............................................. $  948
      Property, plant and equipment, net................................  2,121
      Goodwill, net.....................................................  1,142
      Deferred charges and other assets.................................    158
                                                                         ------
        Total assets.................................................... $4,369
                                                                         ======
      Current maturities of long-term debt.............................. $   36
      Other current liabilities.........................................     17
      Long-term debt....................................................  1,462
      Other liabilities and deferred credits............................     43
      Partners' capital.................................................  3,156
      Note receivable from Lyondell LP..................................   (345)
                                                                         ------
        Total liabilities and partners' capital......................... $4,369
                                                                         ======

5. Financial Instruments

   The fair value of all financial instruments included in current assets and current liabilities, including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximated their carrying value due to their short maturity. Based on the borrowing rates currently available to the Partnership for debt with terms and average maturities similar to the Partnership's debt portfolio, the fair value of the Partnership's long-term debt, including amounts due within one year, was approximately $2.3 billion and $1.5 billion at December 31, 1998 and 1997, respectively.

   The Partnership had issued letters of credit totaling $2.6 million and $4 million at December 31, 1998 and 1997, respectively.

6. Related Party Transactions

   Loans to Millennium and Occidental--In connection with Occidental's entry into Equistar in May 1998, Equistar executed promissory notes to Millennium and Occidental in the principal amounts of $75.0 million and $419.7 million, respectively. Each of the notes provides for the annual accrual of interest (based on a year of 360 days and actual days elapsed) at a rate equal to LIBOR plus .6 percent. These notes were paid in full in June 1998. Interest expense incurred on these notes during 1998 was $3 million.

   Note Receivable from Lyondell LP--Upon formation of the Partnership, Lyondell LP contributed capital to the Partnership in the form of a $345 million promissory note (the "Lyondell Note"). The Lyondell Note bears interest at LIBOR plus a market spread. The note was repaid in full by Lyondell in July 1998. Interest income accrued on the Lyondell note totaled $12.8 million and $1.75 million during 1998 and during the period from December 1, 1997 (inception) to December 31, 1997, respectively.

                             EQUISTAR CHEMICALS, LP

   Shared Services Agreement with Lyondell--Lyondell provides certain corporate, general and administrative services to the Partnership, including legal, tax, treasury, risk management and other services pursuant to a shared services agreement. During the year ended December 31, 1998, Lyondell charged the Partnership $3 million for these services. During the period December 1, 1997 (inception) to December 31, 1997, charges from Lyondell were less than $1 million. As part of the shared services agreement, the Partnership provides certain general and administrative services to Lyondell, such as health, safety and environmental services, human resource services, information services and legal services. During the year ended December 31, 1998 and during the period December 1, 1997 (inception) to December 31, 1997, the Partnership charged Lyondell less than $1 million for these services.

   Shared Services and Shared-Site Agreements with Millennium--The Partnership and Millennium have entered into a variety of operating, manufacturing and technical service agreements related to the business of Equistar and the vinyl acetate monomers, acetic acid, synthesis gas and methanol businesses retained by Millennium Petrochemicals. These agreements include the provision by the Partnership to Millennium Petrochemicals of materials management, certain utilities, administrative office space, health, safety and environmental services and computer services. During the year ended December 31, 1998, the Partnership charged Millennium Petrochemicals $5 million for these services. During the period from December 1, 1997 (inception) to December 31, 1997, charges to Millennium Petrochemicals were less than $1 million. These agreements also include the provision by Millennium Petrochemicals to the Partnership of certain operational services, including waste water treatment and barge dock access. During the year ended December 31, 1998 and during the period December 1, 1997 (inception) to December 31, 1997, Millennium Petrochemicals charged the Partnership less than $1 million for these services.

   Operating Agreement with Occidental Chemical Corporation--On May 15, 1998, Occidental Chemical and the Partnership entered into an Operating Agreement (the "Operating Agreement") whereby Occidental Chemical agreed to operate and maintain the Occidental Contributed Business and to cause third-parties to continue to provide equipment, products and commodities to those businesses upon substantially the same terms and conditions as provided prior to the transfer. Under the terms of the Operating Agreement, the Partnership agreed to reimburse Occidental Chemical for its cost in connection with the services provided to the Partnership, and the Partnership agreed to pay Occidental Chemical an administrative fee. The Operating Agreement terminated in accordance with its terms on June 1, 1998. During the term of the Operating Agreement, the Partnership paid Occidental Chemical an administrative fee of $1 million.

   Transition Services Agreement with Occidental Chemical--On June 1, 1998, Occidental Chemical and the Partnership entered into a Transition Services Agreement (the "TSA"). Under the terms of the TSA, Occidental Chemical agreed to provide the Partnership certain services in connection with the Occidental Contributed Business, including services related to accounting, payroll, office administration, marketing, transportation, purchasing and procurement, management, human resources, customer service, technical services and others. Between June 1, 1998 and December 31, 1998, the Partnership expensed $6 million in connection with services provided pursuant to the TSA. The TSA expires by its terms on June 1, 1999.

   Occidental Chemical Ethylene Sales Agreement--The Partnership and Occidental Chemical entered into a Sales Agreement, dated May 15, 1998 (the "Ethylene Sales Agreement"). Under the terms of the Ethylene Sales Agreement, Occidental Chemical has agreed to purchase an annual minimum amount of ethylene from the Partnership equal to 100 percent of the ethylene feedstock requirements of Occidental Chemical's United States plants (estimated to be 2 billion pounds per year at the time of the signing of the agreement) less any quantities up to 250 million pounds tolled in accordance with the provisions of such agreement. The Partnership's maximum supply obligation in any calendar year under the Ethylene Sales Agreement is 2.55 billion pounds. Upon three years notice from either party to the other, the Partnership's maximum supply

                             EQUISTAR CHEMICALS, LP
obligation in any calendar year under the Ethylene Sales Agreement may be "phased down" as set forth in the agreement, provided that no phase down may occur prior to January 1, 2009. In accordance with the phase down provisions of the agreement, the annual minimum requirements set forth in the agreement must be phased down over at least a five year period so that the annual required minimum can not decline to zero prior to December 31, 2013 unless certain specified force majeure events occur. The Ethylene Sales Agreement provides for an ethylene sales price that is generally reflective of market prices and will be determined pursuant to a formula using the Partnership's sales price to third parties and several published market price indices. During the period from May 15, 1998 to December 31, 1998, the Partnership charged Occidental Chemical $171 million under the Ethylene Sales Agreement.

   Product Sales to Millennium--The Partnership sells ethylene to Millennium at market-related prices pursuant to an agreement entered into in connection with the formation of Equistar. Under this agreement, Millennium is required to purchase 100 percent of its ethylene requirements for its LaPorte, Texas facility (estimated to be 300 million pounds per year), up to a maximum of 330 million pounds per year. Millennium has the option to increase the amount purchased to up to 400 million pounds per year beginning January 1, 2001. The initial term of the contract expires December 1, 2000 and thereafter, the contract automatically renews annually. Either party may terminate on one year's notice, except that if Millennium elects to increase its purchases under the contract, a party must provide two year's notice of termination. The pricing terms of this agreement are similar to the Ethylene Sales Agreement with Occidental Chemical. The Partnership charged Millennium $41 million and $4 million for ethylene for 1998 and December 1997, respectively.

   Product Sales to Lyondell--Lyondell acquired its intermediate chemicals and derivatives business through the acquisition of ARCO Chemical Company effective August 1, 1998. Sales to Lyondell, primarily for ethylene, propylene, MTBE, benzene and alkylate, totaled $97 million for the period from August 1, 1998 to December 31, 1998, and were based on price terms generally reflective of market.

   Transactions with LCR.--Lyondell's rights and obligations under the terms of its product sales and feedstock purchase agreements with LYONDELL-CITGO Refining LP ("LCR"), a joint venture investment of Lyondell, were assigned to the Partnership. Accordingly, certain refinery products are sold to the Partnership as feedstocks, and certain olefins by-products are sold to LCR for processing into gasoline. Sales to LCR were $236 million and $27 million and purchases from LCR were $131 million and $10 million for the year ended December 31, 1998 and for the period from December 1, 1997 (inception) to December 31, 1997, respectively. The Partnership also assumed certain tolling arrangements as well as terminalling and storage obligations between Lyondell and LCR and performs certain marketing services for LCR. Aggregate charges under these various service agreements of $15 million were made to LCR by the Partnership with respect to 1998. No charges were made during December 1997. All of the agreements between LCR and the Partnership are on terms generally representative of prevailing market prices. The Partnership also has a shared services agreement with LCR to provide LCR with information services, including mainframe processing and maintenance. Net charges to LCR by the Partnership for the shared services agreement were less than $1 million during 1998. No charges were made during December 1997.

   Transactions with Lyondell Methanol--The Partnership provides operating and other services for Lyondell Methanol Company, L.P. ("Lyondell Methanol") under the terms of existing agreements that were assumed by Equistar from Lyondell, including the lease to Lyondell Methanol by the Partnership of the real property on which its methanol plant is located. Pursuant to the terms of those agreements, Lyondell Methanol pays the Partnership a management fee and will reimburse certain expenses of the Partnership at cost. Management fees charged by the Partnership to Lyondell Methanol totaled $6 million for the year ending December 31, 1998 and less than $1 million during the period from December 1, 1997 (inception) to December 31, 1997. The Partnership sells natural gas to Lyondell Methanol at prices generally representative of its cost. Purchases by

                             EQUISTAR CHEMICALS, LP

Lyondell Methanol of natural gas feedstock from the Partnership totaled $44 million and $4 million for the year ended December 31, 1998 and during the period from December 1, 1997 (inception) to December 31, 1997, respectively. Lyondell Methanol sells all of its products to Equistar. For the year ending December 31, 1998 and during the period from December 1, 1997 (inception) to December 31, 1997, purchases from Lyondell Methanol were $103 million and $15 million, respectively.

   Related Party Leases--As part of their shared services agreement with the Partnership, Millennium subleases from the Partnership certain administrative office space at a monthly rent of $42,000.

7. Accounts Receivable

   In December 1998, the Partnership entered into a purchase agreement with an independent issuer of receivables-backed commercial paper. Under the terms of the agreement, the Partnership agreed to sell on an ongoing basis and without recourse, designated accounts receivable. To maintain the balance of the accounts receivable sold, the Partnership is obligated to sell new receivables as existing receivables are collected. The agreement expires in December 1999.

   At December 31, 1998, the Partnership's gross accounts receivable that had been sold to the purchasers aggregated $130 million. This amount has been reported as operating cash flows in the statement of cash flows. Costs related to the sale are included in selling, general and administrative expenses in the statement of income.

8. Inventories

   Inventories at December 31, 1998 and 1997 consisted of the following:

      Millions of dollars                                             1998 1997
      -------------------                                             ---- ----
      Raw materials.................................................. $149 $160
      Work-in-process................................................   11    5
      Finished goods.................................................  301  282
      Materials and supplies.........................................   88   66
                                                                      ---- ----
                                                                      $549 $513
                                                                      ==== ====

   For the year ending December 31, 1998, cost of sales increased by less than $1 million associated with the reduction of LIFO inventories. For the period from December 1, 1997 (inception) to December 31, 1997, cost of sales increased by approximately $1 million associated with the reduction in LIFO inventories. The excess of the current cost of inventories over book value was approximately $103 million at December 31, 1997.

9. Property, Plant and Equipment, Net

   The components of property, plant and equipment, at cost, and the related accumulated depreciation at December 31, 1998 and 1997 were as follows:

      Millions of dollars                                          1998   1997
      -------------------                                         ------ ------
      Manufacturing facilities and equipment..................... $5,344 $3,489
      Manufacturing equipment acquired under capital leases......    236     --
      Construction projects in progress..........................    189    127
      Land.......................................................     78     74
                                                                  ------ ------
        Total property, plant and equipment......................  5,847  3,690
      Less accumulated depreciation..............................  1,772  1,572
                                                                  ------ ------
        Property, plant and equipment, net....................... $4,075 $2,118
                                                                  ====== ======

                             EQUISTAR CHEMICALS, LP

   Depreciation expense for the year ending December 31, 1998 and for the period from December 1, 1997 (inception) to December 31, 1997 was $200 million and $15 million, respectively. At December 31, 1998, $10 million of the accumulated depreciation reported in the accompanying balance sheet related to the manufacturing equipment acquired under capital leases that was contributed by Occidental in 1998.

   In July 1998, the depreciable lives of certain assets were increased from a range of 5 to 25 years to a range of 5 to 30 years. This change was accounted for as a change in accounting estimate and resulted in a $33 million decrease in depreciation expense for 1998.

10. Deferred Charges and Other Assets

   Deferred charges and other assets at December 31, 1998 and 1997 were as follows:

     Millions of dollars                                              1998 1997
     -------------------                                              ---- ----
     Deferred turnaround costs, net.................................. $ 84 $ 66
     Deferred software costs, net....................................   70   44
     Deferred pension asset..........................................   30   23
     Other...........................................................   73   18
                                                                      ---- ----
       Total deferred charges and other assets....................... $257 $151
                                                                      ==== ====

11. Other Accrued Liabilities

   Other accrued liabilities at December 31, 1998 and 1997 were as follows:

     Millions of dollars                                             1998 1997
     -------------------                                             ---- ----
     Accrued property taxes......................................... $ 76 $ 4
     Accrued freight................................................   22   8
     Accrued payroll costs..........................................   44  19
     Accrued interest...............................................   18  --
     Accrued severance and other costs related to formation of the
      Partnership...................................................    3  27
     Other..........................................................   37   7
                                                                     ---- ---
       Total other accrued liabilities.............................. $200 $65
                                                                     ==== ===

                             EQUISTAR CHEMICALS, LP

12. Long-Term Debt and Financing Arrangements

   Long-term debt at December 31, 1998 and 1997 was comprised of the following:

      Millions of dollars                                          1998   1997
      -------------------                                         ------ ------
      Bank credit facilities:
        5-year term credit facility.............................. $1,150 $  800
        $500 million credit agreement............................    152     --
      Other debt obligations:
        Medium-term notes (2000-2005)............................    163    194
        10.00% Notes due in 1999.................................    150    150
        9.125% Notes due in 2002.................................    100    100
        6.5% Notes due in 2006...................................    150    150
        7.55% Debentures due in 2026.............................    150    150
        Other....................................................     --      4
                                                                  ------ ------
          Total long-term debt...................................  2,015  1,548
      Less current maturities....................................    150     36
                                                                  ------ ------
          Long-term debt, net....................................  1,865  1,512
      Capital lease obligations (5.89% due in 2000)..............    205     --
                                                                  ------ ------
          Total long-term debt and lease obligations............. $2,070 $1,512
                                                                  ====== ======

   Aggregate maturities of long-term debt during the five years subsequent to December 31, 1998 are as follows: 1999-$302 million; 2000-$247 million; 2001- $90 million; 2002-$1.251 billion; 2003-$29 million. All of the above debt is guaranteed by the partners.

   The medium-term notes mature at various dates from 2000 to 2005 and have a weighted average interest rate of 9.87 percent and 9.83 percent at December 31, 1998 and 1997, respectively.

   The Partnership has a five-year, $1.25 billion credit facility (the "Facility") with a group of banks expiring November 2002. Borrowings under the Facility bear interest at either the Federal Funds rate plus 1/2 of 1 percent, LIBOR plus 1/2 of 1 percent, a fixed rate offered by one of the sponsoring banks or interest rates that are based on a competitive auction feature wherein the interest rate can be established by competitive bids submitted by the sponsoring banks, depending on the type of borrowing made under the Facility. Borrowings under the Facility had a weighted average interest rate of 5.8 percent and 5.7 percent at December 31, 1998 and 1997, respectively.

   On June 12, 1998, the Partnership entered into a $500 million credit agreement consisting of a $250 million revolving credit facility and a $250 million one-year term facility. Borrowings under the $500 million credit agreement bear interest at either the Federal Funds rate plus 1/2 of 1 percent, LIBOR plus 0.625 percent, a fixed rate offered by one of the sponsoring banks or interest rates that are based on a competitive auction feature wherein the interest rate can be established by competitive bids submitted by the sponsoring banks. At December 31, 1998, the weighted average interest rate for borrowings under the $500 million credit agreement was 6.1 percent.

   The Facility and the $500 million credit agreement (the "Bank Credit Facilities") are available for working capital and general purposes as needed and contain covenants relating to liens, sale and leaseback transactions, debt incurrence, leverage and interest coverage ratios, sales of assets and mergers and consolidations.

                             EQUISTAR CHEMICALS, LP

   In February 1999, the Partnership issued $900 million of debt securities. The debt securities include $300 million of 8.50 percent Notes, which will mature on February 15, 2004, and $600 million of 8.75 percent Notes, which will mature on February 15, 2009. The Partnership intends to use the net proceeds from this offering (i) to repay the $205 million outstanding under a capitalized lease obligation relating to the Partnership's Corpus Christi facility, (ii) to repay the outstanding balance under the $500 million credit agreement, after which the $500 million credit agreement will be terminated,
(iii) to repay the outstanding $150 million, 10.0 percent Notes due in June 1999, upon maturity and (iv) to the extent of the remaining net proceeds, reduce outstanding borrowings under the Facility and for Partnership working capital. Outstanding borrowings under the Partnership's $500 million credit agreement that are payable in 1999 are included as long-term obligations of the Partnership in the accompanying balance sheet at December 31, 1998 based on the expectation that these borrowings will be refinanced as described above.

13. Unusual Charges

   In December 1997, the Partnership recorded $42 million of unusual charges related to the formation of the Partnership. These charges included severance and other costs related to a workforce reduction (approximately 430 employees) that resulted from the consolidation of the businesses contributed to the Partnership ($30 million), various closing costs ($6 million), and various other charges ($6 million). Approximately $15 million of these charges were paid in 1997 and $27 million were included in other accrued liabilities at December 31, 1997. During the year ended December 31, 1998, approximately $24 million of these charges were paid and $3 million were included in other accrued liabilities at December 31, 1998.

   During 1998, the Partnership recorded and paid $35 million of unusual charges related to its initial formation and the addition of Occidental to the Partnership. These charges included transition personnel costs ($14 million), costs associated with the consolidation of certain operations and facilities ($11 million), operating and transition services provided by Occidental Chemical ($7 million), various closing costs ($2 million), and other miscellaneous charges ($1 million).

14. Leases

   At December 31, 1998, future minimum lease payments for capital and operating leases with noncancelable lease terms in excess of one year were as follows:

      Millions of dollars                                      Capital Operating
      -------------------                                      ------- ---------
        1999..................................................  $ 13     $101
        2000..................................................   208       74
        2001..................................................    --       58
        2002..................................................    --       44
        2003..................................................    --       38
        Thereafter............................................    --      336
                                                                ----     ----
          Total minimum lease payments........................   221     $651
                                                                         ====
        Imputed interest......................................   (16)
                                                                ----
        Present value of minimum lease payments...............  $205
                                                                ====

   Operating lease net rental expense was $110 million for the year ending December 31, 1998 and $11 million for the period from December 1, 1997 (inception) to December 31, 1997.

                             EQUISTAR CHEMICALS, LP

   The Partnership is party to various unconditional purchase obligation contracts as a purchaser for product and services. At December 31, 1998, future minimum payments under these contracts with noncancelable contract terms in excess of one year were as follows:

      Millions of dollars                                                 Amount
      -------------------                                                 ------
        1999.............................................................  $ 29
        2000.............................................................    28
        2001.............................................................    24
        2002.............................................................    23
        2003.............................................................    23
        Thereafter.......................................................   142
                                                                           ----
          Total minimum contract payments................................  $269
                                                                           ====

   The Partnership's total purchases under these agreements were $33 million for the year ending December 31, 1998 and $3 million during the period from December 1, 1997 (inception) to December 31, 1997.

15. Retirement Plans

   All full-time regular employees of the Partnership are covered by defined benefit pension plans sponsored by the Partnership. The plans became effective on January 1, 1998, except for union represented employees formerly employed by Millennium, whose plans were contributed to the Partnership on December 1, 1997, and union represented employees formerly employed by Occidental, whose plans were contributed to the Partnership on May 15, 1998. In connection with the formation of the Partnership, there were no pension assets or obligations contributed to the Partnership, except for the union represented plans described above. Retirement benefits are based on years of service and the employee's highest three consecutive years of compensation during the last ten years of service. The funding policy for these plans is to make periodic contributions as required by applicable law. The Partnership accrues pension costs based on an actuarial valuation and funds the plans through contributions to pension trust funds. The Partnership also has unfunded supplemental nonqualified retirement plans which provide pension benefits for certain employees in excess of the tax qualified plans' limits.

                             EQUISTAR CHEMICALS, LP

   The following table provides a reconciliation of benefit obligations, plan assets and funded status of the retirement plans at December 31, 1998 and 1997:

      Millions of dollars                                          1998  1997
      -------------------                                          ----  ----
      Change in benefit obligation:
        Benefit obligation, January 1............................. $ 21  $ --
        Benefit obligation contributed at inception of
         Partnership..............................................   --    21
        Benefit obligation contributed by Occidental..............   46    --
        Service cost..............................................   16    --
        Interest cost.............................................    5    --
        Actuarial loss (gain).....................................    5    --
        Benefits paid.............................................   (5)   --
                                                                   ----  ----
        Benefit obligation, December 31........................... $ 88  $ 21
                                                                   ====  ====
      Change in plan assets:
        Fair value of plan assets, January 1...................... $ 40  $ --
        Fair value of plan assets contributed at inception of
         Partnership..............................................   --    40
        Fair value of plan assets contributed by Occidental.......   51    --
        Actual return of plan assets..............................    1    --
        Partnership contributions.................................    1    --
        Benefits paid.............................................   (5)   --
                                                                   ----  ----
        Fair value of plan assets, December 31.................... $ 88  $ 40
                                                                   ====  ====
      Funded status............................................... $ --  $ 19
      Unrecognized actuarial loss (gain)..........................   13     4
                                                                   ----  ----
      Net amount recognized....................................... $ 13  $ 23
                                                                   ====  ====
      Amounts recognized in the Balance Sheets consist of:
        Prepaid benefit cost...................................... $ 30  $ 23
        Accrued benefit liability.................................  (17)   --
                                                                   ----  ----
      Net amount recognized....................................... $ 13  $ 23
                                                                   ====  ====
      Weighted-average assumptions as of December 31:
        Discount rate............................................. 6.75% 7.25%
        Expected return on plan assets............................ 9.50% 9.00%
        Rate of compensation increase............................. 4.75% 4.75%

   As of December 31, 1998, Equistar had defined benefit pension plans where the accumulated benefit obligation exceeded the fair value of plan assets. The accumulated benefit obligation exceeded the fair value of plan assets by $19 million for these plans as of December 31, 1998. As of December 31, 1998 and 1997, Equistar had defined benefit pension plans where the fair value of plan assets exceeded the accumulated benefit obligation. The fair value of plan assets exceeded the accumulated benefit obligation by $19 million for these plans as of December 31, 1998 and 1997.

   The Partnership's net periodic pension cost for 1998 included the following components:

      Millions of dollars                                                  1998
      -------------------                                                  ----
      Components of net periodic benefit cost:
        Service cost...................................................... $16
        Interest cost.....................................................   5
        Expected return on plan assets....................................  (6)
                                                                           ---
        Net periodic benefit cost......................................... $15
                                                                           ===

                             EQUISTAR CHEMICALS, LP

   As the non-union plans became effective on January 1, 1998, the Partnership did not recognize any net periodic pension cost during the period from December 1, 1997 (inception) to December 31, 1997.

   Effective January 1, 1998, the Partnership also maintains voluntary defined contribution savings plans for eligible employees. Under provisions of the plans, the Partnership contributes an amount equal to 160 percent of employee contributions up to a maximum matching contribution of eight percent of the employee's base salary. Contributions to the plans by the Partnership were $7 million and less than $1 million for the year ended December 31, 1998 and during the period from December 1, 1997 (inception) to December 31, 1997, respectively.

16. Postretirement Benefits Other Than Pensions

   The Partnership sponsors unfunded postretirement benefit plans other than pensions ("OPEB") for both salaried and non-salaried employees, which provide medical and life insurance benefits. The postretirement health care plans are contributory while the life insurance plans are non-contributory. Currently, the Partnership pays approximately 80 percent of the cost of the health care plans, but reserves the right to modify the cost-sharing provisions at any time. In connection with the formation of the Partnership on December 1, 1997, Lyondell and Millennium contributed $31 million of accrued postretirement benefit liabilities for employees that transferred to the Partnership. Upon joining the Partnership in May 1998, Occidental contributed $14 million of accrued postretirement benefit liabilities for employees that transferred to the Partnership

   The following table provides a reconciliation of benefit obligations and funded status of the OPEB plans at December 31, 1998 and 1997:

Millions of dollars                                                 1998  1997
-------------------                                                 ----  ----
Change in benefit obligation:
  Benefit obligation, January 1.................................... $ 50  $ --
  Benefit obligation contributed at inception of Partnership.......   --    50
  Benefit obligation contributed by Occidental.....................   14    --
  Service cost.....................................................    3    --
  Interest cost....................................................    4    --
  Actuarial loss (gain)............................................   (2)   --
                                                                    ----  ----
  Benefit obligation, December 31.................................. $ 69  $ 50
                                                                    ====  ====
Funded status...................................................... $(69) $(50)
Unrecognized actuarial loss (gain).................................   16    19
                                                                    ----  ----
Net amount recognized.............................................. $(53) $(31)
                                                                    ====  ====
Amounts recognized in the Balance Sheets consist of:
  Prepaid benefit cost............................................. $ --  $ --
  Accrued benefit liability........................................  (53)  (31)
                                                                    ----  ----
  Net amount recognized............................................ $(53) $(31)
                                                                    ====  ====
Weighted-average assumptions as of December 31:
  Discount rate.................................................... 6.75% 7.25%
  Rate of compensation increase.................................... 4.75% 4.75%

   Because the OPEB plans are unfunded, there was no change in the plan assets during the year ended December 31, 1998 and for the period from December 1, 1997 (inception) to December 31, 1997.

                             EQUISTAR CHEMICALS, LP

   The Partnership's postretirement benefit costs for 1998 included the following components:

      Millions of dollars                                                   1998
      -------------------                                                   ----
      Components of net periodic benefit cost:
        Service cost......................................................  $ 3
        Interest cost.....................................................    4
        Expected return of plan assets....................................   --
                                                                            ===
        Net periodic benefit cost.........................................  $ 7
                                                                            ===

   The accrued postretirement benefit liabilities at December 31, 1997 were calculated and contributed as of December 31, 1997; therefore, there was no net periodic postretirement benefit costs for the period from December 1, 1997 (inception) to December 31, 1997.

   For measurement purposes, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 1998 was 7.0 percent for 1999-2001 and 5.0 percent thereafter. The health care cost trend rate assumption does not have a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit liability as of December 31, 1998 by less than $1 million and would not have a material effect on the aggregate service and interest cost components of the net periodic postretirement benefit cost for the year then ended. Decreasing the assumed health care cost trend rates by one percentage point in each year would decrease the accumulated postretirement benefit liability as of December 31, 1998 by $1 million and would not have a material effect on the aggregate service and interest cost components of the net periodic postretirement benefit cost for the year then ended.

17. Commitments and Contingencies

   The Partnership has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

   The Partnership is also subject to various lawsuits and proceedings. Subject to the uncertainty inherent in all litigation, management believes the resolution of these proceedings will not have a material adverse effect upon the financial statements or liquidity of the Partnership.

   Equistar has agreed to indemnify and defend Lyondell and Millennium, individually, against certain uninsured claims and liabilities which Equistar may incur relating to the operation of the Contributed Business prior to December 1, 1997 up to $7 million each within the first seven years of the Partnership, subject to certain terms of the Asset Contribution Agreements. Equistar has also agreed to indemnify Occidental up to $7 million on a similar basis relating to the operation of the Occidental Contributed Business prior to May 15, 1998. During the year ended December 31, 1998, the Partnership incurred $5 million in expenses for these uninsured claims and liabilities. No expenses were incurred for these uninsured claims and liabilities during the period December 1, 1997 (inception) to December 31, 1997.

   The Partnership's policy is to be in compliance with all applicable environmental laws. The Partnership is subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, the Partnership cannot accurately predict future developments, such as increasingly strict requirements of environmental laws, inspection and enforcement policies and compliance costs therefrom which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and non-hazardous waste.

                             EQUISTAR CHEMICALS, LP

   In the opinion of management, any liability arising from the matters discussed in this Note is not expected to have a material adverse effect on the financial statements or liquidity of the Partnership. However, the adverse resolution in any reporting period of one or more of these matters discussed in this Note could have a material impact on the Partnership's results of operations for that period without giving effect to contribution or indemnification obligations of co-defendants or others, or to the effect of any insurance coverage that may be available to offset the effects of any such award.

18. Segment Information

   Using the guidelines set forth in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Partnership has identified two segments in which it operates. The reportable segments are petrochemicals and polymers. The petrochemicals segment includes olefins, oxygenated chemicals, aromatics and specialty chemicals. Olefins include ethylene, propylene and butadiene, and the oxygenated chemicals include ethylene oxide, ethylene glycol, ethanol and MTBE. The petrochemicals segment also includes the production and sale of aromatics including benzene and toluene. The polymers segment consists of polyolefins including high-density polyethylene, low-density polyethylene, linear low-density polyethylene, polypropylene, and performance polymers. The performance polymers include enhanced grades of polyethylene, including wire and cable resins, concentrates and compounds, and polymeric powders.

   No customer accounted for 10 percent or more of sales.

   The accounting policies of the segments are the same as those described in "Summary of Significant Accounting Policies" (see Note 2).

                             EQUISTAR CHEMICALS, LP

   Summarized financial information concerning the Partnership's reportable segments is shown in the following table. Intersegment sales between the petrochemicals and polymers segments were made at prices based on current market values.

For the year ended December 31, 1998:

                         Petrochemicals Polymers
Millions of dollars         Segment     Segment  Unallocated Eliminations Consolidated
-------------------      -------------- -------- ----------- ------------ ------------
Sales and other
 operating revenues:
  Customers.............    $ 2,351      $2,012    $   --      $    --       $4,363
  Intersegment..........      1,112          46        --       (1,158)          --
                            -------      ------    ------      -------       ------
                            $ 3,463      $2,058    $   --      $(1,158)      $4,363
                            =======      ======    ======      =======       ======
Unusual charges.........    $    --      $   --    $   35      $    --       $   35
                            =======      ======    ======      =======       ======
Operating income........    $   319      $  177    $ (214)     $    --       $  282
                            =======      ======    ======      =======       ======
Depreciation and
 amortization expense...    $   152      $   65    $   51      $    --       $  268
                            =======      ======    ======      =======       ======
Capital expenditures....    $    71      $  116    $   13      $    --       $  200
                            =======      ======    ======      =======       ======
Total assets............    $ 2,997      $2,035    $1,636      $    --       $6,668
                            =======      ======    ======      =======       ======

For the period from December 1, 1997 (inception) to December 31, 1997:

                         Petrochemicals Polymers
Millions of dollars         Segment     Segment  Unallocated Eliminations Consolidated
-------------------      -------------- -------- ----------- ------------ ------------
Sales and operating
 revenues:
  Customers.............     $  179      $  186    $   --       $  --        $  365
  Intersegment..........        105          --        --        (105)           --
                             ------      ------    ------       -----        ------
                              $ 284      $  186    $   --       $(105)       $  365
                             ======      ======    ======       =====        ======
Unusual charges.........     $   --      $   --    $   42       $  --        $   42
                             ======      ======    ======       =====        ======
Operating income........     $   47      $   22    $  (54)      $  --        $   15
                             ======      ======    ======       =====        ======
Depreciation and
 amortization expense...     $    7      $    7    $    5       $  --        $   19
                             ======      ======    ======       =====        ======
Capital expenditures....     $    7      $    4    $    1       $  --        $   12
                             ======      ======    ======       =====        ======
Total assets............     $1,668      $1,504    $1,428       $  --        $4,600
                             ======      ======    ======       =====        ======

19. Subsequent Events

   In January 1999, the Partnership announced that it was going to shut down and "mothball" its gas phase HDPE reactor at Port Arthur, Texas, on March 31, 1999, as part of its long-term strategy to maximize value. The shutdown will reduce the Partnership's HDPE capacity by 300 million pounds per year and reduce employment at the unit from 200 to approximately 125. Customers for products from the mothballed unit will be supplied with comparable products produced at the Partnership's Matagorda, Victoria, and LaPorte, Texas, facilities.

                         REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Lyondell Petrochemical Company:

   In our opinion, the accompanying balance sheets and the related statements of income and invested capital and of cash flows present fairly, in all material respects, the financial position of the contributed petrochemicals and polymers businesses of Lyondell Petrochemical Company ("Lyondell Contributed Business") at November 30, 1997 and December 31, 1996, and the results of operations, and cash flows for the eleven month period ended November 30, 1997 and each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Lyondell Contributed Business's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Houston, Texas
July 7, 1998

                         LYONDELL CONTRIBUTED BUSINESS

                                 BALANCE SHEETS
                                 (in millions)

                                                      November 30, December 31,
                       ASSETS                             1997         1996
                       ------                         ------------ ------------
Current assets:
  Cash and cash equivalents..........................    $    1       $   --
  Accounts receivable:
    Trade............................................       350          259
    Related parties..................................        31           96
  Inventories........................................       233          196
  Prepaid expenses and other current assets..........         7           10
                                                         ------       ------
      Total current assets...........................       622          561
                                                         ------       ------
Property, plant and equipment........................     1,974        1,969
Less accumulated depreciation and amortization.......    (1,148)      (1,129)
                                                         ------       ------
                                                            826          840
Deferred charges and other assets....................        84           93
                                                         ------       ------
Total assets.........................................    $1,532       $1,494
                                                         ======       ======
          LIABILITIES AND INVESTED CAPITAL
          --------------------------------
Current liabilities:
  Accounts payable:
    Trade............................................    $  153       $  200
    Related parties..................................         7           30
  Current maturities of long-term debt...............        32           --
  Other accrued liabilities..........................        78           62
                                                         ------       ------
      Total current liabilities......................       270          292
Long-term debt.......................................       713          745
Other liabilities and deferred credits...............        13           34
Commitments and contingencies (Note 9)
Total invested capital...............................       536          423
                                                         ------       ------
Total liabilities and invested capital...............    $1,532       $1,494
                                                         ======       ======


                        See notes to financial statements.

                         LYONDELL CONTRIBUTED BUSINESS

                   STATEMENTS OF INCOME AND INVESTED CAPITAL
                                 (in millions)

                                            For the eleven    For the year
                                             months ended  ended December 31,
                                             November 30,  -------------------
                                                 1997        1996      1995
                                            -------------- --------- ---------
Sales and other operating revenues:
  Unrelated parties........................     $2,183     $   2,002 $   2,025
  Related parties..........................        532           513       484
                                                ------     --------- ---------
                                                 2,715         2,515     2,509
Operating costs and expenses:
  Cost of sales:
    Unrelated parties......................      1,662         1,659     1,491
    Related parties........................        423           409       332
  Depreciation and amortization............         68            67        46
  Selling, general and administrative
   expenses................................        166           157       125
                                                ------     --------- ---------
                                                 2,319         2,292     1,994
                                                ------     --------- ---------
  Operating income.........................        396           223       515
Interest expense, net......................         50            65        76
                                                ------     --------- ---------
  Income before income taxes...............        346           158       439
Provision for income taxes.................        127            56       162
                                                ------     --------- ---------
  Net income...............................        219           102       277
Invested capital at beginning of period....        423           320       (87)
Net transactions with Lyondell.............       (106)            1       130
                                                ------     --------- ---------
Invested capital at end of period..........     $  536     $     423 $     320
                                                ======     ========= =========


                       See notes to financial statements.

                         LYONDELL CONTRIBUTED BUSINESS

                            STATEMENTS OF CASH FLOWS
                                 (in millions)

                                            For the eleven    For the year
                                             months ended  ended December 31,
                                             November 30,  --------------------
                                                 1997        1996       1995
                                            -------------- ---------  ---------
Cash flows from operating activities:
Net income................................      $ 219      $     102  $     277
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization...........         68             67         46
  Decrease (increase) in accounts
   receivable.............................        (26)           (95)        26
  Increase in inventories.................        (37)           (37)       (40)
  Increase (decrease) in accounts
   payable................................        (70)            83         13
  Net change in other working capital
   accounts...............................         19             (1)        10
  Other...................................        (17)           (40)       (14)
                                                -----      ---------  ---------
    Net cash provided by operating
     activities...........................        156             79        318
Cash flows from investing activities:
Additions to property, plant and
 equipment................................        (49)           (80)      (476)
                                                -----      ---------  ---------
    Net cash used in investing
     activities...........................        (49)           (80)      (476)
Cash flows from financing activities:
Net transactions with parent..............       (106)             1        130
Borrowings of long-term debt..............         --            300         38
Repayments of long-term debt..............         --           (300)       (10)
                                                -----      ---------  ---------
    Net cash provided by (used in)
     financing activities.................       (106)             1        158
Net change in cash and cash equivalents...          1             --         --
Cash and cash equivalents, beginning of
 period...................................         --             --         --
                                                -----      ---------  ---------
Cash and cash equivalents, end of period..      $   1      $      --  $      --
                                                =====      =========  =========


                       See notes to financial statements.

                         LYONDELL CONTRIBUTED BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                                 (In millions)

Note 1. Basis of Presentation and Description of the Contributed Business

   As of December 1, 1997, Lyondell Petrochemical Company ("Lyondell" or the "Company") and Millennium Chemicals Inc. ("Millennium") formed a now joint venture company named Equistar Chemicals, LP (the "Partnership") which is being operated as a partnership. The Partnership, which is owned 57% by the Company and 43% by Millennium, owns and operates the existing olefins and polymers businesses contributed by the two companies. The assets of the Partnership consist of 15 manufacturing facilities on the US Gulf Coast and in the US Midwest, producing ethylene, propylene, polyethylene (high-density, low-density and linear low-density), polypropylene, ethyl alcohol, butadiene, aromatics, methyl butyl tertiary ether ("MTBE") and other products for sale to customers throughout the US. The Partnership has $1,745 of debt including $745 face value of debt assumed from Lyondell and $750 under a new credit facility, the proceeds of which will be used to repay debt assumed from Millennium upon completion of the transaction, and a note receivable from Lyondell of $345.

   On March 20, 1998, Lyondell and Millennium announced an agreement to expand the Partnership with the addition of the ethylene, propylene, and ethylene oxide and derivative businesses of Occidental Chemical Corporation ("OxyChem"), a subsidiary of Occidental Petroleum. Following the closing of the agreement on May 15, 1998, Lyondell's percentage ownership in the Partnership decreased to 41 percent from 57 percent, with Millennium and OxyChem each owning a 29.5 percent share.

   Lyondell contributed to the Partnership substantially all of the net assets and operations comprising its petrochemicals and polymers segments. Lyondell retained ownership of its 58.75% interest in LYONDELL-CITGO Refining Company Ltd. ("LYONDELL-CITGO Refining") and its 75% interest in Lyondell Methanol Company, L.P. ("Lyondell Methanol").

   The accompanying financial statements include the results of operations, assets and liabilities of the petrochemicals and polymers businesses currently owned by Lyondell that will be contributed to the Partnership ("Contributed Business"). These financial statements are presented on a going concern basis and include only the historical net assets and results of operations that are directly related to the Contributed Business. Consequently, the financial position, results of operations and cash flows may not be indicative of what would have been reported if the Contributed Business had been a separate, stand-alone entity or had been operated as a part of the Partnership.

   Lyondell provided certain corporate, general and administrative services to the Contributed Business, including legal, tax, treasury, risk management and other services. The Contributed Business provided certain general and administrative services to Lyondell, including computer, office lease and employee benefits services. Charges for the services are believed to be reasonable and substantially offset each other for the periods presented. In addition, Lyondell has controlled, on a centralized basis, all cash receipts and disbursements received or made by the Contributed Business. The net results of such transactions are included in the balance sheets as invested capital.

Note 2. Significant Accounting Policies

   Revenue Recognition. Revenue from product sales is generally recognized upon delivery of product to the customer.

   Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets

                         LYONDELL CONTRIBUTED BUSINESS

                                 (In millions)

and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents. Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts purchased with an original maturity date of three months or less.

   Accounts Receivable. The Contributed Business sells its products primarily to companies in the petrochemicals and polymers industries. The Contributed Business performs ongoing credit evaluations of its customers' financial condition and in certain circumstances requires letters of credit from them. The Contributed Business's allowance for doubtful accounts, which is reflected in the balance sheet as a reduction of accounts receivable, totaled $3 at November 30, 1997 and December 31, 1996.

   Inventories. Inventories are stated at the lower of cost or market value. Cost is determined on the last-in, first-out ("LIFO") basis, except for materials and supplies, which are valued at average cost. Inventories valued on a LIFO basis were approximately $44 and $46 less than the amount of such inventories valued at current cost at November 30, 1997 and December 31, 1996, respectively.

   Inventories consist of the following:

                                                        November 30 December 31
                                                           1997        1996
                                                        ----------- -----------
      Petrochemicals...................................    $ 136       $ 98
      Polymers.........................................       74         74
      Materials and supplies...........................       23         24
                                                           -----       ----
                                                           $ 233       $196
                                                           =====       ====

   Property, Plant and Equipment. Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally 5 to 30 years for manufacturing facilities and equipment. Interest cost incurred on debt during the construction of major projects that exceed one year is capitalized. No interest was capitalized during the periods presented. Property, plant and equipment consists of the following:

                                                         November 30 December 31
                                                            1997        1996
                                                         ----------- -----------
      Manufacturing facilities and equipment............   $ 1,868     $1,822
      Construction projects in progress.................        79        120
      Land..............................................        27         27
                                                           -------     ------
                                                           $ 1,974     $1,969
                                                           =======     ======

   Turnaround Maintenance and Repair Expenses. The cost of repairs and maintenance incurred in connection with turnarounds of major units at the Contributed Business's manufacturing facilities exceeding $5 are deferred as incurred and amortized on a straight-line basis until the next planned turnaround, which is generally four to six years.

                         LYONDELL CONTRIBUTED BUSINESS

                                 (In millions)


   Other Accrued Liabilities. Other accrued liabilities consist of the following:

                                                         November 30 December 31
                                                            1997        1996
                                                         ----------- -----------
      Payroll...........................................     $24         $20
      Interest..........................................      19          15
      Taxes other than income...........................      24          20
      Other.............................................      11           7
                                                             ---         ---
                                                             $78         $62
                                                             ===         ===

   Accounts payable and certain accrued expenses were not contributed to the Partnership at its formation.

   Environmental Remediation Costs. Expenditures related to investigation and remediation of contaminated sites, which include operating facilities and waste disposal sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Accrued liabilities are exclusive of claims against third parties (except where payment has been received or the amount of liability or contribution by such other parties, including insurance companies, has been agreed) and are not discounted. In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.

   Exchanges. Finished product exchange transactions, which are of a homogeneous nature of commodities in the same line of business and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory in accordance with the normal LIFO valuation policy. Exchanges settled through payment and receipt of cash are accounted for as purchases and sales.

   Income Taxes. Earnings of the Contributed Business have been included in the consolidated federal income tax return filed by Lyondell. Pursuant to an informal tax allocation agreement, income taxes have been allocated to the Contributed Business based on applicable statutory tax rates applied to the taxable earnings generated by such business. The effective income tax rates were 36.6%, 35.7%, and 36.8% for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively. State income tax was the primary difference between the effective income tax rates and the 35% federal statutory rate. Liabilities for currently and/or deferred income taxes have been and remain the responsibility of Lyondell, and accordingly, have been included in the balance sheet as invested capital.

   As part of the transactions to consummate the Partnership, Lyondell entered into tax sharing and indemnification agreements with the Partnership in which Lyondell generally agreed to indemnify the Partnership for income tax liabilities attributable to periods when the operations of the Contributed Business were included in the consolidated tax return of Lyondell.

   Research and Development. The cost of research and development efforts is expensed as incurred. Such costs aggregated $12, $13, and $5 for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively.

Note 3. Acquisition of Alathon(R) High-Density Polyethylene Business

   In May 1995, the Company acquired Occidental Chemical Corporation's Alathon(R) high-density polyethylene ("HDPE") business ("ALATHON Business") for $356 including certain direct costs, plus

                         LYONDELL CONTRIBUTED BUSINESS

                                 (In millions)

approximately $64 for inventory. Assets involved in the purchased included resin production facilities at Victoria and Matagorda, Texas, associated research and development activities and the rights to the Alathon(R) trademark. These facilities have a combined annual production capacity of approximately
1.5 billion pounds of HDPE. The Company financed the acquisition from internal cash and $230 of short-term borrowings from its existing financing arrangements.

   The following unaudited pro forma information combines the results of operations of the Contributed Business and the ALATHON Business for the year ended December 31, 1995 and assumes the acquisition of the ALATHON Business occurred on January 1, 1995. This unaudited pro forma information may not be indicative of results that would have actually resulted if this transaction had occurred on January 1, 1995 or which may be obtained in the future.

      Millions of dollars                                                 1995
      -------------------                                                ------
      Sales and other operating revenues................................ $2,703
      Net income........................................................    297

Note 4. Financial Instruments

   The fair value of all financial instruments included in current assets and current liabilities, including cash and cash equivalents, accounts receivable, accounts payable and notes payable, approximated their carrying value due to their short maturity. Based on the borrowing rates currently available to the Contributed Business for debt with terms and average maturities similar to the Contributed Business's debt portfolio, the fair value of the Contributed Business's long-term debt, including amounts due within one year, was $701 and $661 at November 30, 1997 and December 31, 1996, respectively.

   The Contributed Business is party to various unconditional purchase obligation contracts as a purchaser for product and services. At November 30, 1997, future minimum payments under these contracts with noncancelable contract terms in excess of one year were as follows.

                                                                          Amount
                                                                          ------
      1998...............................................................  $ 14
      1999...............................................................    14
      2000...............................................................    13
      2001...............................................................    11
      2002...............................................................    10
      Thereafter.........................................................    54
                                                                           ----
        Total minimum contract payments..................................  $116
                                                                           ====

   The Contributed Business's total purchases under these agreements were $15, $17 and $13 for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

                         LYONDELL CONTRIBUTED BUSINESS

                                 (In millions)


Note 5. Related Party Transactions

   Related party transactions with Atlantic Richfield Company ("ARCO") for the nine months ended September 30, 1997 excluding sales to ARCO Chemical Company, and LYONDELL-CITGO Refining for the eleven months ended November 30, 1997 are as follows:

                                                               For the twelve
                                                For the eleven  months ended
                                                 months ended    December 31
                                                 November 30   ----------------
                                                     1997       1996     1995
                                                -------------- -------  -------
Sales:
  Products.....................................     $ 319      $   198  $   162
  Other........................................         7           12       16
  Business interruption recovery...............        --           25       --
                                                    -----      -------  -------
                                                    $ 326      $   235  $   178
                                                    =====      =======  =======
Costs:
  Product purchases............................     $ 409      $   182  $   283
  Transportation fees..........................        19           23       21
  Other, net...................................        (5)          (9)      (7)
  Business interruption recovery...............        --           (3)      --
                                                    -----      -------  -------
                                                    $ 423      $   193  $   297
                                                    =====      =======  =======

   The Company purchased 383,312 shares of common stock held by ARCO after the conversion of the Exchangeable Notes on September 15, 1997 at a price of $25.66 per share, eliminating ARCO's ownership interest in the Contributed Business. Therefore, as of September 30, 1997 ARCO is no longer considered a related party of the Contributed Business.

   Sales to ARCO Chemical Company, an ARCO affiliate, consisting primarily of product sales, were $206, $278, and $306 for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

   In July of 1996 a fire occurred at the ARCO PipeLine Company meter station located within the Channelview, Texas petrochemicals facility ("Channelview Facility"). The fire forced the shutdown of the entire Channelview Facility for several days and more than two weeks for some units. The Contributed Business recovered lost profits from ARCO PipeLine Company for this shutdown. The recovery was included in 1996 reported results.

                         LYONDELL CONTRIBUTED BUSINESS

                                 (In millions)


6. Long-term Debt

   Long-term debt consists of the following:

                                             November 30 December 31 December 31
                                                1997        1996        1995
                                             ----------- ----------- -----------
10.00% Notes due in 1999....................    $150        $150        $150
9.125% Notes due in 2002....................     100         100         100
6.5% Notes due in 2006......................     150         150          --
7.55% Debentures due in 2026................     150         150          --
9.95% Notes due in 1996.....................      --          --         150
Medium-term notes...........................     195         195         207
Other.......................................      --          --         138
                                                ----        ----        ----
                                                 745         745         745
Less current portion........................      32          --         150
                                                ----        ----        ----
                                                $713        $745        $595
                                                ====        ====        ====

   Aggregate maturities of long-term debt during the five years subsequent to November 30, 1997 are as follows: 1998-$32; 1999-$150, 2000-$42; 2001-$90;
2002-$101. After contribution to the Partnership, Lyondell will continue to be liable on the above debt until its maturity.

   The Notes due in 1999 and the medium-term notes contain provisions that would allow the holders to require the Company to repurchase the debt upon the occurrence of certain events together with specified declines in public ratings on the Notes due in 1999. Certain events include acquisitions by persons other than ARCO or the Company of more than 20% of the Company's common stock, any merger or transfer of substantially all of the Company's assets, in connection with which the Company's common stock is changed into or exchanged for cash, securities or other property and payment of certain "special" dividends.

   The medium-term notes mature at various dates from 1998 to 2005 and have a weighted average interest rate at November 30, 1997, December 31, 1996 and 1995 of 9.8%, 9.8% and 9.9%, respectively.

   Interest paid was $59, $61, and $75 for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively.

7. Pension and Other Postretirement Benefits

   Defined Benefit Pension Plans--All full-time regular employees of the Contributed Business are covered by defined benefit pension plans sponsored by Lyondell. Retirement benefits are based on years of service and the employee's highest three consecutive years of compensation during the last ten years of service. The funding policy for these plans is to make periodic contributions as required by applicable law. The Contributed Business accrues pension costs based on an actuarial valuation and funds the plans through contributions to the Company, reflected in invested capital, who then contributes to pension trust funds separate from Lyondell funds. The Contributed Business also has unfunded supplemental nonqualified retirement plans which provide pension benefits for certain employees in excess of the tax qualified plans' limits. The Contributed Business recorded expense related to participation in these plans of $7, $7 and $4 for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively.

   Defined Contribution Plans--Effective July 1, 1995, Lyondell also maintains voluntary defined contribution savings plans for eligible employees, including those employed by the Contributed Business.

                         LYONDELL CONTRIBUTED BUSINESS

                                 (In millions)

Under provisions of the plans, Lyondell contributes an amount equal to 160% of employee contributions up to a maximum matching contribution of eight percent of the employee's base salary. Prior to July 1, 1995, Lyondell had similar voluntary defined contribution plans. The Contributed Business recorded expense related to participation in these voluntary defined contribution savings plans totaled $6, $6, and $5 for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively.

   Other Postretirement Benefit Plans--Lyondell sponsors unfunded postretirement benefit plans other than pensions ("OPEB") for both salaried and non-salaried employees, including those employed by the Contributed Business, which provide medical and life insurance benefits. The postretirement health care plans are contributory while the life insurance plans are non-contributory. Currently, Lyondell pays approximately 80% of the cost of the health care plans, but reserves the right to modify the cost-sharing provisions at any time. The Contributed Business recorded expense related to participation in these plans of approximately $4, $4, and $2 for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively. The actuarially determined liability associated with the currently active employees of the Contributed Business based on current plan provisions at November 30, 1997 and December 31, 1996 was $25 and $22, respectively.

Note 8. Leases

   At November 30, 1997, future minimum rental payments for operating leases with noncancelable lease terms in excess of one year were as follows:

      1998................................................................ $ 85
      1999................................................................   69
      2000................................................................   54
      2001................................................................   39
      2002................................................................   29
      Thereafter..........................................................  351
                                                                           ----
        Total minimum contract payments................................... $627
                                                                           ====

   Operating lease net rental expenses were $42, $44, and $39 for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively.

Note 9. Commitments and Contingencies

   The Contributed Business has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

   In connection with the transfer of assets and liabilities from ARCO to the Company, the Company and ARCO entered into an agreement ("Cross-Indemnity Agreement") whereby the Company agreed to defend and indemnify ARCO against certain uninsured claims and liabilities which ARCO may incur relating to the operation of the Company's integrated petrochemicals and petroleum processing business prior to July 1, 1988, including certain liabilities which may arise out of pending and future lawsuits. ARCO indemnified the Company under the Cross-Indemnity Agreement with respect to other claims or liabilities and other matters of litigation not related to the assets or business included in the Company's consolidated financial statements. The Company has reached an agreement-in-principle with ARCO to update the Cross-Indemnity Agreement ("Revised Cross-Indemnity Agreement"). The Cross-Indemnity Agreement and the Revised Cross-Indemnity

                         LYONDELL CONTRIBUTED BUSINESS

                                 (In millions)

Agreement cover operations of the Company included in the Contributed Business. Subject to the uncertainty inherent in all litigation, management believes the resolution of the matters pursuant to the Revised Cross-Indemnity Agreement will not have a material adverse effect upon the financial statements or liquidity of the Contributed Business.

   In addition to lawsuits for which the Company has indemnified ARCO, the Company is also subject to various lawsuits and proceedings which may involve the operations of the Contributed Business. Subject to the uncertainty inherent in all litigation, management believes the resolution of these proceedings will not have a material adverse effect upon the consolidated financial statements or liquidity of the Contributed Business.

   As part of the transactions to consummate the Partnership, Lyondell will agree to indemnify the Partnership for any present or future liabilities arising within a seven year period after the consummation of the partnership which are attributable to the Contributed Business operations prior to the Partnership's formation in excess of $7.

   The Contributed Business's policy is to be in compliance with all applicable environmental laws. The Contributed Business is subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, the Contributed Business cannot accurately predict future developments, such as increasingly strict requirements of environmental laws, inspection and enforcement policies and compliance costs therefrom which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and non-hazardous waste.

   As of November 30, 1997 and December 31, 1996, the Contributed Business has accrued $2 and $3, respectively, related to future regulatory agency assessment and remediation costs, of which $1 is included in current liabilities at November 30, 1997 while the remaining amounts are expected to be incurred over the next two to seven years. In the opinion of management, there is currently no material range of loss in excess of the amount recorded. However, it is possible that new information about the sites for which the reserve has been established, new technology or future developments such as involvement in other regulatory agency or other comparable state law investigations, could require the Contributed Business to reassess its potential exposure related to environmental matters.

   In the opinion of management, any liability arising from the matters discussed in this Note will not have a material adverse effect on the consolidated financial statements or liquidity of the Contributed Business. However, the adverse resolution in any reporting period of one or more of these matters discussed in this Note could have a material impact on the Contributed Business's results of operations for that period without giving effect to contribution or indemnification obligations of co-defendants or others, or to the effect of any insurance coverage that may be available to offset the effects of any such award.

                         REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Millennium Chemicals Inc.:

   In our opinion, the accompanying balance sheets and the related statements of income and invested capital and of cash flows present fairly, in all material respects, the financial position of the contributed business of Millennium Chemicals Inc. ("Millennium Contributed Business") at November 30, 1997 and December 31, 1996, and the results of operations, and cash flows for the eleven month period ended November 30, 1997 and each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Millennium Contributed Business's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 9, 1998

                        MILLENNIUM CONTRIBUTED BUSINESS

                                 BALANCE SHEETS

                                                       November 30, December 31,
                                                           1997         1996
                                                       ------------ ------------
                                                             (In millions)
                        ASSETS
                        ------
Current assets:
  Accounts receivable--net............................    $   49       $  269
  Inventories.........................................       275          294
  Prepaid expenses and other current assets                   --           25
                                                          ------       ------
    Total current assets..............................       324          588
Property, plant and equipment, net....................     1,305        1,335
Other non-current assets:
  Deferred charges and other assets...................        33           27
  Goodwill............................................     1,142        1,171
                                                          ------       ------
    Total assets......................................    $2,804       $3,121
                                                          ======       ======
           LIABILITIES AND INVESTED CAPITAL
           --------------------------------
Current liabilities:
  Current maturities of long-term debt................    $    4       $    4
  Accounts payable....................................        --           53
  Accrued expenses and other liabilities..............        55          168
                                                          ------       ------
    Total current liabilities.........................        59          225
Non-current liabilities:
  Long-term debt......................................        --            5
  Indebtedness to Millennium..........................        --        1,000
  Other liabilities...................................        21           56
                                                          ------       ------
    Total liabilities.................................        80        1,286
Commitments and contingencies (Note 7)
Invested capital......................................     2,724        1,835
                                                          ------       ------
    Total liabilities and invested capital............    $2,804       $3,121
                                                          ======       ======

                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS

                              STATEMENTS OF INCOME

                                                    Eleven Months     Year
                                                        Ended         Ended
                                                    November 30,  December 31,
                                                    ------------- -------------
                                                        1997       1996   1995
                                                    ------------- ------ ------
                                                           (In Millions)
Sales..............................................    $1,786     $1,860 $1,932
Cost of Sales......................................     1,341      1,503  1,324
Selling, development and administrative expenses...       136        109    113
                                                       ------     ------ ------
  Operating income.................................       309        248    495
Interest expense, net..............................        66         80     80
                                                       ------     ------ ------
Income before income taxes.........................       243        168    415
Provision for income taxes.........................        96         76    172
                                                       ------     ------ ------
Net income.........................................    $  147     $   92 $  243
                                                       ======     ====== ======



                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS

                   STATEMENTS OF CHANGES IN INVESTED CAPITAL

                                                                   (In millions)
                                                                   -------------
Balance at December 31, 1995......................................    $1,692
Net income........................................................        92
Net transactions with Millennium..................................        51
                                                                      ------
Balance at December 31, 1996......................................     1,835
Net income........................................................       147
Net transactions with Millennium..................................       742
                                                                      ------
Balance at November 30, 1997......................................    $2,724
                                                                      ======



                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS

                            STATEMENTS OF CASH FLOWS

                                               Eleven Months     Year Ended
                                             Ended November 30, December 31,
                                             ------------------ --------------
                                                    1997         1996    1995
                                             ------------------ ------  ------
                                                      (In millions)
Cash flows from operating activities:
  Net income................................       $ 147        $   92  $  243
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...........         125           127     132
    (Increase) decrease in accounts
     receivable.............................         220           (53)     32
    Decrease (increase) in inventories......          19           (15)    (42)
    Decrease (increase) in prepaid expenses
     and other current assets...............          25            (6)     (8)
    Increase in other assets................         (31)          (70)    (39)
    Increase (decrease) in trade accounts
     payable................................         (53)           (7)      7
    (Decrease) increase in accrued expenses
     and other liabilities..................        (113)           49     (73)
    (Decrease) increase in other
     liabilities............................         (35)          (37)     10
                                                   -----        ------  ------
      Net cash provided by operating
       activities...........................         304            80     262
Cash flows from investing activities:
  Capital expenditures......................         (41)         (127)    (75)
                                                   -----        ------  ------
      Net cash used in investing
       activities...........................         (41)         (127)    (75)
                                                   -----        ------  ------
Cash flows from financing activities:
  Net transactions with Millennium..........        (258)           51    (184)
  Repayment of long term debt...............          (5)           (4)     (3)
                                                   -----        ------  ------
  Net cash (used in) provided by financing
   activities...............................        (263)           47    (187)
                                                   -----        ------  ------
  Net change in cash and cash equivalents...       $  --        $   --  $   --
                                                   =====        ======  ======


                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                             (amounts in millions)

NOTE 1--DESCRIPTION OF THE CONTRIBUTED BUSINESS AND OPERATIONS

   Pursuant to a partnership agreement (the "Partnership Agreement"), Millennium Chemicals Inc. ("Millennium") and Lyondell Petrochemical Company ("Lyondell") formed Equistar Chemicals, LP ("Equistar" or the "Partnership"), a Delaware limited partnership, which commenced operations on December 1, 1997. Equistar is 57% owned by Lyondell and 43% owned by Millennium. The Lyondell interest is owned through two wholly owned subsidiaries, Lyondell Petrochemical G.P. Inc. ("Lyondell GP") and Lyondell Petrochemical L.P. Inc. ("Lyondell LP"). Millennium also owns its interest in the Partnership through two wholly owned subsidiaries, Millennium Petrochemicals GP LLC ("Millennium GP") and Millennium Petrochemicals LP LLC ("Millennium LP").

   The Partnership owns and operates the petrochemical and polymer businesses contributed by Millennium and Lyondell (the "Contributed Business"). The assets of the Partnership consist of 15 manufacturing facilities on the U.S. Gulf Coast and in the U.S. Midwest. The petrochemical segment produces products including ethylene, propylene, ethyl alcohol, butadiene, aromatics and methyl tertiary butyl ether ("MTBE"). The products are used primarily in the production of other chemicals and products, including polymers, for sales to customers throughout the U.S. The petrochemicals segment also includes sales of methanol produced by Lyondell Methanol LP ("Lyondell Methanol"), which is owned 75% by Lyondell and is operated by the Partnership. The polymers segment produces products that include polyethylene (high-density, low-density and linear low-density), and polypropylene, which are used in the production of a wide variety of consumer and industrial products.

   In May 1998, Equistar announced that Occidental Petroleum Corporation joined the Partnership with a contribution of assets and liabilities (the "Occidental Contributed Business"). The ownership percentages of Equistar after the inclusion of the Occidental Contributed Business are Lyondell (41%), Millennium (29.5%) and Occidental (29.5%).

   Millennium contributed to the Partnership substantially all of the net assets and operations comprising its petrochemicals and polymers segments. Millennium retained $250 of the accounts receivable of the Contributed Business.

   The accompanying financial statements include the results of operations, assets and liabilities of the petrochemicals and polymers businesses owned by Millennium that were contributed to the Partnership ("Contributed Business"). The financial statements are presented on a going concern basis and include only the historical net assets and results of operations that are directly related to the Contributed Business. Consequently, the financial position, results of operations and the cash flows may not be indicative of what may have been reported had the Contributed Business been a separate, stand-alone entity or operated as a part of the Partnership.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Revenue Recognition. Revenue from product sales is generally recognized upon shipment of product to the customer.

                        MILLENNIUM CONTRIBUTED BUSINESS

                             (amounts in millions)


   Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Trade Receivables. Trade receivables consist of the following:

                                                       November 30, December 31,
                                                           1997         1996
                                                       ------------ ------------
   Trade receivables..................................     $49          $270
   Allowance for doubtful accounts....................      --            (1)
                                                           ---          ----
                                                           $49          $269
                                                           ===          ====

   Inventories. Inventories are stated at the lower of cost or market value. Cost is determined for the various categories of inventory using first-in, first-out ("FIFO"); last-in, first-out ("LIFO") basis or average cost method as deemed appropriate. Inventories valued on a LIFO basis were approximately $2 and $13 less than the amount of such inventories valued at current cost at November 30, 1997 and December 31, 1996, respectively.

                                                       November 30, December 31,
                                                           1997         1996
                                                       ------------ ------------
   Finished products..................................     $169         $154
   In-process products................................        2            2
   Raw materials......................................       62          105
   Other inventories..................................       42           33
                                                           ----         ----
                                                           $275         $294
                                                           ====         ====

   Property, Plant and Equipment. Property, plant and equipment is stated on the basis of cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 20 to 40 years for buildings and 10 to 25 years for machinery and equipment.

   Property, plant and equipment consists of the following:

                                                       November 30, December 31,
                                                           1997         1996
                                                       ------------ ------------
   Land and buildings.................................    $  129       $  125
   Machinery and equipment............................     1,569        1,516
   Leasehold improvements.............................         4            4
                                                          ------       ------
                                                           1,702        1,645
   Allowance for depreciation and amortization........       397          310
                                                          ------       ------
                                                          $1,305       $1,335
                                                          ======       ======

   Turnaround Maintenance. Costs relating to future major maintenance projects are estimated and expensed ratably from the date a turnaround is completed until the next planned turnaround, generally 4 to 6 years.

   Goodwill. The net assets of the Contributed Business include goodwill of $1,142 at November 30, 1997, which is being amortized using the straight line method over forty years. Such goodwill arose from Millennium's 1993 acquisition of Quantum Chemical Corporation of which the Contributed Business was a

                        MILLENNIUM CONTRIBUTED BUSINESS

                             (amounts in millions)

part. The value of the purchase consideration was allocated to the acquired assets and liabilities based on their fair values, resulting in $1,272 of goodwill being allocated to the Contributed Business. Management periodically evaluates goodwill for impairment based on the anticipated future cash flows attributable to the operation. Such expected cash flows, on an undiscounted basis, are compared to the carrying value of the tangible and intangible assets, and if impairment is indicated, the carrying value of goodwill is adjusted. Management believes that no impairment exists at November 30, 1997. Accumulated amortization aggregated $130 and $101 at November 30, 1997 and December 31, 1996, respectively. Amortization of goodwill amounted to $29 for the eleven months ended November 30, 1997 and $31 each for the years ended December 31, 1996 and 1995, respectively.

   Accrued Expenses and Other Liabilities. Accrued expenses and other liabilities consist of the following:

                                                       November 30, December 31,
                                                           1997         1996
                                                       ------------ ------------
      Major maintenance...............................     $44          $ 56
      Feedstock accruals..............................      --            65
      All other.......................................      11            47
                                                           ---          ----
                                                           $55          $168
                                                           ===          ====

   Accounts payable, feedstock accruals and certain other accrued expenses are not being contributed to the Partnership at its formation.

   Environmental Remediation Cost. Environmental remediation costs are expensed or capitalized in accordance with generally accepted accounting principles. In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP 96-1"), "Environmental Remediation Liabilities," which establishes new accounting and reporting standards for the recognition and disclosure of environmental remediation liabilities. The adoption of SOP 96-1 in 1997 did not have a material impact on the results of operations.

   Research and Development. The cost of research and development efforts is expensed as incurred. Such costs aggregated $28 for the eleven month period ended November 30, 1997 and $33 and $32 for the years ended December 31, 1996 and 1995, respectively.

   Exchanges. Finished product exchange transactions, which do not require payment or receipt of cash, are not accounted for as purchases or sales. Any resulting volumetric exchange balances are accounted for as inventory in accordance with the normal LIFO valuation policy. Exchanges settled through payment and receipt of cash are accounted for as purchases and sales.

   Federal Income Taxes. Earnings of the Contributed Business have been included in a consolidated income tax return filed by its ultimate U.S. parent, Millennium America Holdings Inc. ("MAHI"), a subsidiary of Millennium. Pursuant to an informal tax allocation agreement, income taxes have been allocated to the Contributed Business based on applicable statutory tax rates applied to the taxable earnings generated by such business. Effective income tax rates for the periods as of and at November 30, 1997 and December 31, 1996 and 1995 were 39.5%, 45.2% and 41.4%, respectively. Differences between the effective income tax rates and the statutory federal income tax rates arise primarily from goodwill amortization and state income taxes. Liabilities for current and/or deferred income taxes have been and remain the responsibility of MAHI, and accordingly, have been included in the balance sheet as invested capital.

                        MILLENNIUM CONTRIBUTED BUSINESS

                             (amounts in millions)


   As part of the transactions to consummate the Partnership, Millennium entered into tax sharing and indemnification agreements with the Partnership in which Millennium generally agreed to indemnify the partnership for income tax liabilities attributable to periods when the operations of the Contributed Business were included in the consolidated tax return of Millennium. The Partnership is not subject to federal income taxes as income is reportable directly by the individual partners; therefore, going forward there will be no provision for income taxes in the partnership's financial statements.

   Fair Value of Financial Instruments. The fair values of all short-term financial instruments are estimated to approximate their carrying value because of their short maturity.

   Earnings Per Share. Historical earnings per share are not presented because there is no separate identifiable pool of capital for the periods prior to incorporation upon which a per share calculation could be based.

   Reclassifications. Certain previously reported amounts have been restated to conform to classifications currently adopted.

NOTE 3--LONG-TERM DEBT AND INDEBTEDNESS TO MILLENNIUM

   The debt included in the balance sheets reflects the obligations directly related to the Contributed Business including allocated debt from Millennium.

                                                    November 30, December 31,
                                                        1997         1996
                                                    ------------ ------------
   Note payable to Millennium bearing interest at
    8% due 2006....................................        --       $  750
   Other indebtedness to Millennium................        --          250
   Industrial revenue bonds bearing interest at
    5.5% due 1998..................................    $    4            9
   Less current maturities.........................        (4)          (4)
                                                       ------       ------
                                                       $   --       $1,005
                                                       ======       ======

   Interest paid for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995 was $66, $80 and $80, respectively.

NOTE 4--PENSION AND OTHER POSTRETIREMENT BENEFITS

   All full-time employees of the Contributed Business are covered by defined benefit pension plans sponsored by Millennium. Retirement benefits are based on years of service and average compensation as defined under the respective plans' provisions. The funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. The Contributed Business accrues pension costs based on actuarial valuations and funds the plan through contributions to Millennium who then contributes the funds to a master trust sponsored by Millennium. Such contributions are reflected in invested capital. Pension income related to participation in these plans was $2, $5 and $4 for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, respectively. One such plan covers benefits for union-represented employees of the Contributed Business. Such plan will be assumed by the Partnership upon its consummation.

   Millennium also provides unfunded health care and life insurance benefits to certain groups of retirees. Expenses related to the employees of the Contributed Business were $3, $2 and $2 for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

                        MILLENNIUM CONTRIBUTED BUSINESS

                             (amounts in millions)


NOTE 5--RELATED PARTY TRANSACTIONS

   Millennium provided certain corporate, general and administrative services to the Contributed Business, including legal, financial, tax, risk management and employee benefits services. Charges for these services are included in selling and administration expenses and are believed to be reasonable. In addition, a subsidiary of Millennium has controlled, on a centralized basis, all cash receipts and disbursements received or made by the Contributed Business. The net results of such transactions are included in the balance sheets as invested capital. The Contributed Business also sells ethylene to an affiliated business unit of Millennium for the manufacture of vinyl acetate monomer. Vinyl acetate monomer is sold by Millennium to the Partnership. These sales are reflected at market price and have been included in the accompanying income statement. All significant intercompany accounts and transactions within the Contributed Business have been eliminated. Millennium provides the Partnership with certain operational services, including waste water treatment and barge dock access. The Partnership provides certain general and administrative services to Millennium, including materials management, certain utilities, office space, health, safety and environmental services and computer services. The Partnership has also controlled certain cash receipts and disbursements received or made on behalf of Millennium.

NOTE 6--LEASES

   Rental expense for operating leases was $38, $45 and $43 for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

Minimum Rentals

   Future minimum rental commitments under noncancellable operating leases with terms in excess of one year as of November 30, 1997 are as follows:

            1998....................................  $43
            1999....................................   42
            2000....................................   26
            2001....................................   17
            2002....................................   13
            Thereafter..............................   18
                                                     ----
                                                     $159
                                                     ====

NOTE 7--COMMITMENTS AND CONTINGENCIES

   The Contributed Business is subject, among other things, to several proceedings under the Federal Comprehensive Environmental Response Compensation and Liability Act and other federal and state statutes. These proceedings are in various stages ranging from initial investigation to active settlement negotiations to implementation of clean-up remediation of sites. Additionally, Millennium and/or its subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business including those relating to commercial transactions and product liability with respect to the Contributed Business.

   As part of the transactions to consummate the Partnership, Millennium agreed to indemnify the partnership for any present or future liabilities arising within a seven-year period after the consummation of the Partnership which are attributable to the Contributed Business's operations prior to the Partnership's formation in excess of $7.

   The Contributed Business has various contractual obligations to purchase raw materials used in its production of polyethylene. Commitments to purchase ethylene used in the production of polyethylene are based on market prices and expire from 1997 to 2001.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                                 BALANCE SHEET

                                 March 31, 1998

                             (amounts in thousands)

                                  (Unaudited)

CURRENT ASSETS:
 Cash............................................................... $       13
 Trade receivables..................................................     13,492
 Other receivables..................................................      9,264
 Inventories........................................................    159,420
 Prepaid expenses...................................................      8,315
                                                                     ----------
  Total current assets..............................................    190,504
EQUITY INVESTMENT...................................................     86,155
PROPERTY, PLANT AND EQUIPMENT, net..................................  1,807,605
OTHER ASSETS........................................................     28,685
                                                                     ----------
  TOTAL ASSETS...................................................... $2,112,949
                                                                     ==========
CURRENT LIABILITIES:
 Accounts payable................................................... $   74,547
 Accrued liabilities................................................     33,879
                                                                     ----------
  Total current liabilities.........................................    108,426
CAPITAL LEASE LIABILITIES...........................................    205,000
NOTES PAYABLE TO AFFILIATES.........................................  1,222,674
DEFERRED CREDITS AND OTHER LIABILITIES..............................     72,733
INVESTED CAPITAL....................................................    504,116
                                                                     ----------
  TOTAL LIABILITIES AND INVESTED CAPITAL............................ $2,112,949
                                                                     ==========


    The accompanying notes are an integral part of these financial statements.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                  STATEMENT OF OPERATIONS AND INVESTED CAPITAL

                   For the three months ended March 31, 1998
                             (amounts in thousands)

                                  (Unaudited)

NET SALES AND OPERATING REVENUES...................................... $355,442
OPERATING COSTS AND EXPENSES:
  Cost of sales.......................................................  320,067
  Selling, general and administrative and other operating expenses....    4,206
                                                                       --------
OPERATING INCOME......................................................   31,169
  Loss from equity investment.........................................   (1,490)
  Interest expense, affiliates and other..............................  (25,991)
  Other income, net...................................................      888
                                                                       --------
INCOME BEFORE TAXES...................................................    4,576
  Provision for income taxes..........................................    2,255
                                                                       --------
NET INCOME............................................................    2,321
PENSION LIABILITY ADJUSTMENT..........................................       --
INCREASE IN INVESTED CAPITAL..........................................   11,586
INVESTED CAPITAL, beginning of period.................................  490,209
                                                                       --------
INVESTED CAPITAL, end of period....................................... $504,116
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                            STATEMENT OF CASH FLOWS

                   For the three months ended March 31, 1998

                             (amounts in thousands)

                                  (Unaudited)

CASH FLOW OPERATING ACTIVITIES:
  Net income......................................................... $  2,321
  Adjustment to reconcile net income to net cash used by operating activities:
    Depreciation and amortization of assets..........................   30,966
    Loss from equity investment......................................    1,490
    Other noncash charges to income..................................      202
  Changes in operating assets and liabilities:
    Decrease in receivables..........................................    4,996
    Increase in inventories..........................................  (16,364)
    Decrease in prepaid expenses.....................................    1,979
    Decrease in accounts payable and accrued liabilities.............  (33,800)
  Other operating, net...............................................    1,126
                                                                      --------
Net cash used by operating activities................................   (7,084)
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures...............................................   (6,121)
  Other investing, net...............................................      730
                                                                      --------
Net cash used by investing activities................................   (5,391)
CASH FLOW FROM FINANCING ACTIVITIES:
  Increase in invested capital.......................................   11,586
                                                                      --------
Net cash provided by financing activities............................   11,586
                                                                      --------
Change in cash.......................................................     (889)
Cash--beginning of period............................................      902
                                                                      --------
Cash--end of period.................................................. $     13
                                                                      ========


    The accompanying notes are an integral part of these financial statements.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1998

                                  (Unaudited)

(1) BASIS OF PRESENTATION AND DESCRIPTION OF THE CONTRIBUTED BUSINESS--

   On May 15, 1998, Occidental Petroleum Corporation (Occidental) signed an agreement with Lyondell Petrochemical Company and Millenium Chemicals Inc. to effect the proposed contribution of its ethylene, propylene, ethylene oxide and ethylene glycol derivatives businesses (collectively, the Occidental Contributed Business) to a joint venture limited partnership called Equistar Chemicals, LP (Equistar) in return for a 29.5% interest in Equistar, the receipt of approximately $420 million in cash and the assumption by Equistar of approximately $205 million of Occidental capital lease liabilities.

   Under terms of the agreement, on May 15, 1998, Occidental contributed to Equistar substantially all of the net assets and operations of the Occidental Contributed Business. The accompanying financial statements include the results of operations, assets and liabilities of the Occidental Contributed Business represented by Oxy Petrochemicals Inc., PDG Chemical Inc. and a plant owned by Occidental Chemical Corporation, which are all indirect subsidiaries of Occidental Chemical Holding Corporation (OCHC). OCHC is an indirect subsidiary of Occidental. These financial statements include only the historical results of operations and net assets that are directly related to the Occidental Contributed Business. Consequently, the financial position, results of operations, and cash flows may not be indicative of what would have been reported if the Occidental Contributed Business had been a separate, stand-alone entity or had been operated as a part of Equistar during the period presented. Additionally, certain assets and liabilities of the Occidental Contributed Business were retained by Occidental. The retained assets will be leased to Equistar under terms of the agreement.

   Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted pursuant to Securities and Exchange Commission (SEC) rules and regulations, but resultant disclosures are in accordance with generally accepted accounting principles as they apply to interim reporting. These interim financial statements should be read in conjunction with the Occidental Contributed Business audited financial statements as of December 31, 1997 (1997 Financial Statements).

   The accompanying financial statements as of March 31, 1998 are unaudited. All references made to amounts for the period then ended have been prepared in accordance with the rules and regulations of the SEC. They include all adjustments which are considered necessary for a fair statement of the results of operations and financial position of the Occidental Contributed Business for the interim period presented. Such adjustments consisted only of normal recurring items.

   Occidental provided certain corporate, general and administrative services to the Occidental Contributed Business, including legal, financial, marketing and executive services. Charges for these services were allocated based on the estimated costs of specific functions performed by Occidental and affiliates for the Occidental Contributed Business. Management believes the charges, which amounted to $2.6 million for the three months ended March 31, 1998, are reasonable. Such amounts are included in selling, general and administrative expenses.

   The Occidental Contributed Business sells ethylene to affiliated businesses of Occidental. These sales, reflected at market prices and included in the accompanying Statement of Operations, were $49 million for the three months ended March 31, 1998.

   Occidental utilizes a centralized cash management system for its operations, including the Occidental Contributed Business. Cash distributed to or advanced from Occidental has been reflected in invested capital in the accompanying balance sheets. In addition, settlement of transactions with other Occidental affiliates are recorded through invested capital.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                                 March 31, 1998

                                  (Unaudited)


(2) SIGNIFICANT ACCOUNTING POLICIES--

 Risks and uncertainties--

   The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts, generally not by material amounts. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the Occidental Contributed Business' financial position and results of operations.

   Since the Occidental Contributed Business' major products are commodities, significant changes in the prices of chemical products could have a significant impact on the Occidental Contributed Business' results of operations for any particular period.

 Environmental liabilities and costs--

   Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Reserves for estimated costs that relate to existing conditions caused by past operations and that do not contribute to current or future revenue generation are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, Occidental uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. The environmental reserves are based on management's estimate of the most likely cost to be incurred and are reviewed periodically and adjusted as additional or new information becomes available. The environmental reserves are included in other noncurrent liabilities and amounted to $7.8 million at March 31, 1998.

 Income taxes--

   The Occidental Contributed Business has been included in the consolidated U.S. federal income tax return and in certain unitary state income tax returns of Occidental. A portion of the income tax provision for these returns is allocated to the Occidental Contributed Business using the same method as a tax sharing arrangement between OCHC and Occidental. The Occidental Contributed Business also records state income tax provisions for operations required to be reported in separate tax returns. The difference between the provision for income taxes at the U.S. federal statutory rate and the effective tax rate is primarily due to state income taxes. Liabilities for current and/or deferred income taxes have been and remain the responsibility of Occidental and, accordingly, have been included in the Balance Sheet as invested capital.

 Fair value of financial instruments--

   The fair value of on-balance sheet financial instruments approximates carrying value. However, the fair value of notes payable to affiliates cannot be practicably determined due to the related party nature of the balances.

 Change in accounting principle--

   Effective January 1, 1998, the Occidental Contributed Business adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components in a full set of

                        OCCIDENTAL CONTRIBUTED BUSINESS

                                 March 31, 1998

                                  (Unaudited)

general purpose financial statements. The implementation of SFAS No. 130 did not have an impact on the Occidental Contributed Business' results of operations. The Occidental Contributed Business' comprehensive income was $2.3 million for the three months ended March 31, 1998.

(3) RECEIVABLES--

   As of March 31, 1998, the Occidental Contributed Business transferred, with limited recourse, to an Occidental affiliate net domestic trade receivables under a revolving sale program in connection with the ultimate sale for cash of an undivided ownership interest in such receivables by the affiliate. The net trade receivables transferred amounted to $113.7 million as of March 31, 1998. The Occidental Contributed Business transferred the receivables to the affiliate in a noncash transaction that was reflected as a reduction in invested capital. Occidental retained collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program, which are allocated from Occidental, were $1.6 million for the three months ended March 31, 1998, and are included in other income, net.

   Under the terms of the Equistar agreement, Occidental repurchased the net domestic trade receivables of $114.8 million of the Occidental Contributed Business as of May 15, 1998 and contributed $100.3 million to Equistar.

   Other receivables include $3.2 million as of March 31, 1998, from the equity investee.

(4) INVENTORIES--

   Inventories are stated at the lower of cost or market value determined using the first-in, first-out (FIFO) or weighted-average-cost methods. Inventories consist of the following as of March 31, 1998 (in thousands):

      Raw materials................................................... $ 60,494
      Materials and supplies..........................................   17,250
      Work in process.................................................    9,956
      Finished goods..................................................   71,720
                                                                       --------
                                                                       $159,420
                                                                       ========

(5) EQUITY INVESTMENT--

   The Occidental Contributed Business has a fifty percent interest in PD Glycol, a partnership which manufactures ethylene oxide and ethylene glycol derivatives at its plant in Beaumont, Texas. The investment, which is accounted for on the equity method, exceeded the historical underlying equity in net assets by approximately $43 million at March 31, 1998. The excess is being amortized into income over the estimated total productive life of the plant.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                                 March 31, 1998

                                  (Unaudited)


(6) PROPERTY, PLANT AND EQUIPMENT--

   Property additions and major renewals and improvements are capitalized at cost. Property acquired under a capital lease has been capitalized at the present value of future minimum lease payments. Depreciation is primarily provided using the units-of-production method based on estimated total productive life.

   Interest costs incurred in connection with major capital expenditures are capitalized and amortized over the lives of the related assets. Capitalized interest is calculated based on the average borrowing rate of Occidental. The amount of interest capitalized was $39,000 for the three months ended March 31, 1998.

   Property, plant and equipment consists of the following as of March 31, 1998 (in thousands):

      Land and land improvements................................... $    81,950
      Buildings....................................................      38,061
      Machinery and equipment......................................   2,421,068
      Property acquired under capital lease........................     350,000
      Construction in progress.....................................      50,263
                                                                    -----------
                                                                      2,941,342
      Accumulated depreciation and amortization....................  (1,133,737)
                                                                    -----------
      Property, plant and equipment, net........................... $ 1,807,605
                                                                    ===========

   Included above is $103.4 million of net property, plant and equipment that was retained by Occidental and will be leased to Equistar under the terms of the agreement dated May 15, 1998.

(7) OTHER ASSETS--

   Other assets consist of the following as of March 31, 1998 (in thousands):

      Catalyst......................................................... $ 7,600
      Deferred start-up costs..........................................   6,287
      Prepaid pension costs............................................   6,493
      Other............................................................   8,305
                                                                        -------
                                                                        $28,685
                                                                        =======

   Catalyst is amortized over estimated lives ranging from 18 months to 3 years. Deferred start-up costs are amortized over a period of 20 years. Other amortizable assets are written off to income over the estimated periods to be benefited.

   In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5), which requires that costs of start-up activities, including organizational costs, be expensed as incurred. The initial application of the statement will result in a charge to income for any costs of start-up activities that have not yet been fully amortized. Occidental will implement SOP 98-5 effective January 1, 1999.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                                 March 31, 1998

                                  (Unaudited)


(8) ACCRUED LIABILITIES--

   Accrued liabilities consist of the following as of March 31, 1998 (in thousands):

      Turnaround maintenance........................................... $15,362
      Property taxes and insurance.....................................   9,481
      Other............................................................   9,036
                                                                        -------
                                                                        $33,879
                                                                        =======

   Maintenance turnarounds are generally performed every 2 to 5 years. Occidental utilizes an accrual methodology under which it estimates the projected cost of a turnaround and accrues the cost equally over the years between turnarounds. Total accruals relating to these future major maintenance projects were $42.3 million as of March 31, 1998, and were included in accrued liabilities as noted above and deferred credits and other liabilities in the accompanying Balance Sheet.

(9) NOTES PAYABLE TO AFFILIATES--

   The financial statements of the Occidental Contributed Business include several notes payable to Occidental and an affiliate. Accrued interest on these notes is settled annually through and is included in invested capital at rates ranging between 6 and 11 percent. Interest expense on notes payable to affiliates was $22.8 million for the three months ended March 31, 1998.

   Principal amounts of the notes payable to an affiliate totaling $63.9 million are due on December 31, 1998. As the amounts will be settled either through invested capital or another note payable to the affiliate, no notes payable to affiliates have been classified as current in the accompanying Balance Sheet.

(10) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS--

   Reference is made to Note 10 of the 1997 Financial Statements regarding retirement plans and postretirement benefits.

(11) LEASE COMMITMENTS--

   At March 31, 1998, future net minimum lease payments for capital and operating leases are as follows (in thousands):

                                                             Capital   Operating
                                                             --------  ---------
      1998.................................................. $  9,884   $12,086
      1999..................................................   13,179     5,986
      2000..................................................  208,286     5,339
      2001..................................................       --     4,886
      2002..................................................       --     3,765
      Thereafter............................................       --    22,535
                                                             --------   -------
      Total minimum lease payments..........................  231,349   $54,597
                                                             --------   =======
      Imputed interest......................................  (26,349)
                                                             --------
      Present value of net minimum lease payments........... $205,000
                                                             ========

   Rental expense for operating leases, excluding leases with terms of one year or less, was approximately $4 million for the three months ended March 31, 1998.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                                 March 31, 1998

                                  (Unaudited)

(12) COMMITMENTS AND CONTINGENCIES--

   OCHC has been named as defendant or as potentially responsible party with regard to the Occidental Contributed Business in a number of lawsuits, claims and proceedings, including governmental proceedings under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and corresponding state acts. These governmental proceedings seek funding, remediation and, in some cases, compensation for alleged property damage, punitive damages and civil penalties, aggregating substantial amounts. OCHC is usually one of many companies in these proceedings, and has to date been successful in sharing response costs with other financially sound companies. OCHC has accrued reserves with regard to the Occidental Contributed Business at the most likely cost to be incurred in those proceedings where it is probable that OCHC will incur remediation costs which can be reasonably estimated.

   It is impossible at this time to determine the ultimate liabilities that OCHC may incur with regard to the Occidental Contributed Business resulting from the foregoing lawsuits, claims and proceedings. Certain of these matters may involve substantial amounts, and if these were to be ultimately resolved unfavorably to the full amount of their maximum potential exposure, an event not currently anticipated, it is possible that such an event could have a material adverse effect upon the financial position or results of operations of the Occidental Contributed Business. However, in management's opinion, after taking into account reserves and indemnities, it is unlikely that any of the foregoing matters will have a material adverse effect upon the financial position or results of operations of the Occidental Contributed Business.

   Under the terms of the agreement with Equistar, Occidental has agreed to indemnify Equistar for any present or future contingent liabilities arising within a seven year period after May 15, 1998 which are attributable to the Occidental Contributed Business's operations prior to May 15, 1998 in excess of $7 million.

   The Occidental Contributed Business has certain other commitments to purchase electrical power, raw materials and other potential obligations, all in the ordinary course of business.

(13) SUBSEQUENT EVENT--

   On January 11, 1999, CITGO Petroleum Corporation (CITGO) initiated a legal action against Occidental Chemical Corporation (OCC) in the United States District Court for the Northern District of Oklahoma seeking compensatory and exemplary damages in an unspecified amount. It alleges that OCC breached the provisions of a Plant Site Right of First Refusal Agreement pertaining to the Lake Charles plant (Right of First Refusal) dated August 31, 1983, between CITGO and Cities Service Oil and Gas Corporation, predecessor in interest in OCC. It is impossible at this time to determine the ultimate legal liabilities, if any, that may arise from this lawsuit. The CITGO compliant was not filed against Equistar and seeks only money damages from OCC. However, in management's opinion, the lawsuit is not likely to have a material adverse effect upon the financial position of the Occidental Contributed Business.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors,
Occidental Chemical Holding Corporation:

We have audited the accompanying balance sheets of the Occidental Contributed Business as of December 31, 1997 and 1996, and the related statements of operations and invested capital, and cash flows for each of the three years in the period ended December 31, 1997. The Occidental Contributed Business is the ethylene, propylene, ethylene oxide and ethylene glycol derivatives businesses of Occidental Chemical Holding Corporation included in its indirect subsidiaries Oxy Petrochemicals Inc., PDG Chemical Inc. and a plant owned by Occidental Chemical Corporation. These financial statements are the responsibility of Occidental Chemical Holding Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Occidental Contributed Business as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Dallas, Texas,
 July 10, 1998 (except with
 respect to the matter
 discussed in Note 13, as to
 which the date is January
 26, 1999)

                        OCCIDENTAL CONTRIBUTED BUSINESS

                                 BALANCE SHEETS

                           December 31, 1997 and 1996

                             (amounts in thousands)

                                                               December 31
                                                             1997       1996
                                                          ---------- ----------
CURRENT ASSETS:
  Cash................................................... $      902 $       13
  Trade receivables......................................     17,235     13,841
  Other receivables......................................     10,517      2,263
  Inventories............................................    143,056    175,667
  Prepaid expenses.......................................     10,294     12,100
                                                          ---------- ----------
    Total current assets.................................    182,004    203,884
EQUITY INVESTMENT........................................     88,375     94,044
PROPERTY, PLANT AND EQUIPMENT, net.......................  1,830,446  1,913,834
OTHER ASSETS.............................................     30,636     26,539
                                                          ---------- ----------
    TOTAL ASSETS......................................... $2,131,461 $2,238,301
                                                          ========== ==========
CURRENT LIABILITIES:
  Current portion of capital lease liabilities...........         -- $    6,905
  Accounts payable....................................... $   89,309    125,129
  Accrued liabilities....................................     53,981     62,796
                                                          ---------- ----------
    Total current liabilities............................    143,290    194,830
CAPITAL LEASE LIABILITIES................................    205,000    205,000
NOTES PAYABLE TO AFFILIATES..............................  1,222,674  1,209,269
DEFERRED CREDITS AND OTHER LIABILITIES...................     70,288     41,883
INVESTED CAPITAL.........................................    490,209    587,319
                                                          ---------- ----------
    TOTAL LIABILITIES AND INVESTED CAPITAL .............. $2,131,461 $2,238,301
                                                          ========== ==========


   The accompanying notes are an integral part of these financial statements.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                 STATEMENTS OF OPERATIONS AND INVESTED CAPITAL

              For the years ended December 31, 1997, 1996 and 1995

                             (amounts in thousands)

                                               1997        1996        1995
                                            ----------  ----------  ----------
NET SALES AND OPERATING REVENUES........... $1,802,854  $1,671,158  $1,899,191
OPERATING COSTS AND EXPENSES:
  Cost of sales............................  1,530,521   1,506,399   1,437,155
  Selling, general and administrative and
   other operating expenses................     21,666      22,212      20,397
                                            ----------  ----------  ----------
OPERATING INCOME...........................    250,667     142,547     441,639
  Loss from equity investment..............     (6,052)     (5,859)     (5,566)
  Interest expense, affiliates and other...   (105,960)   (119,811)   (136,298)
  Other expense, net.......................     (6,881)     (2,190)     (3,549)
                                            ----------  ----------  ----------
INCOME BEFORE TAXES........................    131,774      14,687     296,226
  Provisions for income taxes..............     50,482       8,254     111,624
                                            ----------  ----------  ----------
NET INCOME.................................     81,292       6,433     184,602
PENSION LIABILITY ADJUSTMENT...............      4,191         963       1,334
DECREASE IN INVESTED CAPITAL...............   (182,593)   (127,916)   (142,929)
INVESTED CAPITAL, beginning of year........    587,319     707,839     664,832
                                            ----------  ----------  ----------
INVESTED CAPITAL, end of year.............. $  490,209  $  587,319  $  707,839
                                            ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                            STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1997, 1996 and 1995

                             (amounts in thousands)

                                                    1997      1996      1995
                                                  --------  --------  --------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income..................................... $ 81,292  $  6,433  $184,602
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization of assets......  121,209   111,519   117,912
    Loss from equity investment..................    6,052     5,859     5,566
    Other noncash charges to income..............   14,380     8,159     2,197
  Changes in operating assets and liabilities:
    Decrease (increase) in receivables...........  (11,648)    3,282       271
    Decrease (increase) in inventories...........   32,611   (17,504)   10,673
    Decrease (increase) in prepaid expenses......    1,806    (1,421)      493
    Increase (decrease) in accounts payable and
     accrued liabilities.........................  (23,710)    6,541   (11,223)
  Other operating, net...........................   (8,210)  (12,621)   (9,007)
                                                  --------  --------  --------
Net cash provided by operating activities........  213,782   110,247   301,484
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures...........................  (40,608)  (40,933)  (43,372)
  Other investing, net...........................     (383)     (643)   (6,549)
                                                  --------  --------  --------
Net cash used by investing activities............  (40,991)  (41,576)  (49,921)
CASH FLOW FROM FINANCING ACTIVITIES:
  Principal payments on capital lease
   liabilities...................................   (6,905)  (27,619)  (27,619)
  Increase (decrease) in notes payable to
   affiliates....................................   13,405    85,820   (82,739)
  Decrease in invested capital................... (178,402) (126,953) (141,595)
                                                  --------  --------  --------
Net cash used by financing activities............ (171,902)  (68,752) (251,953)
                                                  --------  --------  --------
Change in cash...................................      889       (81)     (390)
Cash--beginning of year..........................       13        94       484
                                                  --------  --------  --------
Cash--end of year................................ $    902  $     13  $     94
                                                  ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                         NOTES TO FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995

(1) BASIS OF PRESENTATION AND DESCRIPTION OF THE CONTRIBUTED BUSINESS--

   On May 15, 1998, Occidental Petroleum Corporation (Occidental) signed an agreement with Lyondell Petrochemical Company and Millennium Chemicals Inc. to effect the proposed contribution of its ethylene, propylene, ethylene oxide and ethylene glycol derivatives businesses (collectively, the Occidental Contributed Business) to a joint venture limited partnership called Equistar Chemicals, LP (Equistar) in return for a 29.5% interest in Equistar, receipt of approximately $420 million in cash and the assumption by Equistar of approximately $205 million of Occidental capital lease liabilities.

   Under terms of the agreement, on May 15, 1998, Occidental contributed to Equistar substantially all of the net assets and operations of the Occidental Contributed Business. The accompanying financial statements include the results of operations, assets and liabilities of the Occidental Contributed Business represented by Oxy Petrochemicals Inc., PDG Chemical Inc. and a plant owned by Occidental Chemical Corporation, which are all indirect subsidiaries of Occidental Chemical Holding Corporation (OCHC). OCHC is an indirect subsidiary of Occidental. These financial statements include only the historical results of operations and net assets that are directly related to the Occidental Contributed Business. Consequently, the financial position, results of operations, and cash flows may not be indicative of what would have been reported if the Occidental Contributed Business had been a separate, stand-alone entity or had been operated as a part of Equistar during the periods presented. Additionally, certain assets and liabilities of the Occidental Contributed Business were retained by Occidental. The retained assets will be leased to Equistar under terms of the agreement.

   Occidental provided certain corporate, general and administrative services to the Occidental Contributed Business, including legal, financial, marketing and executive services. Charges for these services were allocated based on the estimated costs of specific functions performed by Occidental and affiliates for the Occidental Contributed Business. Management believes the charges, which amounted to $10.4 million in each of the years 1997, 1996 and 1995, are reasonable. Such amounts are included in selling, general and administrative expenses.

   The Occidental Contributed Business sells ethylene to affiliated businesses of Occidental. These sales, reflected at market prices and included in the accompanying Statements of Operations, were $242 million, $227 million and $474 million for the years ended December 31, 1997, 1996 and 1995, respectively.

   Occidental utilizes a centralized cash management system for its operations, including the Occidental Contributed Business. Cash distributed to or advanced from Occidental has been reflected in invested capital in the accompanying balance sheets. In addition, settlement of transactions with other Occidental affiliates are recorded through invested capital.

(2) SIGNIFICANT ACCOUNTING POLICIES--

 Risks and uncertainties--

   The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial

                        OCCIDENTAL CONTRIBUTED BUSINESS

                        December 31, 1997, 1996 and 1995

statements. Accordingly, upon settlement, actual results may differ from estimated amounts, generally not by material amounts. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the Occidental Contributed Business' financial position and results of operations.

   Since the Occidental Contributed Business' major products are commodities, significant changes in the prices of chemical products could have a significant impact on the Occidental Contributed Business' results of operations for any particular period.

 Environmental liabilities and costs--

   Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Reserves for estimated costs that relate to existing conditions caused by past operations and that do not contribute to current or future revenue generation are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, Occidental uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. The environmental reserves are based on management's estimate of the most likely cost to be incurred and are reviewed periodically and adjusted as additional or new information becomes available. The environmental reserves are included in other noncurrent liabilities and amounted to $7.9 million and $8.2 million at December 31, 1997 and 1996, respectively.

 Income taxes--

   The Occidental Contributed Business has been included in the consolidated U.S. federal income tax return and in certain unitary state income tax returns of Occidental. A portion of the income tax provision for these returns is allocated to the Occidental Contributed Business using the same method as a tax sharing arrangement between OCHC and Occidental. The Occidental Contributed Business also records state income tax provisions for operations required to be reported in separate tax returns. The difference between the provision for income taxes at the U.S. federal statutory rate and the effective tax rate is primarily due to state income taxes. Liabilities for current and/or deferred income taxes have been and remain the responsibility of Occidental and, accordingly, have been included in the Balance Sheets as invested capital.

 Fair value of financial instruments--

   The fair value of on-balance sheet financial instruments approximates carrying value. However, the fair value of notes payable to affiliates cannot be practicably determined due to the related party nature of the balances.

 Change in accounting principle--

   Effective January 1, 1998, the Occidental Contributed Business adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The implementation of SFAS No. 130 did not have an impact on the Occidental Contributed Business' results of operations. The Occidental Contributed Business' comprehensive income was $85.4 million for 1997, $5.9 million for 1996 and $185.7 million for 1995.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                        December 31, 1997, 1996 and 1995


(3) RECEIVABLES--

   As of December 31, 1997, 1996, and 1995, the Occidental Contributed Business transferred, with limited recourse, to an Occidental affiliate net domestic trade receivables under a revolving sale program in connection with the ultimate sale for cash of an undivided ownership interest in such receivables by the affiliate. The net trade receivables transferred amounted to $136.4 million and $164.3 million as of December 31, 1997 and 1996, respectively. The Occidental Contributed Business transferred the receivables to the affiliate to a noncash transaction that was reflected as a reduction in invested capital. Occidental retained collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program, which are allocated from Occidental, were $8.4 million, $6.8 million and $8.3 million for the years ended December 31, 1997, 1996 and 1995, respectively, and are included in other expense, net.

   Under the terms of the Equistar agreement, Occidental repurchased net domestic trade receivables of $114.8 million of the Occidental Contributed Business as of May 15, 1998 and contributed $100.3 million to Equistar.

   Other receivables include $3.9 million and $1.7 million as of December 31, 1997 and 1996, respectively, from the equity investee.

(4) INVENTORIES--

   Inventories are stated at the lower of cost or market value determined using the first-in, first-out (FIFO) or weighted-average-cost methods. Inventories consist of the following (in thousands):

                                                      December 31, December 31,
                                                          1997         1996
                                                      ------------ ------------
Raw materials........................................   $ 55,954     $ 91,824
Materials and supplies...............................     17,666       16,667
Work in process......................................      9,729        7,635
Finished goods.......................................     59,707       59,541
                                                        --------     --------
                                                        $143,056     $175,667
                                                        ========     ========

(5) EQUITY INVESTMENT--

   The Occidental Contributed Business has a fifty percent interest in PD Glycol, a partnership which manufactures ethylene oxide and ethylene glycol derivatives at its plant in Beaumont, Texas. The investment, which is accounted for on the equity method, exceeded the historical underlying equity in net assets by approximately $43 million at December 31, 1997 and $44 million at December 31, 1996. The excess is being amortized into income over the estimated total productive life of the plant.

(6) PROPERTY, PLANT AND EQUIPMENT--

   Property additions and major renewals and improvements are capitalized at cost. Property acquired under a capital lease has been capitalized at the present value of future minimum lease payments. Depreciation is primarily provided using the units-of-production method based on estimated total productive life.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                        December 31, 1997, 1996 and 1995


   Interest costs incurred in connection with major capital expenditures are capitalized and amortized over the lives of the related assets. Capitalized interest is calculated based on the average borrowing rate of Occidental. The amount of interest capitalized was $637,000 and $639,000 for the years ended December 31, 1997 and 1996, respectively.

   Property, plant and equipment consists of the following (in thousands):

                                                      December 31,  December 31,
                                                          1997          1996
                                                      ------------  ------------
Land and land improvements........................... $    81,752    $   82,164
Buildings............................................      37,906        37,870
Machinery and equipment..............................   2,420,446     2,400,202
Property acquired under capital lease................     350,000       350,000
Construction in progress.............................      46,273        39,561
                                                      -----------    ----------
                                                        2,936,377     2,909,797
Accumulated depreciation and amortization............  (1,105,931)     (995,963)
                                                      -----------    ----------
Property, plant and equipment, net................... $ 1,830,446    $1,913,834
                                                      ===========    ==========

   Included above is $103.9 million and $106.4 million as of December 31, 1997 and 1996, respectively, of net property, plant and equipment that was retained by Occidental and will be leased to Equistar under the terms of the agreement dated May 15, 1998.

(7) OTHER ASSETS--

   Other assets consist of the following (in thousands):

                                                       December 31, December 31,
                                                           1997         1996
                                                       ------------ ------------
Catalyst..............................................   $10,502      $10,923
Deferred start-up costs...............................     6,479        7,249
Prepaid pension costs.................................     6,558           --
Other.................................................     7,097        8,367
                                                         -------      -------
                                                         $30,636      $26,539
                                                         =======      =======

   Catalyst is amortized over estimated lives ranging from 18 months to 3 years. Deferred start-up costs are amortized over a period of 20 years. Other amortizable assets are written off to income over the estimated periods to be benefited.

   In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5), which requires that costs of start-up activities, including organizational costs, be expensed as incurred. The initial application of the statement will result in a charge to income for any costs of start-up activities that have not yet been fully amortized. Occidental will implement SOP 98-5 effective January 1, 1999.

                        OCCIDENTAL CONTRIBUTED BUSINESS

                        December 31, 1997, 1996 and 1995


(8) ACCRUED LIABILITIES--

   Accrued liabilities consist of the following (in thousands):

                                                       December 31, December 31,
                                                           1997         1996
                                                       ------------ ------------
Turnaround maintenance................................   $15,356      $17,557
Property taxes and insurance..........................    25,396       24,206
Capital and purchase reserves.........................     4,319        5,517
Other.................................................     8,910       15,516
                                                         -------      -------
                                                         $53,981      $62,796
                                                         =======      =======

   Maintenance turnarounds are generally performed every 2 to 5 years. Occidental utilizes an accrual methodology under which it estimates the project cost of a turnaround and accrues the cost equally over the years between turnarounds. Total accruals relating to these future major maintenance projects were $41.2 million and $22.1 million as of December 31, 1997 and 1996, respectively, and were included in accrued liabilities as noted above and deferred credits and other liabilities in the accompanying Balance Sheets.

(9) NOTES PAYABLE TO AFFILIATES--

   The financial statements of the Occidental Contributed Business include several notes payable to Occidental and an affiliate. Accrued interest on these notes is settled annually through and is included in invested capital at rates ranging between 6 and 11 percent. Interest expense on notes payable to affiliates was $93.4 million, $105.8 million and $137.1 million for the years ended December 31, 1997, 1996 and 1995.

   Principal amounts of the notes payable to an affiliate totaling $63.9 million are due on December 31, 1998. As the amounts will be settled either through invested capital or another note payable to the affiliate, no notes payable to affiliates have been classified as current in the accompanying Balance Sheets.

(10) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS--

   The Occidental Contributed Business participates in various defined contribution retirement plans sponsored by Occidental for its salaried, domestic union and nonunion hourly employees that provide for periodic contributions by the Occidental Contributed Business based on plan-specific criteria, such as base pay, age level, and/or employee contributions. The Occidental Contributed Business contributed and expensed approximately $6 million under the provisions of these plans in each of the years 1997, 1996 and 1995.

   Occidental provides medical and dental benefits and life insurance coverage for certain active, retired and disabled employees and their eligible dependents. Beginning in 1993, certain salaried participants pay for all medical cost increases in excess of increases in the Consumer Price Index
(CPI). The benefits generally are funded by Occidental as the benefits are paid during the year. The cost of providing these benefits is based on claims filed and insurance premiums paid for the period.

   The Occidental Contributed Business' retirement and postretirement defined benefit plans are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions used could change in the near term as a result of changes in expected future trends and other factors which, depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.

 Retirement plans--

   Pension costs for the Occidental Contributed Business' defined benefit pension plans, determined by independent actuarial valuations, are funded by payments to trust funds, which are administered by independent

                        OCCIDENTAL CONTRIBUTED BUSINESS

                        December 31, 1997, 1996 and 1995

trustees. The components of net pension cost for employees of the Occidental Contributed Business for the years ended December 31 were as follows (in thousands):

                                                      1997     1996     1995
                                                     -------  -------  -------
Service cost--benefits earned during the period..... $   135  $   140  $   121
Interest cost on projected benefit obligation.......   3,154    3,037    2,647
Actual return on plan assets........................  (8,243)  (5,116)  (5,066)
Net amortization and deferral.......................   5,889    3,251    3,746
                                                     -------  -------  -------
  Net pension cost.................................. $   935  $ 1,312  $ 1,448
                                                     =======  =======  =======

   In 1997 and 1996, the Occidental Contributed Business recorded an adjustment to invested capital of $4.2 million and $1.0 million, respectively, to reflect the net-of-tax difference between the additional liability required under pension accounting provisions and the corresponding intangible asset.

   The following table sets forth the defined benefit plans funded status and amounts recognized in the Occidental Contributed Business Balance Sheets at December 31 (in thousands):

                                              Assets Exceed    Accumulated
                                               Accumulated       Benefits
                                                Benefits      Exceed Assets
                                             ---------------- ---------------
                                              1997     1996    1997    1996
                                             -------  ------- ------  -------
Present value of the estimated pension
 benefits to be paid in the future:
  Vested benefits........................... $33,309  $    -- $5,109  $36,583
  Nonvested benefits........................   5,459       --    334    6,096
                                             -------  ------- ------  -------
Total projected benefit obligations.........  38,768       --  5,443   42,679
Plan assets at fair value...................  41,769       --  5,067   37,635
                                             -------  ------- ------  -------
Projected benefit obligation in excess of
 (less than) plan assets.................... $(3,001) $    -- $  376  $ 5,044
                                             =======  ======= ======  =======
Projected benefit obligation in excess of
 (less than) plan assets.................... $(3,001) $    -- $  376  $ 5,044
Unrecognized prior service cost.............      --       --   (489)    (767)
Unrecognized net loss.......................  (2,324)      --   (519)  (7,098)
Additional minimum liability(a).............      --       --  1,008    7,865
                                             -------  ------- ------  -------
  Pension liability (asset)................. $(5,325) $    -- $  376  $ 5,044
                                             =======  ======= ======  =======

--------
(a) A related amount up to the limit allowable under SFAS No. 87 "Employers' Accounting for Pensions" has been included in other assets. Amounts exceeding such limits have been charged to invested capital.

   The discount rate used in determining the actuarial present value of the projected benefit obligations was 7.5 percent in 1997 and 1996. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations was between 4.5 and 5.5 percent in 1997 and 1996. The expected long-term rate of return on assets was 8 percent in 1997 and 1996.

 Postretirement benefits--

   To reflect the Occidental Contributed Business' participation in the Occidental plan, the net periodic postretirement benefit costs and the postretirement benefit obligations are based on an allocation of the Occidental actuarial study using participant counts and demographic information for the Occidental Contributed Business for each of the years presented in the tables below.

   The postretirement benefit obligation as of December 31, 1997 was determined by application of the terms of medical and dental benefits and life insurance coverage, including the effect of established maximums on

                        OCCIDENTAL CONTRIBUTED BUSINESS

                        December 31, 1997, 1996 and 1995

covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at a CPI increase of 3 percent in 1997 (except for union employees). For union employees, the health care cost trend rates were projected at annual rates ranging ratably from 8.5 percent in 1997 to 5 percent through the year 2004 and level thereafter. The effect of a one percent annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $800,000 and the annual service and interest costs by approximately $100,000 in 1997. The weighted average discount rate used in determining the accumulated postretirement benefit obligation as of December 31, 1997 was 7.5 percent. The plans are unfunded.

   The following table sets forth the postretirement plans' combined status, reconciled with the amounts included in the accompanying Balance Sheets in deferred credits and other liabilities at December 31 (in thousands):

                                                                  1997    1996
                                                                 ------- -------
Accumulated postretirement benefit obligation:
  Retirees...................................................... $ 5,751 $ 6,377
  Fully eligible active plan participants.......................   4,970   5,012
  Other active plan participants................................   7,658   7,516
                                                                 ------- -------
Total accumulated postretirement benefit obligation.............  18,379  18,905
  Unrecognized net gain (loss)..................................   1,725    (202)
                                                                 ------- -------
    Allocated accrued postretirement benefit cost............... $20,104 $18,703
                                                                 ======= =======

   Allocated net periodic postretirement benefit cost for the employees of the Occidental Contributed Business for the years ended December 31, 1997, 1996 and 1995 included the following components (in thousands):

                                                            1997   1996   1995
                                                           ------ ------ ------
Service cost-benefits attributed to service during the
 period................................................... $  741 $  697 $  678
Interest cost on accumulated postretirement benefit
 obligation...............................................  1,391  1,422  1,396
Net amortization and deferral.............................     --     --     39
                                                           ------ ------ ------
  Allocated net periodic postretirement benefit cost...... $2,132 $2,119 $2,113
                                                           ====== ====== ======

   Under terms of the Equistar agreement, Occidental will retain liabilities related to retirees as of May 15, 1998.

(11) LEASE COMMITMENTS--

   At December 31, 1997, future net minimum lease payments for capital and operating leases are as follows (in thousands):

                                                             Capital   Operating
                                                             --------  ---------
1998........................................................ $ 13,179   $16,115
1999........................................................   13,179     5,986
2000........................................................  208,286     5,339
2001........................................................       --     4,886
2002........................................................       --     3,765
Thereafter..................................................       --    22,535
                                                             --------   -------
Total minimum lease payments................................  234,644   $58,626
                                                                        =======
Imputed interest............................................  (29,644)
                                                             --------
Present value of net minimum lease payments................. $205,000
                                                             ========

                        OCCIDENTAL CONTRIBUTED BUSINESS

                        December 31, 1997, 1996 and 1995

   Rental expense for operating leases, excluding leases with terms of one year or less, was approximately $17 million, $17 million and $18 million for the years ended December 31, 1997, 1996 and 1995, respectively.

(12) COMMITMENTS AND CONTINGENCIES--

   OCHC has been named as defendant or as potentially responsible party with regard to the Occidental Contributed Business in a number of lawsuits, claims and proceedings, including governmental proceedings under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and corresponding state acts. These governmental proceedings seek funding, remediation and, in some cases, compensation for alleged property damage, punitive damages and civil penalties, aggregating substantial amounts. OCHC is usually one of many companies in these proceedings, and has to date been successful in sharing response costs with other financially sound companies. OCHC has accrued reserves with regard to the Occidental Contributed Business at the most likely cost to be incurred in those proceedings where it is probable that OCHC will incur remediation costs which can be reasonably estimated.

   It is impossible at this time to determine the ultimate liabilities that OCHC may incur with regard to the Occidental Contributed Business resulting from the foregoing lawsuits, claims and proceedings. Certain of these matters may involve substantial amounts, and if these were to be ultimately resolved unfavorably to the full amount of their maximum potential exposure, an event not currently anticipated, it is possible that such an event could have a material adverse effect upon the financial position or results of operations of the Occidental Contributed Business. However, in management's opinion, after taking into account reserves and indemnities, it is unlikely that any of the foregoing matters will have a material adverse effect upon the financial position or results of operations of the Occidental Contributed Business.

   Under the terms of the agreement with Equistar, Occidental has agreed to indemnify Equistar for any present or future contingent liabilities arising within a seven year period after May 15, 1998 which are attributable to the Occidental Contributed Business's operations prior to May 15, 1998 in excess of $7 million.

   The Occidental Contributed Business has certain other commitments to purchase electrical power, raw materials and other potential obligations, all in the ordinary course of business.

(13) SUBSEQUENT EVENT--

   On January 11, 1999, CITGO Petroleum Corporation (CITGO) initiated a legal action against Occidental Chemical Corporation (OCC) in the United States District Court for the Northern District of Oklahoma seeking compensatory and exemplary damages in an unspecified amount. It alleges that OCC breached the provisions of a Plant Site Right of First Refusal Agreement pertaining to the Lake Charles plant dated August 31, 1983, between CITGO and Cities Service Oil and Gas Corporation, predecessor in interest to OCC. It is impossible at this time to determine any ultimate legal liabilities that may arise from this lawsuit. The CITGO complaint was not filed against Equistar and seeks only money damages from OCC. In management's opinion, the lawsuit is not likely to have a material adverse effect upon the financial position of the Occidental Contributed Business.

-------------------------------------------------------------------------------
   You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

   We are not offering to exchange notes in any jurisdiction where the offer is not permitted.

   We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                           Page

Prospectus Summary........................................................    1
Risk Factors..............................................................    7
Cautionary Statements.....................................................   11
Forward Looking Statements................................................   11
Use of Proceeds...........................................................   11
Capitalization............................................................   12
The Partners of Equistar..................................................   13
Selected Historical and Pro Forma Financial and Operating Data of
 Equistar.................................................................   15
Selected Historical Financial and Operating Data of the Lyondell
 Contributed Business.....................................................   17
Selected Historical Financial and Operating Data of the Millennium
 Contributed Business.....................................................   19
Equistar Unaudited Pro Forma Income Statement Data for the Year Ended
 December 31, 1998........................................................   21
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   22
Disclosure of Market Risk.................................................   33
Description of Equistar's Business........................................   34
Management................................................................   48
Compensation..............................................................   51
Ownership.................................................................   57
Description of the Partnership Agreement..................................   58
Description of the Parent Agreement.......................................   66
Related Transactions......................................................   70
The Exchange Offers.......................................................   74
Description of the New Notes..............................................   84
Federal Income Tax Considerations.........................................   92
The Exchange and Registration Rights Agreement............................   92
Book-Entry; Delivery and Form.............................................   94
Plan of Distribution......................................................   96
Legal Matters.............................................................   97
Independent Accountants...................................................   98
Available Information.....................................................   98
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  PROSPECTUS

                            Equistar Chemicals, LP

                         Equistar Funding Corporation

                                 $900,000,000

                              Offers to Exchange

                                ALL OUTSTANDING

                             8 1/2% Notes due 2004
                             8 3/4% Notes due 2009

                                      for

                                  REGISTERED

                             8 1/2% Notes due 2004
                             8 3/4% Notes due 2009

-------------------------------------------------------------------------------

                                    PART II

                     Information Not Required in Prospectus

ITEM 20. Indemnification of Directors and Officers

   The partnership governance committee has provided for the indemnification of Equistar's executive officers. Executives are entitled to indemnification with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware may relate, as if Section 145 were applicable to a partnership. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition is not exclusive of any other right which the executives may have or hereafter acquire under any statute, any agreement or otherwise, both as to action in that executive's official capacity and as to action in any other capacity by holding office. The indemnification right continues after the executive ceases to serve as an Equistar officer or to serve another entity at the request of Equistar.

   Section 145 of the General Corporation Law of the State of Delaware provides as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers and other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

   Equistar may elect to enter into indemnification agreements with each of its executive officers and with other persons as the partnership governance committee may designate.

   In addition, Equistar may elect to maintain liability insurance to protect itself and any executive officer of Equistar or another partnership, corporation, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Equistar would have the power to indemnify that person against any expense, liability or loss under the laws of the State of Delaware.

ITEM 21. Exhibits

 Exhibit No. Exhibit
   3.1 Certificate of Limited Partnership of Equistar Chemicals, LP dated as of October 17, 1997

   3.2       Certificates of Amendment to the Certificate of Limited
             Partnership of Equistar Chemicals, LP dated as of May 15, 1998

   3.3       Amended and Restated Limited Partnership Agreement of Equistar
             Chemicals, LP dated as of May 15, 1998, as amended

   3.3(a)    First Amendment to Amended and Restated Limited Partnership
             Agreement of Equistar Chemicals, LP dated as of June 30, 1998

   3.4 Certificate of Incorporation of Equistar Funding Corporation dated as of January 22, 1999

   3.5       By-Laws of Equistar Funding Corporation dated as of January 22,
             1999

   4.1       Exchange and Registration Rights Agreement among Equistar
             Chemicals, LP, Equistar Funding Corporation, Chase Securities
             Inc., for themselves and the other Initial Purchasers (except
             NationsBanc Montgomery Securities LLC) and NationsBanc Montgomery
             Securities LLC, for themselves and the other Initial Purchasers
             (except Chase Securities Inc.) dated as of February 9, 1999

   4.2       Indenture among Equistar Chemicals, LP, Equistar Funding
             Corporation and The Bank of New York, as Trustee, dated as of January 15, 1999

   4.2(a)    First Supplemental Indenture dated as of February 16, 1999 among
             Equistar Chemicals, LP, Equistar Funding Corporation and The Bank of New York, Trustee

   4.2(b)    Form of Note (attached as Exhibit A to the First Supplemental
             Indenture dated as of February 16, 1999 among Equistar Chemicals,
             LP, Equistar Funding Corporation and The Bank of New York,
             Trustee)

  *4.2(c)    Form of Second Supplemental Indenture among Equistar Chemicals,
             LP, Equistar Funding Corporation and The Bank of New York, as
             Trustee

  *4.2(d)    Form of Note (attached as Exhibit A to the Form of Second
             Supplemental Indenture among Equistar Chemicals, LP, Equistar
             Funding Corporation and The Bank of New York, as Trustee, filed herewith as Exhibit 4.2(c))

   4.3       $1.25 billion Revolving Credit Agreement among Equistar Chemicals,
             LP, as Borrower, Millennium America Inc., as Guarantor, and the
             Lenders party thereto dated November 25, 1997

   4.3(a)    Amended and Restated Credit Agreement dated as of November 25,
             1997, as amended and restated February 5, 1999, among Equistar
             Chemicals, LP, as Borrower, Millennium America Inc., as Guarantor and the Lenders party thereto

   4.4       Indenture between Lyondell Petrochemical Company and Texas
             Commerce Bank National Association, as Trustee, dated as of May
             31, 1989

    4.4(a) First Supplemental Indenture dated as of May 31, 1989 between
           Lyondell Petrochemical Company and Texas Commerce Bank National
           Association, Trustee, to the Indenture dated as of May 31, 1989

    4.4(b) Second Supplemental Indenture dated as of December 1, 1997 among
           Lyondell Petrochemical Company, Equistar Chemicals, LP and Texas
           Commerce Bank National Association, Trustee, to the Indenture dated as of May 31, 1989

    4.5    Indenture between Lyondell Petrochemical Company and Continental
           Bank, National Association, as Trustee, dated as of March 10, 1992

    4.5(a) First Supplemental Indenture dated as of March 10, 1992 between
           Lyondell Petrochemical Company and Continental Bank, National
           Association, as Trustee, to the Indenture dated as of March 10, 1992

    4.5(b) Second Supplemental Indenture dated as of December 1, 1997 among
           Lyondell Petrochemical Company, Equistar Chemicals, LP and First
           Trust National Association, Trustee, to the Indenture dated as of March 10, 1992
    4.6    Indenture between Lyondell Petrochemical Company and Texas Commerce
           Bank National Association, as Trustee, dated as of January 29, 1996

    4.6(a) First Supplemental Indenture dated as of February 15, 1996 between
           Lyondell Petrochemical Company and Texas Commerce Bank National
           Association, Trustee, to the Indenture dated as of January 29, 1996

    4.6(b) Second Supplemental Indenture dated as of December 1, 1997 among
           Lyondell Petrochemical Company, Equistar Chemicals, LP and Texas
           Commerce Bank National Association, Trustee, to the Indenture dated as of January 29, 1996

Equistar is a party to several debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of Equistar and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii)(A) of
Item 601(b) of Registration S-K, Equistar agrees to furnish a copy of such instruments to the Commission upon request.

  *5 Exhibit 5 Opinion of Baker & Botts, L.L.P. with respect to the legality of the new notes

EXECUTIVE COMPENSATION:

   10.1 Form of Severance Agreement between Lyondell Petrochemical Company and Former Lyondell Executives

   10.2    Form of Severance Agreement between Millennium Petrochemicals Inc.
           and Former Millennium Executives

  *10.3    Equistar Chemicals, LP Bonus Plan

  *10.4    Equistar Chemicals, LP Supplemental Executive Retirement Plan

  *10.5    Equistar Chemicals, LP Long-Term Incentive Plan

   10.6    Summary Description of Equistar Chemicals, LP Executive
           Supplementary Savings Plan

   10.7    Summary Description of Equistar Chemicals, LP Executive Medical Plan

   10.8    Summary Description of Equistar Chemicals, LP Salary Deferral Plan

   10.9    Summary Description of Equistar Chemicals, LP Executive Disability
           Plan

   10.10   Summary Description of Equistar Chemicals, LP Executive Life
           Insurance Plan

OTHER MATERIAL CONTRACTS:

   10.11    Asset Contribution Agreement among Lyondell Chemical Company,
            Lyondell Petrochemical LP and Equistar Chemicals, LP dated as of
            December 1, 1997

   10.11(a) First Amendment dated as of May 15, 1998 to the Asset Contribution
            Agreement among Lyondell Chemicals Company, Lyondell Petrochemicals
            LP and Equistar Chemicals, LP dated as of December 1, 1997

   10.12    Asset Contribution Agreement among Millennium Petrochemicals Inc.,
            Millennium LP and Equistar Chemicals, LP dated as of December 1,
            1997

   10.12(a) First Amendment dated as of May 15, 1998 to the Asset Contribution
            Agreement among Millennium Petrochemicals Inc., Millennium LP and
            Equistar Chemicals, LP dated as of December 1, 1997

   10.13    Master Transaction Agreement among Equistar Chemicals, LP,
            Occidental Petroleum Corporation, Lyondell Chemical Company and
            Millennium Chemicals Inc. dated as of May 15, 1998

   10.14    Agreement and Plan of Merger and Asset Contribution among
            Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner
            2, Inc., Oxy Petrochemicals Inc., PDG Chemical Inc. and Equistar
            Chemicals, LP dated as of May 15, 1998

   10.15    Amended and Restated Parent Agreement among Occidental Chemical
            Corporation, Oxy CH Corporation, Occidental Petroleum Corporation,
            Lyondell Petrochemical Company, Millennium Chemicals Inc. and
            Equistar Chemicals, LP dated as of May 15, 1998

   10.15(a) First Amendment dated as of June 30, 1998 to the Amended and
            Restated Parent Agreement among Occidental Chemical Corporation,
            Oxy CH Corporation, Occidental Petroleum Corporation, Lyondell
            Petrochemical Company, Millennium Chemicals Inc. and Equistar
            Chemicals, LP dated as of May 15, 1998

   10.15(b) Assignment and Assumption Agreement with respect to the Amended and Restated Parent Agreement executed as of June 19, 1998

   10.16    Ethylene Sales Agreement between Equistar Chemicals, LP and
            Occidental Chemical Corporation dated as of May 15, 1998

   11       Statement Concerning Computation of Ratios

   21       Subsidiaries of Equistar Chemicals, LP

   23.1     Consent of Arthur Andersen LLP

   23.2     Consents of PricewaterhouseCoopers LLP

  *23.3     Consent of Baker & Botts, L.L.P. (included in Exhibit 5 Opinion)

   24.1     Power of Attorney for Equistar Chemicals, LP

   24.2     Power of Attorney for Equistar Funding Corporation

   24.3     Power of Attorney for Lyondell Petrochemical GP Inc.

   24.4     Power of Attorney for Millennium Petrochemicals Inc.

   24.5     Power of Attorney for Occidental Petrochem Partner GP, Inc.

   25.1     T-1 Statement of Eligibility of Trustee for the 8 1/2% notes

   25.2     T-1 Statement of Eligibility of Trustee for the 8 3/4% notes

   27       Financial Data Schedule

  *99.1     Form of Instruction to Registered Holder and/or Book Entry Transfer
            Participant from Beneficial Owner for Tender of Notes

  *99.2     Form of Letter to The Depository Trust Company Participants for
            Tender of Notes

  *99.3     Form of Notice of Guaranteed Delivery

  *99.4     Form of Transmittal Letter for Tender of Notes

--------
*  To be filed by amendment.

ITEM 22. Undertakings

   1. The undersigned registrant hereby undertakes

    . to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to

     --include any prospectus required by section 10(a)(3) of the Securities Act of 1933

     --include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement

     --reflect in the prospectus any facts or events arising after the effective date of the registration statement or its most recent post-effective amendment which, individually or in the aggregate, represent a fundamental change in the information shown in the registration statement

     Any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price stated in the "Calculation of Registration Fee" table in the effective registration statement

    . that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering

    . to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

  2. The undersigned registrant hereby undertakes to provide to the underwriter at the closing, specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   4. The undersigned registrant hereby undertakes

    . to respond to requests for information that is incorporated by reference into the prospectus under items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of a request, and to send the incorporated documents by first-class mail or other equally prompt means. This undertaking includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request

  5. The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Under the requirements of the Securities Act of 1933, the registrants have duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 16, 1999.

                                     EQUISTAR CHEMICALS, LP, by its General
                                      Partner

                                     LYONDELL PETROCHEMICAL G.P. INC.

                                     By:  /s/ Dan F. Smith
                                         --------------------------------------
                                     Name:  Dan F. Smith
                                           ------------------------------------
                                     Title: President and Chief Executive
                                     Officer
                                           ------------------------------------

   Under the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons, in the capacities indicated on April 16, 1999.

Name                                      Title


          /s/ Dan F. Smith                President and Chief Executive
-------------------------------------     Officer and Director
Name: Dan F. Smith

                  *                       Executive Vice President and
-------------------------------------     Director
Name: Jeffrey R. Pendergraft

                  *                       Executive Vice President and
-------------------------------------     Director
Name: T. Kevin DeNicola

       /s/  Dan F. Smith
*By:_________________________________
 (Dan F. Smith, as Attorney-in-fact)

                                   SIGNATURES

   Under the requirements of the Securities Act of 1933, the registrants have duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 16, 1999.

                                     EQUISTAR CHEMICALS, LP, by its General
                                      Partner

                                     MILLENNIUM PETROCHEMICALS GP LLC
                                     By:Millennium Petrochemicals Inc.

                                         By:     /s/ C. William Carmean
                                              ---------------------------------
                                         Name: C. William Carmean
                                              ---------------------------------
                                         Title: Vice President
                                              ---------------------------------

   Under the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons, in the capacities indicated on April 16, 1999.

Name                                      Title


                  *                       Director
-------------------------------------
      William M. Landuyt


                  *                       Director
-------------------------------------
      George H. Hempstead, III



                  *                       Director, President and Chief
-------------------------------------     Executive Officer
      Peter P. Hanik

                  *                       Vice President, Principal Accounting
_____________________________________      Officer and Principal Financial
      Charles A. Daly                      Officer

         /s/ C. William Carmean
*By: ________________________________
(C. William Carmean, as Attorney-in-
                fact)

                                   SIGNATURES

   Under the requirements of the Securities Act of 1933, the registrants have duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 16, 1999.

                                     EQUISTAR CHEMICALS, LP, by its General
                                      Partner

                                     OCCIDENTAL PETROCHEM PARTNER GP, INC.

                                     By:       /s/ Linda S. Peterson
                                         --------------------------------------
                                     Name: Linda S. Peterson
                                           ------------------------------------
                                     Title: Vice President and Assistant
                                            Secretary
                                           ------------------------------------

   Under the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons, in the capacities indicated on April 16, 1999.

Name                                      Title


                  *                       Executive Vice President, Chief
-------------------------------------     Financial Officer and Director
      Richard A. Lorraine                 (Principal Accounting Officer)


                  *                       President and Director
-------------------------------------
      J. Roger Hirl

                  *                       Secretary, Senior Vice President and
-------------------------------------     Director
      Keith McDole


*By:      /s/ Scott A. King
  -----------------------------------
(Scott A. King, as Attorney-in-fact)

                                   SIGNATURES

   Under the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on April 16, 1999.

Name                                     Title


          /s/ Dan F. Smith               Chief Executive Officer, Equistar
-------------------------------------    Chemicals, LP
Dan F. Smith
 (Chief Executive Officer)

        /s/ Kelvin R. Collard            Vice President and Controller,
-------------------------------------    Equistar Chemicals, LP
Kelvin R. Collard
 (Principal Financial and Accounting Officer)

                                   SIGNATURES

   Under the requirements of the Securities Act of 1933, the registrants have duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 16, 1999.

                                     EQUISTAR FUNDING CORPORATION

                                     By:       /s/ Kelvin R. Collard
                                         --------------------------------------
                                     Name: Kelvin R. Collard
                                           ------------------------------------
                                     Title: Vice President and Controller
                                           ------------------------------------

   Under the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons, in the capacities indicated on April 16, 1999.

Name                                      Title


          /s/ Dan F. Smith                Chief Executive Officer and Director
-------------------------------------
Dan F. Smith
 (Chief Executive Officer)


       /s/ Eugene R. Allspach             President and Chief Operating
-------------------------------------     Officer and Director
Eugene R. Allspach


        /s/ Kelvin R. Collard             Vice President and Controller and
-------------------------------------     Director
Kelvin R. Collard
 (Principal Financial and Accounting Officer)